UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BOB EVANS FARMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

July 11, 2014

To Our Valued Stockholders:

We have enclosed with this letter the proxy statement for the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Bob Evans Farms, Inc. (“Bob Evans” or the “Company”). This year’s Annual Meeting will be held on Wednesday, August 20, 2014, at 8:00 a.m. Eastern Time, at 8111 Smith’s Mill Road, New Albany, Ohio 43054, and you are most welcome to attend.

At the Annual Meeting, you will have an opportunity to vote on the following proposals:

(1)	the election of twelve directors;

(2)	approval, on an advisory basis, of the compensation of the Company’s named executive officers;

(3)	approval of an amendment of the Company’s By-laws to allow stockholders to amend all provisions of the By-laws by a majority vote of the common stock outstanding;

(4)	approval of amendments of the Company’s Certificate of Incorporation and By-Laws to allow stockholders to remove directors by a majority vote of the common stock outstanding;

(5)	approval of an amendment of the Company’s Certificate of Incorporation to allow stockholders to amend the provisions governing director removal by a majority vote of the common stock outstanding;

(6)	approval of an amendment of the Company’s By-laws to allow holders of at least 25% of the common stock outstanding to request that the Company call a special meeting;

(7)	ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm; and

(8)	a stockholder proposal to repeal any provision of the Company’s By-laws that was not in the By-laws filed by the Company on January 28, 2014, and that is inconsistent with or disadvantageous to the election of the director nominees of the proposing stockholder, if such proposal is properly presented at the Annual Meeting (the “Sandell Proposal”).

Your vote will be especially important at this year’s Annual Meeting.

Your Board of Directors has nominated a slate of ten directors for election at the Annual Meeting and is soliciting proxies for the ten Bob Evans’ nominees named herein. As you may be aware, Sandell Asset Management Corp., together with certain of its affiliates (collectively, the “Sandell Group”), has notified us of its intent to nominate eight director candidates for election to the Board in opposition to the nominees recommended by your Board and to present the Sandell Proposal. You may receive solicitation materials from the Sandell Group, including proxy statements and gold proxy cards. You should be aware that your Board of Directors has made a number of good faith attempts to arrive at a constructive settlement with the Sandell Group in order to avoid a costly and potentially divisive proxy contest. Most recently, the Board has proposed a settlement in which, among other things:

•	Three individuals that had been nominated by the Sandell Group would be appointed to the Board;

•	Two of the individuals nominated by the Sandell Group and appointed to the Board would be appointed to the Board’s Finance Committee;

•	The reconstituted Finance Committee would be charged with reviewing and making recommendations to the full Board with respect to the economic proposals advanced by the Sandell Group, and other alternatives to enhance stockholder value, with the assistance of an additional independent investment bank, if it so decides;

•	The Company would retain an independent consultant to help identify cost reductions for the Company and revenue enhancement opportunities for Bob Evans Restaurants; and

•	The reconstituted Board would consider whether to separate the positions of CEO and Chairman.

If the Sandell Group had accepted this proposal, one-half of the Board, and a majority of the Board’s independent directors, would have been comprised of directors (including the Sandell Group’s nominees) that had been added to the Board in 2014 and that had not participated in the Board’s prior evaluation of the Sandell Group’s proposals, ensuring another fresh and independent review of all of the Company’s alternatives to enhance stockholder value. Moreover, the Sandell Group’s nominees would have constituted one-quarter of the Board and one-third of the Finance Committee.

To the contrary, the Sandell Group is insisting, as part of its settlement proposal, that two-thirds of the Board and all of the Finance Committee be composed of either new directors or directors with only recent experience with the Company’s operations, strategy and customers. In addition, the Sandell Group has demanded that any directors added to the Board be selected by the Sandell Group in its sole discretion, whereas the Board believes that the Board and the Sandell Group can and should reach mutual agreement over which of the Sandell Group’s nominees would contribute the most value to stockholders as members of the Board.

We encourage stockholders to carefully read the section of the enclosed proxy statement titled “Background to Contested Solicitation” for further information on these settlement discussions.

As your Board of Directors remains committed to an approach that delivers to stockholders a constructive resolution of this proxy contest, including an appropriate amount of fresh, independent perspectives, we have determined that, notwithstanding the previously announced retirement of two directors from the Board immediately prior to the Annual Meeting, the size of the Board will remain at twelve directors. Because your Board of Directors has nominated a slate of ten directors for the available twelve seats at the Annual Meeting, we expect that at least two nominees that were not nominated by the Board will be elected at the Annual Meeting. Since the Sandell Group is the only stockholder that notified the Company of an intention to nominate directors for election at the Annual Meeting, we expect that election of all of Bob Evans’ ten director nominees named on the WHITE proxy card would still provide for the remaining two board seats to be filled by two of the Sandell Group’s nominees.

Protect the value of your investment.

The Board of Directors unanimously recommends that you submit your voting instructions on the WHITE proxy card “FOR ALL” ten nominees recommended by the Board of Directors and “AGAINST” the Sandell Proposal. The Board of Directors strongly urges you not to sign or return any gold proxy card sent to you by the Sandell Group. If you have previously submitted a proxy using a gold proxy card, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card. Only the latest-dated executed proxy that you submit will be counted.

For those of you who plan to attend the Annual Meeting in person, we look forward to seeing you, and please have a safe trip. We thank you for your continued support.

Sincerely,

Steven A. Davis

Chairman of the Board of Directors and Chief Executive Officer

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the Annual Meeting, please submit your voting instructions over the telephone or via the Internet by following the instructions on the enclosed WHITE proxy card, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

If you have any questions or need assistance voting your shares,

please call the firm assisting us with the solicitation:

INNISFREE M&A INCORPORATED

Stockholders may call toll-free: +1 (877) 825-8621

Banks & Brokers may call collect: +1 (212) 750-5833

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, August 20, 2014 ~ 8:00 a.m. Eastern Time

8111 Smith’s Mill Road,

New Albany, Ohio 43054

Dear Stockholder:

We invite you to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Bob Evans Farms, Inc. (the “Company”). The Annual Meeting will be held on Wednesday, August 20, 2014, at 8:00 a.m. Eastern Time at 8111 Smith’s Mill Road, New Albany, Ohio 43054.

Business for the meeting includes:

1.	Electing twelve director nominees to the Company’s Board of Directors, each to hold office until our 2015 Annual Meeting of Stockholders and a successor is elected and qualified;

2.	Approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;

3.	Approving an amendment of Section 8.01 of the Company’s By-laws to allow stockholders to amend any provision of the By-laws by a majority vote of the common stock outstanding;

4.	Approving amendments of Article Twelfth of the Company’s Certificate of Incorporation and Section 3.13 of the Company’s By-laws to allow stockholders to remove directors by a majority vote of the common stock outstanding;

5.	Approving an amendment of Article Thirteenth of the Company’s Certificate of Incorporation to allow stockholders to amend Article Twelfth governing director removal by a majority vote of the common stock outstanding;

6.	Approving an amendment of Section 2.05 of the Company’s By-laws to allow stockholders with at least 25 percent of the common stock outstanding to call a special stockholder meeting;

7.	Ratifying the selection of Ernst & Young LLP as our independent registered public accounting firm;

8.	Considering and acting upon a stockholder proposal submitted by an affiliate of Sandell Asset Management Corp., Castlerigg Global Equity Special Event Master Fund, Ltd (together, with certain affiliates participating in a proxy solicitation of the Company’s stockholders, the “Sandell Group”), to repeal any provision of the Company’s By-laws as of the date of the Annual Meeting that was not in the By-laws filed by the Company on January 28, 2014, and that is inconsistent with or disadvantageous to the election of the director nominees of the Sandell Group, if such proposal is properly presented at the Annual Meeting (the “Sandell Proposal”); and

9.	Transacting other business that may properly come before the Annual Meeting, if any.

The above matters are more fully described in the attached proxy statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the meeting.

The Board has set July 3, 2014, as the record date for the meeting. This means that only stockholders of record at the close of business on that date are entitled to vote in person or by proxy at the meeting. This proxy statement and the form of proxy are first being mailed or provided to stockholders on or about July 11, 2014.

YOUR VOTE IS IMPORTANT. The Company cordially invites all stockholders to attend the meeting in person. Whether or not you personally plan to attend, please take a few minutes now to submit a proxy by telephone or by Internet by following the instructions on the WHITE proxy card, or to sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope provided. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of shares you own, your presence at the Annual Meeting in person or by proxy is helpful to establish a quorum and your vote is important.

Your Board of Directors has nominated a slate of ten directors for the available twelve seats at the Annual Meeting and is soliciting proxies for the ten Bob Evans nominees named herein. The Sandell Group has notified the Company that it intends to nominate eight director candidates for election to the Bob Evans Board of Directors in opposition to the nominees recommended by your Board and to present the Sandell Proposal at the Annual Meeting. Your Board has NOT endorsed any Sandell Group nominee or the Sandell Proposal. You may receive proxy solicitation materials from the Sandell Group, including its proxy statements and gold proxy cards. We are not responsible for the accuracy of any information provided by or relating to the Sandell Group or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Sandell Group or any other statements that the Sandell Group may otherwise make.

Because your Board of Directors has nominated a slate of ten directors for the available twelve seats at the Annual Meeting, we expect that at least two nominees that were not nominated by the Board of Directors will be elected at the Annual Meeting. The Sandell Group is the only stockholder that has notified the Company of its intention to nominate directors for election at the Annual Meeting by the applicable deadline. Therefore, your Board of Directors expects that at least two board seats will be filled by two of the Sandell Group nominees. Even if you submit your voting instructions “FOR ALL” of Bob Evans’ ten Director nominees on the WHITE proxy card, at least two nominees that are nominated by the Sandell Group will be elected as directors at the Annual Meeting. Your Board of Directors strongly urges you to vote “FOR ALL” ten of the nominees recommended by your Board of Directors.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU SUBMIT YOUR

VOTING INSTRUCTIONS FOR THE ELECTION OF EACH OF THE BOARD NOMINEES

USING THE ENCLOSED WHITE PROXY CARD AND

URGES YOU NOT TO SIGN OR RETURN ANY

PROXY CARD SENT TO YOU BY THE SANDELL GROUP.

If you have previously signed a gold proxy card sent by the Sandell Group, you have every right to change your voting instructions by telephone or by Internet by following the instructions on the WHITE proxy card, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you submit will be counted. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee to change your voting instructions. We urge you to disregard any gold proxy card sent to you by the Sandell Group.

By Order of the Board of Directors,

Colin M. Daly

Senior Vice President, General Counsel and

Corporate Secretary

New Albany, Ohio

July 11, 2014

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YOUR VOTE IS IMPORTANT

Please mark, sign and date your WHITE proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting. If you own shares in a brokerage account, your broker will not be able to vote your shares on the election of directors and other important matters unless you provide voting instructions to your broker. THEREFORE, IT IS VERY IMPORTANT THAT YOU EXERCISE YOUR RIGHT AS A STOCKHOLDER AND PROVIDE VOTING INSTRUCTIONS ON ALL PROPOSALS.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

Innisfree M&A Incorporated

Stockholders may call toll free: (877) 825-8621

Banks and Brokers may call collect: (212) 750-5833

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PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
BACKGROUND TO CONTESTED SOLICITATION	9
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	17
PROPOSAL 1—ELECTION OF DIRECTORS	18
Size and Structure of the Board	18
Board Leadership Structure	18
Voting Standards for Director Elections	20
Background to the Board’s Recommendation in Favor of the Company’s Nominees	21
Information Regarding the Company’s Nominees for Election and Incumbent Directors	22
NOMINEES FOR ELECTION TO SERVE ON THE BOARD OF DIRECTORS UNTIL THE 2015 ANNUAL MEETING OF STOCKHOLDERS AND A SUCCESSOR IS ELECTED AND QUALIFIED	23
CORPORATE GOVERNANCE	28
Board Responsibilities	28
Director Independence	28
Board Committees and Charters	29
Board Meetings and Attendance at Annual Meeting of Stockholders	32
Directors Serving on Boards of Other Public Companies	32
Director Compensation for Fiscal 2014	33
Resignation/Retirement of Directors	34
Stockholder Communications with the Board	35
Board Role in Risk Oversight	35
Risk Assessment in Compensation Programs	36
Code of Conduct	37
PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION	38
COMPENSATION DISCUSSION AND ANALYSIS	40
COMPENSATION COMMITTEE REPORT	61
EXECUTIVE COMPENSATION	61
Summary Compensation for Fiscal Years 2014, 2013 and 2012	61
All Other Compensation for Fiscal 2014	63
Grants of Plan-Based Awards for Fiscal 2014	64
Outstanding Equity Awards at 2014 Fiscal Year-End	66
Option Exercises and Stock Vested for Fiscal Year 2014	67
Nonqualified Deferred Compensation	67
Nonqualified Deferred Compensation for Fiscal Year 2014	70
Change in Control and Severance Program	71
Employment Agreement—Chief Executive Officer	73
Potential Payouts upon Termination or Change in Control	77
TRANSACTIONS WITH RELATED PERSONS	80
PROPOSAL 3—AMENDMENT OF SECTION 8.01 OF THE COMPANY’S BYLAWS TO ALLOW STOCKHOLDERS TO AMEND ANY PROVISION OF THE BYLAWS BY MAJORITY VOTE	81
PROPOSAL 4—AMENDMENT OF ARTICLE TWELFTH OF THE CHARTER AND SECTION 3.13 OF THE BYLAWS TO ALLOW STOCKHOLDERS TO REMOVE DIRECTORS BY A MAJORITY VOTE	82
PROPOSAL 5—AMENDMENT OF ARTICLE THIRTEENTH OF THE CHARTER TO ALLOW STOCKHOLDERS TO AMEND ARTICLE TWELFTH GOVERNING DIRECTOR REMOVAL BY A MAJORITY VOTE	83
PROPOSAL 6—AMENDMENT OF SECTION 2.05 OF THE COMPANY’S BYLAWS TO ALLOW STOCKHOLDERS HOLDING AT LEAST 25 PERCENT OF THE COMMON STOCK OUTSTANDING TO REQUEST THAT THE COMPANY CALL A SPECIAL MEETING	84

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8111 Smith’s Mill Road

New Albany, Ohio 43054

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Bob Evans Farms, Inc. (“Bob Evans” or the “Company”) will be held on Wednesday, August 20, 2014 at 8:00 a.m. Eastern Time, at 8111 Smith’s Mill Road, New Albany, Ohio 43054.

Why did I receive these proxy materials?

You have received these proxy materials because the Bob Evans Board of Directors (the “Board”) is soliciting a proxy to vote your shares at the Annual Meeting. This proxy statement contains information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is intended to assist you in making an informed vote on the proposals described in this proxy statement. This proxy statement and accompanying WHITE proxy card and other materials are first being mailed on or about July 11, 2014, in connection with the solicitation of proxies on behalf of your Board.

What proposals will be voted on at the Annual Meeting?

There are eight proposals currently scheduled to be voted on at the Annual Meeting:

Proposal 1—election of twelve directors to the Company’s Board, each to hold office until our 2015 Annual Meeting of Stockholders and a successor is elected and qualified;

Proposal 2—approval, on an advisory basis, of the compensation of the Company’s named executive officers;

Proposal 3—approval of an amendment of Section 8.01 of the Company’s Amended and Restated By-laws (the “Bylaws”) to allow stockholders to amend any provision of the Bylaws by a majority vote of the common stock outstanding;

Proposal 4—approval of amendments of Article Twelfth of the Company’s Restated Certificate of Incorporation (the “Charter”) and Section 3.13 of the Bylaws to allow stockholders to remove directors by a majority vote of the common stock outstanding;

Proposal 5—approval of an amendment of Article Thirteenth of the Company’s Charter to allow stockholders to amend Article Twelfth governing director removal by a majority vote of the common stock outstanding;

Proposal 6—approval of an amendment of Section 2.05 of the Company’s Bylaws to allow holders of at least 25% of the common stock outstanding to request that the Company call a special meeting;

Proposal 7—ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm; and

Proposal 8—consideration of a stockholder proposal submitted by an affiliate of Sandell Asset Management Corp., Castlerigg Global Equity Special Event Master Fund, Ltd (together, with certain affiliates participating in a proxy solicitation of the Company’s stockholders, the “Sandell Group”), to repeal any provision of the Company’s Bylaws that was not in the Bylaws filed by the Company on January 28, 2014, and that is inconsistent with or disadvantageous to the election of the director nominees of the Sandell Group, if such proposal is properly presented at the Annual Meeting (the “Sandell Proposal”).

Has the Company been notified that a stockholder intends to nominate alternative director nominees at the Annual Meeting?

Yes. The Sandell Group has notified us that it intends to nominate eight director nominees for election at the Annual Meeting in opposition to the nominees recommended by your Board. The Sandell Group’s nominees have NOT been endorsed by your Board, and your Board unanimously recommends you submit your voting instructions “FOR ALL” of your Board’s nominees for director on the enclosed WHITE proxy card accompanying this proxy statement. Your Board strongly urges you NOT to sign or return any gold proxy card sent to you by the Sandell Group. If you have previously submitted a gold proxy card sent to you by the Sandell Group, you can revoke that proxy and submit your voting instructions for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by signing, dating and returning the enclosed WHITE proxy card or by submitting a proxy by telephone or by Internet by following the instructions on the WHITE proxy card.

Why is your Board of Directors nominating a slate of ten directors for the available twelve seats at the Annual Meeting?

Your Board has nominated a slate of ten directors for the available twelve seats at the Annual Meeting and is soliciting proxies for the ten Bob Evans’ nominees named herein. Your Board remains committed to an approach that delivers to stockholders a constructive resolution of this proxy contest, including an appropriate amount of fresh, independent perspectives. Consistent with its proposal to the Sandell Group that some of the Sandell Group’s third-party nominees be appointed to your Board as part of a negotiated resolution (as described further under “Background to Contested Solicitation”), your Board of Directors has determined to nominate a slate of ten directors to the twelve available seats, with the expectation that even if you submit your voting instructions FOR ALL of Bob Evans’ ten director nominees on the WHITE proxy card, at least two nominees that are nominated by the Sandell Group will be elected as directors at the Annual Meeting. Your Board strongly urges you to submit your voting instructions “FOR ALL” ten of the nominees recommended by your Board.

Who may vote at the Annual Meeting?

Your Board has set July 3, 2014, as the record date for the Annual Meeting. This means that only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting. At the close of business on July 3, 2014, there were 23,499,911 shares of our common stock, par value $0.01 per share, outstanding.

If you were a stockholder of record at the close of business on July 3, 2014, you can vote in person at the Annual Meeting or by proxy. Each share of common stock entitles the holder to one vote on each item to be voted on at the Annual Meeting.

What is the difference between holding shares as a “stockholder of record” and in “street name”?

If your shares are registered directly in your name with the Company’s transfer agent, you are considered the “stockholder of record” of those shares. We sent these proxy materials directly to all stockholders of record. As a stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. The Company has enclosed a WHITE proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the WHITE proxy card, as described under “How can I vote my shares without attending the Annual Meeting?”

Alternatively, if your shares are held in an account at a broker, bank or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares. That organization is the “stockholder of record” for purposes of voting the shares at the Annual Meeting. As the beneficial owner, you have the right to direct that organization on how it should vote the shares held in your account by following the voting instructions the organization provides to you. Your broker, bank or other organization holding your shares may not be able to vote your shares on the election of directors and other important matters at the

Annual Meeting unless you direct them how to vote. Your broker, bank or other such organization has enclosed a voting instruction form for you to use to direct the organization holding your shares regarding how to vote your shares. Please provide instructions how to vote your shares using the voting instruction form you received from them.

Who can attend the Annual Meeting?

Only stockholders who owned shares at the close of business on July 3, 2014, the record date for the Annual Meeting, or their duly appointed proxies, are permitted to attend the Annual Meeting. If you hold your shares through a broker, bank or other record owner, you may attend the Annual Meeting only if you bring a legal proxy or a copy of a statement (such as a brokerage statement) from your broker, bank or other record owner reflecting your stock ownership as of July 3, 2014. Additionally, in order to be admitted to the Annual Meeting, all stockholders must bring a driver’s license, passport or other form of government-issued identification to verify their identities.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification, such as a driver’s license, passport or other form of government-issued identification. Even if you plan to attend the Annual Meeting, the Company recommends that you submit a proxy using the WHITE proxy card with respect to the voting of your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a broker, bank or other nominee may be voted in person by you only if you obtain a valid legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may submit a proxy or submit a voting instruction form without attending the Annual Meeting. If you hold your shares directly as the stockholder of record, there are three ways to submit a proxy:

•	Internet—You can submit a proxy over the Internet following the instructions on the enclosed WHITE proxy card;

•	Telephone—You can submit a proxy by telephone by following the instructions on the enclosed WHITE proxy card; or

•	Mail—You can submit a proxy by mail by signing and dating the enclosed WHITE proxy card and returning it promptly in the postage-paid envelope provided.

If you hold your shares in street name through an organization such as a broker, you should follow the voting instructions provided to you by that organization.

How many votes do I have?

Each stockholder has one vote for every share of the Company’s common stock owned of record or beneficially.

Can I cumulate my votes?

Cumulative voting is not allowed.

How will my shares be voted?

If you submit a proxy by mail, through the Internet, or by telephone, or vote in person, your shares will be voted as you direct. If you submit a valid signed WHITE proxy card prior to the Annual Meeting, but do not complete the voting instructions on that card, your shares will be voted “FOR” the election of all of the Company’s director nominees, “FOR” Proposal 2 (approval, on an advisory basis, of the compensation of the Company’s named executive officers), “FOR” Proposals 3 through 6 (approval of certain amendments to the Company’s Charter and Bylaws), “FOR” Proposal 7 (ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm) and, if it is properly presented at the Annual Meeting, “AGAINST” Proposal 8 (the Sandell Proposal).

As of the date of this proxy statement, your Board knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named on the WHITE proxy card (the Company’s management proxies), to whom you are granting your proxy, to vote in accordance with their best judgment on such matters.

What should I do if I receive a gold proxy card from the Sandell Group?

The Sandell Group has notified us that it intends to propose eight director nominees for election at the Annual Meeting in opposition to the nominees recommended by your Board, and to propose the Sandell Proposal. If the Sandell Group proceeds with its proposals, you may receive proxy solicitation materials from the Sandell Group, including an opposition proxy statement and gold proxy card. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Sandell Group or any other statements that the Sandell Group may otherwise make. Your Board has not endorsed any of the Sandell Group’s nominees and unanimously recommends that you disregard any gold proxy card or solicitation materials that may be sent to you by the Sandell Group.

Instructing to “WITHHOLD” with respect to any of the Sandell Group’s nominees on a gold proxy card sent to you by the Sandell Group is not the same as voting for your Board’s nominees because an instruction to “WITHHOLD” with respect to any of the Sandell Group’s nominees on its gold proxy card will revoke any proxy you previously submitted. If you have already submitted a proxy using the gold proxy card, you have every right to change your voting instructions by using the enclosed WHITE proxy card to submit a proxy by telephone or by Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit counts.

If you have any questions or need assistance voting, please call the Company’s proxy solicitor:

Innisfree M&A Incorporated

Stockholders may call toll free: (877) 825-8621

Banks and Brokers may call collect: (212) 750-5833

What does it mean if I receive more than one proxy statement or WHITE proxy card?

If you receive multiple proxy statements or WHITE proxy cards, it may mean that you have more than one account with brokers or our transfer agent. Please submit your voting instructions for all of your shares. If the Sandell Group proceeds with its nomination of alternative directors, we will likely conduct multiple mailings prior to the Annual Meeting date to ensure that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously submitted a proxy. If you are not sure whether or not you have submitted the WHITE proxy card, please simply submit the WHITE proxy card again. Only the latest dated proxy you submit counts, and, IF YOU WISH TO VOTE AS RECOMMENDED BY YOUR BOARD THEN YOU SHOULD ONLY SUBMIT WHITE PROXY CARDS.

How does the Bob Evans Board recommend I vote?

Your Board unanimously recommends you submit your voting instructions using the WHITE proxy card and instruct a vote “FOR ALL” the directors nominated by your Board, “FOR” Proposal 2 (approval, on an advisory basis, of the compensation of the Company’s named executive officers), “FOR” Proposals 3 through 6 (approval of certain amendments to the Company’s Charter and Bylaws), “FOR” Proposal 7 (ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm) and “AGAINST” Proposal 8 (the Sandell Proposal). Your Board unanimously recommends that you NOT vote for any of the Sandell Group’s nominees.

May I revoke or change my vote?

Yes. If you are a stockholder of record, you may revoke your proxy given pursuant to this solicitation or change your voting instructions in any of the following ways:

•	submitting a later-dated proxy by mail, which we receive prior to the Annual Meeting;

•	submitting a new proxy through the Internet or by telephone prior to the Annual Meeting;

•	sending written notice of revocation to our Corporate Secretary at 8111 Smith’s Mill Road, New Albany, Ohio 43054, which we receive prior to the Annual Meeting; or

•	attending the Annual Meeting and voting your shares in person if you are the stockholder of record of your shares.

If your shares are held in street name by an organization such as a broker and you wish to revoke your proxy, you should follow the instructions provided to you by that organization.

If you have any questions or need assistance revoking your proxy or changing your vote, please call the Company’s proxy solicitor at:

Innisfree M&A Incorporated

Stockholders may call toll free: (877) 825-8621

Banks and Brokers may call collect: (212) 750-5833

Who will count the votes cast at the Annual Meeting?

The Company will appoint an independent inspector of election to serve at the Annual Meeting. The independent inspector of election for the Annual Meeting will determine the number of votes cast by holders of common stock for all matters. Preliminary voting results will be announced at the Annual Meeting, if practicable, and final results will be announced when certified by the independent inspector of election.

How can I find the voting results of the Annual Meeting?

We will include the voting results in a Current Report on Form 8-K that we will file with the SEC no later than four business days following the completion of the Annual Meeting. We will amend this filing to include final results if the independent inspector of election has not certified the results by the time the original Current Report on Form 8-K is filed.

Who pays the cost of proxy solicitation?

We will pay for the entire cost of soliciting proxies on behalf of the Company, including the costs of preparing, assembling, printing, mailing and distributing these proxy materials and accompanying proxy cards. We will also reimburse brokerage firms, banks and other agents for the costs of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by mail, by telephone, via the Internet, press releases or advertisements. Directors and employees will not be paid any additional compensation for soliciting proxies. Innisfree M&A Incorporated (“Innisfree”), our proxy solicitor, will be paid a fee, not to exceed $600,000, for rendering solicitation services. In addition, we have agreed to reimburse Innisfree for its expenses, and to indemnify it against certain liabilities relating to or arising out of their engagement. Innisfree expects that approximately 50 of its employees will assist in the solicitation. Innisfree will solicit proxies by personal interview, mail, telephone, facsimile or email.

Our aggregate expenses related to our solicitation as a result of the consent solicitation threatened and the proxy contest initiated by the Sandell Group, and excluding salaries and wages of our regular employees, are expected to be approximately $8.5 million, of which the Company estimates it has incurred approximately $3.0 million to date. These expected and estimated aggregate expenses include fees paid to Innisfree and fees paid or payable to attorneys, accountants, public relations or financial advisers and solicitors, and advertising, printing, transportation, litigation and other costs incidental to the solicitation, other than salaries and wages of our regular employees. Annex A sets forth information relating to our director nominees as well as certain of our directors, officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominees of the Company or because they may be soliciting proxies on our behalf.

What is a “broker non-vote” and how will my shares held in street name be voted if I do not provide my proxy?

A “broker non-vote” occurs when a beneficial owner holds shares in “street name” through a broker, bank or similar organization, and the beneficial owner does not provide the broker with instructions on how to vote the shares on “non-routine” matters. Brokers cannot vote your shares on non-routine matters, such as the election of our directors, approval on an advisory basis of the compensation of the Company’s named executive officers or amendments to our Charter or Bylaws, unless they receive instructions on how to vote from the beneficial owner at least ten days before the Annual Meeting.

Since Sandell has notified us of its intent to initiate a proxy contest, to the extent your broker provides you with Sandell’s proxy materials, your broker cannot treat any of the matters to be voted on at the Annual Meeting as a routine matter, and, therefore, shares you hold in “street name” would not be voted on any proposal unless you instruct your broker, bank or similar organization holding your shares to vote in a timely manner. Your broker, bank or other organization holding your shares has enclosed a voting instruction form for you to use to direct the organization holding your shares regarding how to vote your shares. Please provide instructions how to vote your shares using the voting instruction form you received from the organization.

What if my shares are held through our 401(k) plan?

If you participate in our 401(k) plan and have money invested in the Bob Evans Farms, Inc. common stock fund, you will receive a proxy card for you to use to instruct the trustee of our 401(k) plan how to vote your shares. If you do not instruct the trustee how to vote, then the shares you hold through the 401(k) plan will not be voted.

What constitutes a quorum?

We must have a quorum at the Annual Meeting to take any action at the Annual Meeting. Under our Bylaws, a quorum is the presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions and “broker non-votes” are counted for purposes of determining a quorum.

What are the voting requirements for the proposals discussed in the proxy statement?

Proposal 1—Election of twelve directors to the Bob Evans Board of Directors, each to hold office until our 2015 Annual Meeting of Stockholders and a successor is elected and qualified

As a result of the Sandell Group’s intention to nominate eight alternative director nominees in opposition to the ten nominees recommended by your Board there were more than twelve nominees for election to your Board as of July 11, 2014. Under our Bylaws, this means that the twelve candidates receiving the highest number of “FOR” votes cast by holders of shares represented in person or by proxy at the Annual Meeting will be elected. This number is called a plurality. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Similarly, any broker non-votes will be counted for purposes of determining if there is a quorum, but will not be considered to have been voted for the director nominee.

THE ONLY WAY TO SUPPORT ALL TEN OF YOUR BOARD OF DIRECTORS’ NOMINEES IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR” YOUR BOARD’S NOMINEES ON THE WHITE PROXY CARD. PLEASE DO NOT SIGN OR RETURN A GOLD PROXY CARD FROM SANDELL, EVEN IF YOU INSTRUCT TO “WITHHOLD” ON THEIR DIRECTOR NOMINEES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE COMPANY’S WHITE PROXY CARD.

Proposal 2—Approval, on an advisory basis, of the compensation of the Company’s named executive officers

Under our Bylaws, the approval of the advisory resolution on executive compensation requires the affirmative “FOR” vote of the holders of a majority of votes represented in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions with respect to this proposal will be counted as votes “AGAINST” the proposal. Any broker non-votes will not be treated as shares represented in person or by proxy at the Annual Meeting and entitled to vote thereon with respect to this proposal, and will not be considered to have been voted “FOR” or “AGAINST” this proposal.

This advisory vote is non-binding but your Board and the Compensation Committee will give careful consideration to the results of voting on this proposal.

Proposal 3—Amendment of Section 8.01 of the Company’s Bylaws to Allow Stockholders To Amend Any Provision of the Bylaws by Majority Vote

Under our Bylaws, the adoption of this proposal requires the affirmative “FOR” vote of the holders of at least 80 percent of the shares of our common stock issued and outstanding. Abstentions and any broker non-votes with respect to this proposal will be counted as votes “AGAINST” this proposal.

Proposal 4—Amendment of Article Twelfth of the Charter and Section 3.13 of the Bylaws to Allow Stockholders to Remove Directors by a Majority Vote

Under our Charter and Delaware law, since this Proposal 4 has been unanimously recommended by our Board, the amendment of our Charter pursuant to the adoption of this resolution requires the affirmative “FOR” vote of the holders of at least a majority of the shares of our common stock issued and outstanding. Under our Bylaws, amendment of our Bylaws pursuant to the adoption of this proposal requires the affirmative “FOR” vote of the holders of at least 80 percent of the shares of our common stock issued and outstanding. However, if Proposal 3 is duly adopted by the stockholders, amendment of our Bylaws pursuant to the adoption of this proposal will require the affirmative “FOR” vote of only a majority of the shares of our common stock issued and outstanding.

In all cases, abstentions and any broker non-votes with respect to this proposal will be counted as votes “AGAINST” this proposal.

Proposal 5—Amendment of Article Thirteenth of the Charter to Allow Stockholders to Amend Article Twelfth Governing Director Removal by a Majority Vote

Under our Charter and Delaware law, since this Proposal 5 has been unanimously recommended by our Board, the amendment of our Charter pursuant to the adoption of this proposal requires the affirmative “FOR” vote of the holders of at least a majority of the shares of our common stock issued and outstanding. Abstentions and any broker non-votes with respect to this proposal will be counted as votes “AGAINST” this proposal.

Proposal 6—Amendment of Section 2.05 of the Company’s Bylaws to Allow Stockholders Holding at Least 25 Percent of the Common Stock Outstanding to Request that the Company Call a Special Meeting

Under our Bylaws, the adoption of this proposal requires the affirmative “FOR” vote of the holders of at least a 80 percent of the shares of our common stock issued and outstanding. However, if Proposal 3 is duly adopted by the stockholders, the adoption of this proposal will require the affirmative “FOR” vote of only a majority of the shares of our common stock issued and outstanding. Abstentions and any broker non-votes with respect to this proposal will be counted as votes “AGAINST” this proposal.

Proposal 7—Ratification of the Selection of Independent Registered Public Accounting Firm

Under our Bylaws, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of votes represented in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions with respect to this proposal will be counted as votes “AGAINST” the proposal. Broker non-votes, if any, will not be treated as shares represented in person or by proxy at the Annual Meeting and entitled to vote thereon with respect to this proposal, and will not be considered to have been voted “FOR” or “AGAINST” this proposal.

Proposal 8—Repeal any Provision of the Company’s Bylaws that Was Not in the Bylaws Filed by the Company on January 28, 2014, and that is Inconsistent with or Disadvantageous to the Election of the Director Nominees of the Sandell Group

Under our Bylaws, the adoption of this proposal would require the affirmative “FOR” vote of the holders of at least a majority of the shares of our common stock issued and outstanding, except with respect to the repeal of any provision of Sections 2.05, 2.08 and 3.13, and Article VIII, of the Bylaws, which would require the affirmative “FOR” vote of the holders of at least 80 percent of the shares of our common stock issued and outstanding. However, if Proposal 3 is duly adopted by the stockholders, the adoption of this proposal will require the affirmative “FOR” vote of a majority of the shares of our common stock currently issued and outstanding with respect to the repeal of any provision of the Company’s Bylaws. Abstentions and any broker non-votes with respect to this proposal will be counted as votes “AGAINST” this proposal.

BACKGROUND TO CONTESTED SOLICITATION

On April 24, 2014, the Company received a notice from the Sandell Group of its intent to nominate eight director candidates for election to the Bob Evans Board of Directors at the Annual Meeting in opposition to the nominees recommended by your Board and of its intent to present the Sandell Proposal. The discussion below outlines the key events and significant contacts between the Company, on the one hand, and the Sandell Group and its representatives, on the other hand.

On July 9, 2013, representatives of Sandell Asset Management Corp., contacted the Company to arrange a discussion with the Company’s management. On July 16, 2013, Steven A. Davis, Chairman of the Board and Chief Executive Officer of Bob Evans, and Paul F. DeSantis, former Chief Financial Officer of Bob Evans, met telephonically with representatives of the Sandell Group, including Thomas Sandell, Chief Executive Officer of the Sandell Group.

On August 5, 2013, Michael Gasser, Lead Independent Director of the Board, received a letter from the Sandell Group. On August 6, 2013, Mr. Gasser met telephonically with members of the Sandell Group, including Mr. Sandell, to discuss the topics in the Sandell Group’s letter of August 5.

Over the course of these discussions and through letters to Mr. Gasser and the Board, including a letter dated September 23, 2013, Mr. Sandell urged the Company and the Board to pursue a sale or spin-off of BEF Foods, engage in a sale-leaseback of the Company’s real estate assets, and use the proceeds of either or both transactions to expand the Company’s share repurchase program. All of these proposals were discussed by the Board over the next several months.

On September 24, 2013, the Sandell Group filed a Schedule 13D with the SEC reporting beneficial ownership by the Sandell Group of approximately 5.1% of our common stock, including call options that conferred beneficial ownership of approximately 1.4% of our common stock. In the following months, the Sandell Group continued to acquire additional shares of the Company’s common stock, accumulating beneficial ownership of approximately 8.83% of our common stock outstanding, including beneficial ownership of approximately 7.22% of our common stock and options to purchase the Company’s stock at $55.00 per share with an exercise date of September 30, 2014 that conferred beneficial ownership of approximately 1.62% of our common stock, by July 3, 2014, as shown in the section titled “Stock Ownership of Certain Beneficial Owners Table” below.

Also on September 24, 2013, the Sandell Group publicly filed various materials, including a presentation and the letter to the Bob Evans Board dated September 23, 2013 setting forth its proposals that the Company should pursue a sale or spin-off of BEF Foods, engage in a sale-leaseback of the Company’s real estate assets, and repurchase a large amount of shares.

On September 25, 2013, the Company issued a press release acknowledging that the Board had received the Sandell Group’s letter, and confirming that it takes into consideration the concerns and suggestions of stockholders.

On October 11, 2013, Mr. Davis and Mr. DeSantis again met telephonically with representatives of the Sandell Group, to discuss Sandell’s proposals.

On November 11, 2013, the Sandell Group sent another letter to the Board and issued a press release indicating that it had retained a proxy solicitation firm and was considering a possible consent solicitation of the Company’s stockholders.

On November 25, 2013, the Sandell Group sent a letter to the Bob Evans Board requesting that the Company effect certain governance changes by amending the Company’s Bylaws.

On December 9, 2013, the Sandell Group issued a press release and other materials criticizing the Board, stating that the Company should pursue a sale or spin-off of BEF Foods, engage in a sale-leaseback of the Company’s real estate assets, repurchase a large amount of shares and consider a leveraged buyout of the entire Company. The Sandell Group also announced its intent to commence a consent solicitation of the Company’s stockholders for unspecified purposes.

Also on December 9, 2013, the Company issued a press release stating that the Board, with the assistance of the Company’s financial advisor, Lazard Ltd. (“Lazard”), had thoroughly vetted the Sandell Group’s restructuring proposals and unanimously concluded that the proposals were not in the best interests of the Company and its stockholders.

Over the course of multiple Board meetings in 2013 and 2014, the Board discussed and evaluated the Sandell Group’s governance and economic proposals in consultation with its advisors.

On or about December 19, 2013, pursuant to a letter from Castlerigg International Limited, the Sandell Group notified Bob Evans of its intention to acquire voting securities of the Company and to file a Notification and Report Form pursuant to the Hart-Scott-Rodino Act (“HSR Act”) with the Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“Antitrust Division”). Bob Evans submitted its responsive Notification and Report Form on January 3, 2014. The FTC and Antitrust Division granted early termination of the 30-day waiting period under the HSR Act on January 9, 2014.

In mid-December 2013, the Company arranged for representatives from Lazard to meet with representatives of the Sandell Group to discuss its restructuring proposals. Representatives from Lazard met with representatives of the Sandell Group on December 19, 2013.

On January 6, 2014 representatives from Lazard met telephonically with representatives from the Sandell Group to follow up on their earlier meeting.

On January 14, 2014, Sandell Asset Management Corp. filed a complaint in the Delaware Court of Chancery naming the Company and the then-members of its Board as defendants, seeking a declaration that amendments to the Company’s Bylaws made in November 2011 were invalid. In its complaint, Sandell Asset Management Corp. also stated that it intended to commence a consent solicitation to, among other things, amend the Company’s Bylaws to increase the size of the Company’s Board and elect new directors to fill the vacancies.

On January 22, 2014, representatives of Bob Evans sought to initiate discussions with the Sandell Group to seek a settlement of the litigation and to avoid a consent solicitation, in an effort to avoid the time and expense of both. Representatives of Bob Evans proposed to representatives of the Sandell Group that, in exchange for a settlement of the litigation and customary standstill provisions, the Board would, among other things:

•	amend the Bylaws to repeal the November 2011 amendments; and

•	offer Sandell the opportunity to consult with the Board in the identification and selection of new independent directors to add to the Board prior to the Annual Meeting.

On January 24, 2014, the Sandell Group filed a motion to expedite the litigation in the Delaware Court of Chancery. The Sandell Group subsequently declined Bob Evans’ settlement offer.

At a meeting held on January 26, 2014, the Bob Evans Board voted unanimously to amend the Company’s By-laws to repeal the November 2011 amendments and to implement certain other governance changes.

On January 28, 2014, the Company issued a press release announcing the Bylaw amendments, and publicly announcing its intent to propose the Charter and Bylaw amendments described in this proxy statement and, as part of a search process that had been underway since August 2013, to appoint up to three new independent directors to the Board prior to the Annual Meeting. On January 29, 2014, the Sandell Group issued a press release announcing its intent to withdraw its complaint in the Delaware Court of Chancery.

On April 24, 2014, the Sandell Group sent a notice to the Company indicating its intent to nominate eight individuals to stand for election at the Annual Meeting in opposition to the nominees recommended by the Bob Evans Board. Sandell also notified the Company of its intent to present a stockholder proposal at the Annual Meeting to repeal any provision of the Company’s Bylaws that was not in the Bylaws filed by Bob Evans on January 28, 2014, and that is inconsistent with or disadvantageous to the election of the director nominees of the Sandell Group.

Also on April 24, 2014, the Sandell Group issued soliciting materials publicly announcing its intent to nominate eight director candidates for election at the Annual Meeting, criticizing the members of the Board and the Company’s management and urging the new director nominees to consider a reduction in corporate expenses, a sale or spin-off of BEF Foods and a sale-leaseback of the Company’s real estate assets.

On April 24, 2014, Bob Evans issued a press release acknowledging receipt of the Sandell Group’s notice, confirming that it would consider and evaluate the Sandell Group’s nominations and repeating its concerns with the Sandell Group’s restructuring proposals.

On April 25, 2014, the Bob Evans Board, as a result of its evaluation and succession process, on a recommendation by the Board’s Nominating and Corporate Governance Committee, unanimously voted to appoint three new independent directors, Kevin M. Sheehan, Kathleen S. Lane and Larry S. McWilliams, to the Board. For more information on the Board’s succession process and new director appointments, please see the section titled “—Background to the Board’s Recommendation in Favor of the Company’s Nominees” below. On April 28, 2014, the Company issued a press release announcing the new independent director appointments. The period for stockholder submissions of nominations for director closed on May 23, 2014.

On May 27, 2014, Mr. Gasser sent a letter to each of the Sandell Group’s nominees inviting them to meet with him and other independent members of the Board in accordance with customary governance processes for new director nominees. On May 30, the Sandell Group issued a press release publicly criticizing the Board’s good faith attempt to meet with and evaluate these directors. None of the Sandell Group’s nominees agreed to meet with Mr. Gasser or any of the other independent directors; only one of the Sandell Group’s nominees sent any response at all to Mr. Gasser’s letter, which response declined the request.

On June 3, 2014, the Bob Evans Board attempted again to address the Sandell Group’s concerns and settle the threatened proxy contest. On that date, representatives of the Bob Evans Board contacted representatives of the Sandell Group and noted that in order to avoid the time, expense and business distraction of a proxy contest, the Bob Evans Board would be willing to enter into a settlement that would:

•	add two of the Sandell Group’s nominees to the Board, with the identification of those nominees to be mutually agreed between the Sandell Group and the Board;

•	have those two Sandell Group nominees added to the Board’s Finance Committee;

•	charge the reconstituted Finance Committee with reviewing and making recommendations to the full Board with respect to the economic proposals that Sandell had made previously; and

•	reimburse the Sandell Group for up to $250,000 for expenses incurred in connection with Sandell’s proxy contest.

On June 10, 2014, representatives of the Sandell Group informed representatives of the Board that the Sandell Group would be willing to settle the proxy contest on the basis of accepting less than a “majority representation” on the Board only if the Board would publicly announce certain commitments, including a sale or spinoff of the Company’s BEF Foods business by the end of calendar year 2014 and the retention of a new financial advisor to assist in this process; monetization of 43% of the Company’s owned restaurant properties by means of a sale/leaseback transaction to be completed within 90 days; the use of the proceeds of the sale/leaseback transaction to repurchase $350 million of stock, also to be completed within 90 days; the retention by the Company of Alvarez & Marsal as a consultant with respect to operational and cost improvements and growth initiatives; and the separation of the roles of Chairman and CEO. The representatives of the Sandell Group noted that if the Company were to commit to those items, the Sandell Group would then be willing to settle the proxy contest on the basis of adding four of the Sandell Group nominees — to be determined in the discretion of the Sandell Group—to the Board (with a total board size of 12) and limiting the size of the Finance Committee to four (with two of the Sandell Group’s nominees being added to the Finance Committee and the Finance Committee being charged with overseeing the economic commitments referred to above). Finally, the representatives of the Sandell Group noted that the Sandell Group would expect to be reimbursed up to $2,000,000 in respect of costs related to the proxy contest.

On June 11, 2014, representatives of the Board contacted representatives of the Sandell Group to convey that while the Board desires a resolution of the proxy contest and is willing to engage in a new review of the Sandell Group’s economic proposals, the Board was not prepared to commit to adopt these proposals as a condition of settlement. Those representatives noted that if the Sandell Group did not insist that the Board commit to these proposals as a condition of settlement, then further discussion of the other specific settlement terms would be productive and, in particular, the Board was not drawing a “line in the sand” in its June 3 proposal with respect to the numbers of nominees that it would consider, or of the size of the Finance Committee, and that productive conversation could be had within the bounds of what the Board and the Sandell Group had proposed. Representatives of the Board also noted that the Board is willing to entertain the idea of the addition of an additional independent financial advisor, and has no objection to the engagement of an independent consultant to advise the Company with respect to operational expenses and growth initiatives.

The Board’s representatives invited further feedback from the Sandell Group. Other than confirming on the June 11 call that the Sandell Group’s willingness to accept less than “majority representation” on the Board had been conditioned on the Board’s commitment to undertake the actions requested by the Sandell Group, the Sandell Group did not provide any further response.

On June 26, 2014, the Company disclosed that it had made several good faith attempts to work with the Sandell Group to arrive at a constructive settlement to avoid a costly and divisive proxy contest.

Also on June 26, 2014, the Company announced that the Board had determined that the size of the Board would remain at twelve directors, notwithstanding the retirement of Mssrs. Corbin and Lucas immediately prior to the Annual Meeting. The Board also announced that it had nominated a slate of ten directors for election for the available twelve seats at the Annual Meeting, and it expected that at least two nominees who were not nominated by the Board would be elected at the Annual Meeting. The Board further stated that, since the Sandell Group was the only stockholder that had notified the Company by the applicable deadline of an intention to nominate directors for election at the Annual Meeting, at least two of the Board seats would be filled by the Sandell Group’s nominees, even if all of Bob Evans’ ten director nominees were elected.

Beginning on July 2, 2014, the Company and the Sandell Group reengaged in settlement discussions. On July 2, 2014, representatives of the Sandell Group stated to representatives of Bob Evans that the Sandell Group no longer demanded that the Company commit to implement the Sandell Group’s full agenda in order to accept less than a “majority representation” as part of a negotiated resolution of the proxy solicitation. Representatives of the Sandell Group stated that the Sandell Group would be willing to enter into a settlement that would: add to the Board five of the Sandell Group’s nominees, to be determined in the discretion of the Sandell Group, and have three of the current members of the Board who joined the Board prior to 2014 resign from the Board (for a total Board size of twelve); separate the roles of Chairman and CEO; reconstitute the Board’s Finance Committee to be composed of two of the Sandell Group’s nominees and two of the current members of the Board who joined the Board in 2014 (for a total Committee size of four); charge the reconstituted Finance Committee with exploring all strategic alternatives, including the Sandell Group’s proposals, and oversee the implementation of whatever alternatives are chosen; and have the Finance Committee retain a new independent investment bank to assist it in its review of strategic alternatives. In addition, the Sandell Group’s settlement offer required that the Company retain Alvarez & Marsal as a consultant to identify cost reductions for the Company and identify revenue enhancement opportunities for Bob Evans Restaurants, and reimburse the Sandell Group up to $2,000,000 in respect of costs related to the proxy contest. The Sandell Group’s representatives stated that the settlement offer would expire if not accepted by the Company by the date of the Company’s fiscal year 2014 earnings release.

On July 3, 2014, the representatives of the Company contacted representatives of the Sandell Group to offer a settlement counterproposal that would add to the Board three of the Sandell Group’s nominees, to be mutually agreed upon between the Board and the Sandell Group, and have one of the current members of the Board who joined the Board prior to 2014 resign from the Board (for a total Board size following the Annual Meeting of twelve); have the whole Board consider the question of whether the CEO and Chairman positions should be separated; reconstitute the Finance Committee to be composed of two of the Sandell Group’s nominees, one of the current members of the Board who joined the Board in 2014 and three of the current members of the Board who joined the Board prior to 2014 (for a total Committee size of six); charge the reconstituted Finance Committee with reviewing the Sandell Group’s proposals and other alternatives to enhance stockholder value, making recommendations to the full Board and overseeing the implementation of whatever alternatives are chosen; and have the Finance Committee decide whether it wants to retain a new independent investment bank to assist it in its review. In addition, the Board’s offer contemplated that the Finance Committee would interview and select, and the Company would retain, an independent consultant that would help identify cost reductions for the Company and revenue enhancement opportunities for Bob Evans Restaurants, and reimburse the Sandell Group’s expenses related to the proxy contest, up to a cap to be agreed between $250,000 and $2,000,000.

The Company’s representatives noted to the Sandell Group’s representatives that the Company’s settlement proposal provided that, following the Annual Meeting, one-quarter of the Board and one-third of the Finance Committee would be comprised of the Sandell Group’s nominees, and one-half of the Board and the Finance Committee, and a majority of the Board’s independent directors, would be comprised of directors that had been added to the Board in 2014 and that had not participated in the Board’s prior evaluation of the Sandell Group’s proposals.

On July 7, 2014, the Sandell Group responded to the Company’s proposal by issuing a press release stating that the Company’s response to the Sandell Group’s proposal made on July 2, 2014, was not acceptable.

Also on July 7, 2014, the Company issued a press release responding to the Sandell Group’s press release and describing the terms of both the Sandell Group’s and the Company’s most recent settlement proposals and the course of settlement discussions between the parties, which the Sandell Group had omitted from its press release.

Under the Company’s $750,000,000 Revolving Credit Facility Amended and Restated Credit Agreement, dated as of January 2, 2014 (the “Credit Agreement”), a “change of control” constitutes an event of default. Pursuant to the applicable definition in the Credit Agreement, unless the Board were to approve the nomination and election of the Sandell Group nominees, a “change of control” would occur if the Sandell Group nominees were to constitute a majority of the Board. The Board has taken action to ensure that the election of the Sandell Group nominees will not, in and of itself, result in a change of control under the Credit Agreement. This limited action is not an endorsement or recommendation for election of any of the Sandell Group’s nominees by the Board.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners Table

The following table shows the stockholders known to us to be the beneficial owners of more than five percent of our outstanding common stock as of July 3, 2014, and shows beneficial ownership information reported by such stockholders in their most recent filings with the SEC, as indicated in the footnotes. In preparing the table, the Company has relied upon such information filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
BlackRock Inc. 40 East 52nd Street New York, New York 10022	2,387,689	(3)	10.16%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,530,015	(4)	6.51%

River Road Asset Management, LLC 462 South Fourth Street, Suite 1600 Louisville, Kentucky 40207	2,118,559	(5)	9.02%

Sandell Asset Management Corp. 40 West 57th Street, 26th Floor New York, New York 10019	2,075,950	(6)	8.83%

Vanguard Group, Inc. PO Box 2600 Valley Forge, Pennsylvania 19482	1,492,456	(7)	6.35%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the individuals and entities named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.
(2)	The percent of class is based upon 23,499,911 shares of our common stock outstanding as of July 3, 2014. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of July 3, 2014 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, where such information is available, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Based on information contained in BlackRock, Inc.’s Schedule 13G/A filed with the SEC on January 28, 2014.
(4)	Based on information contained in Dimensional Fund Advisors LP’s Schedule 13G/A filed with the SEC on February 10, 2014.
(5)	Based on information contained in River Road Asset Management, LLC’s Schedule 13G/A filed with the SEC on February 12, 2014.
(6)	Based on information contained in Sandell Asset Management Corp.’s Schedule 13D/A filed with the SEC on July 3, 2014. Includes 380,000 shares that may be purchased pursuant to options with an exercise price of $55.00.
(7)	Based on information contained in Vanguard Group, Inc.’s Schedule 13G/A filed with the SEC on February 11, 2014.

Stock Ownership of Directors and Management Table

The following table summarizes the amount of our common stock beneficially owned by each director, each individual named in the “Summary Compensation Table,” and by all of our current directors and executive officers as a group, as of June 13, 2014, the most recent practicable date for the calculation of such ownership:

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner or Group	Common Shares Presently Held	Restricted Stock and Restricted Stock Units Vested Or That Vest Within 60 Days(2)	Common Shares Which Can Be Acquired Upon Exercise of Options Exercisable Within 60 Days(3)	Common Shares and Restricted Stock Units in Deferral Plans(4)	Total	Percent of Class(5)
Directors
Larry C. Corbin(6)	68,996	1,908	1,663	0	72,567	*
Steven A. Davis(7)	250,379	53,145	0	216,980	520,504	2.22%
Michael J. Gasser(8)	46,249	1,908	1,663	0	49,820	*
Mary Kay Haben(9)	2,470	0	0	1,942	4,412	*
E.W. (Bill) Ingram III(10)	34,206	0	1,663	7,941	43,810	*
Cheryl L. Krueger	13,233	0	554	6,801	20,588	*
Kathleen S. Lane(11)	0	0	0	0	0	*
G. Robert Lucas(12)	21,252	1,908	1,663	0	24,823	*
Eileen A. Mallesch	13,080	0	0	7,941	21,021	*
Larry S. McWilliams(13)	0	0	0	0	0	*
Kevin M. Sheehan(14)	0	0	0	0	0	*
Paul S. Williams	10,530	0	0	7,941	18,471	*
Officers						*
T. Alan Ashworth(15)	1,418	478	0	202	2,098	*
Randall L. Hicks(16)	13,123	8,901	0	28,007	50,031	*
J. Michael Townsley	27,811	7,633	0	11,575	47,019	*
Joseph R. Eulberg	8,941	5,300	2,467	21,935	38,643	*
All current executive officers and directors as a group (22 persons)	545,895	82,858	31,540	311,470	971,763	4.14%

*	Represents ownership of less than one percent of our outstanding common stock.
(1)	Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of common stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse. All fractional shares have been rounded to the nearest whole share. The Company has included for this purpose the gross number of shares of common stock deliverable, but actual shares received may be less if the participant elects to use shares for the payment of applicable withholding taxes.
(2)	Represents the number of shares of restricted stock and restricted stock units that are scheduled to vest within 60 days of June 13, 2014. Shares of restricted stock are shares of our common stock subject to transfer and other restrictions which lapse upon vesting of the restricted stock. Each restricted stock unit represents the contingent right to receive one share of common stock upon vesting of the unit. Shares of restricted stock have voting rights prior to vesting; restricted stock units do not.
(3)	Includes the number of shares of common stock that the named person can acquire upon the exercise of stock options currently exercisable or exercisable within 60-days of June 13, 2014.
(4)	Represents the number of phantom shares of common stock held in the Company’s nonqualified deferred compensation plans, described in further detail below under the section titled “—Nonqualified Deferred Compensation.” Phantom shares held in the deferral plans included in this table are payable solely in shares of the Company’s common stock following death, disability or termination. Phantom shares do not have voting rights.

(5)	The percent of class is based upon 23,499,911 shares of our common stock outstanding as of July 3, 2014. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of June 13, 2014 restricted stock units that are scheduled to vest within 60 days of June 13, 2014 and phantom shares held in deferral plans payable within 60 days of a termination event are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(6)	Includes 2,439 shares of common stock held by Mr. Corbin’s spouse, as to which she has sole voting and investment power.
(7)	Includes 10,957 shares held in a revocable trust.
(8)	Includes 41,696 shares held in a revocable trust.
(9)	Includes 2,470 shares held in a revocable trust.
(10)	Includes 34,206 shares held in a revocable trust in spouse’s name.
(11)	Appointed to the Board effective April 25, 2014.
(12)	Includes 4,252 shares held in a defined benefit pension plan rollover account over which Mr. Lucas, in his capacity as trustee of the account, has sole voting and investment power.
(13)	Appointed to the Board effective April 25, 2014.
(14)	Appointed to the Board effective April 25, 2014.
(15)	Appointed as chief financial officer on May 16, 2014.
(16)	Includes seven shares of common stock held by Mr. Hicks as custodian for the benefit of his son.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that the Company’s directors and executive officers and any person or entity holding more than 10 percent of our outstanding common stock report their initial ownership of our common stock, and any subsequent changes in their ownership, to the SEC. Specific due dates have been established by the SEC, and we are required to disclose in this proxy statement any late reports.

We believe that during the fiscal year ending April 25, 2014, our directors and executive officers timely complied with all Section 16(a) filing requirements, except Messrs. Davis, Hicks and Townsley, and Ms. Krueger. Messrs. Davis, Hicks and Townsley had deferred into the Company’s executive deferral plan, unvested stock awards in the amount of 18,790, 3,060 and 1,579, respectively. Those stock awards vested on June 14, 2013 and under the applicable Section 16 rules, the vesting of those shares required the filing of a Form 4. The Form 4’s were filed showing these shares have vested were filed on June 16, 2014. Ms. Krueger had sales of Company stock on September 5, 2012 of 3,179 shares, and on February 22, 2013 of 2,500 shares. Under the applicable Section 16 rules, a Form 4 was required to be filed for each transaction. The Form 4’s showing these sales were filed on June 17, 2014.

In making this statement, we have relied solely on a review of Section 16(a) ownership reports furnished to us during the fiscal year ending April 25, 2014 pursuant to the SEC rules and written representations from all such individuals that no annual Form 5 reports were required to be filed for them for the fiscal year ending April 25, 2014.

PROPOSAL 1—ELECTION OF DIRECTORS

Size and Structure of the Board

We are proud of the quality, experience, independence and diversity of your Board. In addition to independence, many of our directors possess a diverse range of experience and skills in restaurant, food products, hospitality and consumer marketing fields, and leadership experience as current and former executive officers, directors and committee members of large and complex publicly traded companies. Their combined experiences and skill sets bring to the Board and our Company strong capabilities in the areas of strategy, leadership, finance, operating performance and governance.

The names and biographies of each member of the Bob Evans Board are set forth below. Except for Larry Corbin and Robert Lucas, who have informed the Company of their decision to retire effective immediately prior to the Annual Meeting and not to stand for re-election, all of the current members of the Board are nominees of the Company for re-election to the Bob Evans Board. Messrs. Corbin and Lucas’ decision not to stand for re-election is not due to any disagreement with Bob Evans known by us on any matter relating to the Company’s operations, policies or practices.

E. Gordon Gee served as member of the Board from September 14, 2009 until April 25, 2014. Pursuant to the Company’s Corporate Governance Principles, Dr. Gee tendered a letter of conditional resignation from the Board after he accepted the full-time position of President of West Virginia University. The Board, on a recommendation by the Board’s Nominating and Corporate Governance Committee, determined to accept Dr. Gee’s letter of resignation so that he can devote his full time and efforts to his new position. There were no disagreements between Dr. Gee and Bob Evans known by us on any matter relating to the Company’s operations, policies, or practices.

For more information on the composition and leadership of the Board’s committees, please see the section titled “Corporate Governance” below.

Our By-laws state that the number of directors is determined by the Board, within a range of nine to twelve directors. Effective April 25, 2014, the Board set the number of directors at twelve when it appointed Ms. Lane and Messrs. McWilliams and Sheehan to the Board. The Board has determined that, notwithstanding Messrs. Corbin and Lucas’ retirement immediately prior to the Annual Meeting, the size of the Board will remain at twelve directors.

Your Board of Directors has nominated a slate of ten directors for the available twelve seats at the Annual Meeting and is soliciting proxies for the ten Bob Evans nominees named herein. Because your Board of Directors has nominated a slate of ten directors for the available twelve seats at the Annual Meeting, we expect that at least two nominees that were not nominated by the Board of Directors will be elected at the Annual Meeting. The Sandell Group is the only stockholder that has notified the Company of its intention to nominate directors for election at Annual Meeting by the applicable deadline. Therefore, your Board of Directors expects that at least two board seats will be filled by two of the Sandell Group nominees. Even if you submit your voting instructions “FOR ALL” of Bob Evans’ ten Director nominees on the WHITE proxy card, we expect that at least two nominees that are nominated by the Sandell Group will be elected as directors at the Annual Meeting. Your Board of Directors strongly urges you to vote “FOR ALL” ten of the nominees recommended by your Board of Directors.

Each director nominee, if elected, will be entitled to serve until the 2015 Annual Meeting of Stockholders and a successor is elected and qualified.

Board Leadership Structure

Your Board is comprised of nine independent directors and one non-independent director—Mr. Davis. Mr. Davis has served as Chairman of the Board since November 2006. Further, we have a “Lead Independent Director,” a position established in 2002 and currently held by Mr. Gasser, an independent director. As set forth in our Corporate Governance Principles, the Lead Independent Director is responsible for:

•	Providing direction to the Chairman in the areas of strategy, leadership, operating performance and governance;

•	Providing direction to the Chairman regarding an appropriate schedule for Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with our operations;

•	Review with the Chairman the agenda and schedules for each Board meeting with the understanding that agenda items requested on behalf of the independent directors will be included in the agenda and given sufficient time and consideration;

•	Review with the Chairman information sent to the Board;

•	Advising the Chairman as to the quality, quantity and timeliness of the flow of information from management that is necessary or appropriate for the independent directors to perform their duties effectively and responsibly, with the understanding that the independent directors will receive any information requested on their behalf by the Lead Independent Director;

•	Calling, coordinating, developing the agenda for, and chairing meetings of the independent directors;

•	Acting as principal liaison between the independent directors and the Chairman and Chief Executive Officer and, when necessary, ensuring the full discussion of those issues at Board meetings;

•	Assisting the Nominating and Corporate Governance Committee, the Board and management in ensuring compliance with and implementation of our Corporate Governance Principles;

•	Providing input to the Nominating and Corporate Governance Committee regarding the appointment of the Chairman and members of Board committees;

•	Partnering with the Chair of the Nominating and Corporate Governance Committee on the annual self-evaluation process for the Board and its Committees;

•	Serving as Chairman at Board meetings when the Chairman is not present; and

•	Serving as a liaison for consultation and communication between the Company and a stockholder, when the normal channels for stockholder communication are unavailable or not appropriate.

The Board has four standing committees: Audit, Compensation, Finance, and Nominating and Corporate Governance. Each of these committees has a separate independent chairperson, and is composed solely of independent directors. Detailed information on each Board committee is contained in the section captioned “—Board Committees and Charters” below.

We believe that a combined Chairman and Chief Executive Officer position, together with independent chairs for each of the Board committees, a Lead Independent Director and regularly scheduled executive sessions of the Board, is the most appropriate Board leadership structure for us at this time. This structure demonstrates to all of our stakeholders, including our stockholders, that your Board is committed to stockholder value creation, as well as engaged independent leadership and the performance of its responsibilities. Experienced and independent directors, sitting on various committees with independent chairpersons, oversee our operations, risks, performance, executive compensation and business strategy. As described above, six of our independent directors have joined the Board since Mr. Davis was appointed to the Chairman position in order to enhance the independence and diversity of your Board.

The Board strongly believes that combining the Chairman and Chief Executive Officer positions takes advantage of the talent and knowledge of Mr. Davis, and effectively combines the responsibilities for strategy development and execution with management of day-to-day operations. It also reduces the potential for confusion or duplication of efforts and provides clear leadership for our entire organization, including providing the greatest opportunity for the Board to work directly with Mr. Davis.

The Board believes that its strong governance practices, including its supermajority of independent directors and its clearly defined Lead Independent Director responsibilities, provide an effective balance to the combination of the Chairman and Chief Executive Officer positions. The Board reviews our leadership structure annually and will make changes if necessary or appropriate. The Board believes, however, the current structure is the most appropriate for us today.

Voting Standards for Director Elections

Our Bylaws provide that, in uncontested elections (i.e., elections where the number of nominees is the same as the number of Board seats available), directors are elected by a majority of the votes cast. This means that more than 50 percent of the shares voted at the Annual Meeting with respect to that director must be cast in favor of the election of that director. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” the election of the director.

Our Bylaws provide that before any incumbent director may be nominated for re-election by the Board in an uncontested election, he or she must submit an irrevocable letter of resignation, which would become effective if the director does not receive more than 50 percent of the votes cast at the Annual Meeting with respect to that director, and the Board accepts the resignation in accordance with policies and procedures adopted by the Board for such purposes.

If an incumbent director does not receive a majority of the votes cast, the Nominating and Corporate Governance Committee and the Board considers whether to accept the director’s resignation in light of the best interests of our Company and our stockholders. When making this decision, the Nominating and Corporate Governance Committee and the Board may consider any factors they determine to be appropriate and relevant, including any stated reasons why stockholders voted against the incumbent director (and any alternatives for addressing those reasons) and whether the loss of the director would:

•	eliminate a financial expert from the Audit Committee;

•	cause the Board to have less than a majority of independent directors;

•	cause us to fail to satisfy The NASDAQ Stock Market LLC (“NASDAQ”) listing requirements;

•	result in our default or breach under any loan covenants or other material contracts; or

•	trigger a significant payment by us under an employment contract or other contract.

An unsuccessful incumbent would be expected not to participate in any meetings of the Nominating and Corporate Governance Committee and the Board regarding his or her resignation. The Board must decide whether to accept or reject the director’s resignation within 90 days after receipt of the certified final stockholder vote for the election of directors. Within four business days following acceptance or rejection of the resignation, the Company would file a report with the SEC on Form 8-K discussing the Board’s decision and rationale.

In a contested election (i.e., elections where the number of nominees exceeds the number of Board seats available), our Bylaws provide that the candidates receiving the highest number of “FOR” votes cast by holders of shares represented in person or by proxy at the Annual Meeting will be elected to the Board seats available. This number is called a plurality. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Similarly, broker non-votes, if any, will be counted for purposes of determining if there is a quorum, but will not be considered to have been voted for the director nominee.

As a result of the Sandell Group’s intention to nominate eight alternative director nominees in opposition to the nominees recommended by your Board, the directors will be elected by a plurality of the votes cast.

Background to the Board’s Recommendation in Favor of the Company’s Nominees

From 2006 through 2014, your Board’s multi-year succession planning process has resulted in a number of significant changes to the composition of the Board. Beginning in 2006 with the appointment of Mr. Davis to the Board, the Bob Evans’ Nominating and Corporate Governance Committee initiated significant efforts to identify and recruit qualified candidates for Board membership. With the assistance of third party search firms, the Board evaluation and succession planning process resulted in the addition of several highly qualified independent directors who have brought valuable experience and leadership in the restaurant, food service, packaged foods, hospitality, information technology, branding and consumer marketing fields. As a result, six of the nine independent directors that your Board has nominated for election at the Annual Meeting—Mary Kay Haben, Kathleen S. Lane, Eileen A. Mallesch, Larry S. McWilliams, Kevin M. Sheehan and Paul S. Williams—have joined the Bob Evans Board since 2007, including four within the past two years.

In addition to the fresh and diverse perspectives that this significant succession brings to your Board, we believe these directors also provide our Board with best-of-market skill sets and expertise critical to driving our transformational growth initiatives.

In carrying out its responsibilities to identify, evaluate and recommend director nominees, the Nominating and Corporate Governance Committee considers factors it deems appropriate when considering candidates for the Board, including, without limitation: judgment, skill, diversity, independence, accountability, strength of character, experience with businesses and organizations of comparable size, experience with a publicly traded company, professional accomplishments, education, experience and skill relative to other Board members, desirability of the candidate’s membership on the Board and any committees of the Board, demonstrated leadership ability, existing relationships with us and potential conflicts of interest and the ability to represent all of our stockholders. While the Board does not have a formal policy on diversity, the Nominating and Corporate Governance Committee takes into account the existing diversity reflected in the members of the Board, including their professional experience, skills, backgrounds and viewpoints, as well as in gender, ethnicity and national origin. Depending on the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Corporate Governance Committee. In considering candidates for the Board, the Nominating and Corporate Governance Committee will evaluate the entirety of each candidate’s credentials. However, there are no specific minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee. Nevertheless, the Nominating and Corporate Governance Committee does believe that all members of the Board should have the highest character and integrity, a formal college education, business experience, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as directors or service on Board Committees.

The Nominating and Corporate Governance Committee and the Board believe that each of our ten nominees has professional experience in areas that are highly relevant to our strategy and operations and offers valuable leadership skills and diverse insight at a critical time for the Company. Among the range of experiences, our nominees’ backgrounds reflect, among others, the following experiences:

•	seven of our directors have significant leadership skills having served as chief executive officers/presidents of significant business operations;

•	at least two nominees have substantial financial background, having served as a chief financial officer or principal accounting officer of a large business organization or a partner in a major national independent accounting firm; and

•	a significant number of our nominees have meaningful industry expertise in retail, restaurant and/or food service operations, consulting, financial/industry analyst services, and human resources in complex business organizations.

We also believe that our ten nominees have other attributes necessary to create an effective board: strong personal and professional ethics, integrity and values; keen vision and long-term strategic perspective; diversity;

practical judgment and proven decision-making skills; the ability to devote significant time to serve on your Board and its committees and to work in a collaborative manner with other Board members; and an unwavering commitment to representing the long-term interests of all our stockholders.

The Nominating and Corporate Governance Committee and the Board have also evaluated the backgrounds of each of the Sandell Group’s nominees, as outlined in the written materials submitted by the Sandell Group. The Board also attempted to arrange for meetings with each of these nominees by independent members of the Board, but none of the Sandell Group nominees agreed to meet with any independent members of the Board.

Based on the foregoing, the Nominating and Corporate Governance Committee and the Board have concluded that it is in the best interests of the Company and its stockholders for each of the proposed nominees listed below to continue to serve as a director of Bob Evans.

Information Regarding the Company’s Nominees for Election and Incumbent Directors

Ten directors have been nominated for election by your Board for the twelve available seats. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Mses. Haben, Krueger, Lane and Mallesch and Messrs. Davis, Gasser, Ingram, McWilliams, Sheehan and Williams, for re-election as directors, each to hold office until our 2015 Annual Meeting of Stockholders and a successor is elected and qualified. Each director nominated by your Board has consented to being named in this proxy statement and on the WHITE proxy card, and to serve if elected.

As a result of the Sandell Group’s intention to nominate eight alternative director nominees in opposition to the nominees recommended by your Board the aggregate number of nominees from the Company and the Sandell Group exceed the number of available seats. Under our Bylaws, and because our Board size remains at twelve persons, this means that the twelve candidates receiving the highest number of “FOR” votes cast by holders of shares represented in person or by proxy at the Annual Meeting will be elected. This number is called a plurality. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Similarly, broker non-votes, if any, will be counted for purposes of determining if there is a quorum, but will not be considered to have been voted for the director nominee.

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE

“FOR ALL” OF THE BOARD’S TEN NOMINEES FOR DIRECTOR LISTED BELOW, ON THE ENCLOSED WHITE PROXY CARD.

If you grant your proxy to the Company by signing and returning the WHITE proxy card, your proxy will be voted for all of the Board’s ten nominees listed below, unless you specify otherwise on the proxy card. As the WHITE proxy card does not contain the names of any of the Sandell Group’s nominees, by granting proxy authority to the Company through signing and returning the WHITE proxy card, you will not be casting any vote for the two additional Board seats up for election at the Annual Meeting.

NOMINEES FOR ELECTION TO SERVE ON THE BOARD OF DIRECTORS UNTIL THE 2015 ANNUAL MEETING OF STOCKHOLDERS AND A SUCCESSOR IS ELECTED AND QUALIFIED

STEVEN A. DAVIS
Age:	56
Director Since:	2006
Bob Evans Board Committees:	None
Other Public Company Boards:	Walgreen Co.; Marathon Petroleum Corp.
Experience:

Chairman of the Board of Bob Evans Farms, Inc. since September 2006

Chief Executive Officer of Bob Evans Farms, Inc. since May 2006

President, Long John Silver’s and A&W All-American Food Restaurants (Yum! Brands) from 2002 to 2006

Senior Vice President, Concept Development, Pizza Hut, Inc. (Yum! Brands) from 2000 to 2002

Director of Marketing, the All American Gourmet Brand, a division of Kraft General Foods, from 1984 to 1993

Skills and Qualifications:	Mr. Davis was nominated to serve as a director because of his position as our Chief Executive Officer and his significant experience in operating restaurants. He also brings ethnic diversity to the Board. Mr. Davis has significant experience in the areas of marketing and branding, retail food products, strategic planning, as well as mergers and acquisitions, real estate, auditing and finance. His experience serving as an executive officer and board and committee member (audit, finance and governance) of publicly traded companies (S&P 100 and S&P 500, including Walgreen Co., Marathon Petroleum Corp. and Century Link) is experience the Board considers valuable.

MICHAEL J. GASSER
Age:	63
Director Since:	1997
Bob Evans Board Committees:	Finance Committee (Chair); Compensation Committee
Other Public Company Boards:	Greif, Inc.
Experience:	Executive Chairman of the Board of Greif Inc., a manufacturer of shipping containers and containerboard, since 2012 Chief Executive Officer and Chairman of the Board of Greif, Inc. from 1994 to 2012
Skills and Qualifications:	Mr. Gasser has been nominated to serve as a director because of his extensive knowledge and significant global experience and perspective in the areas of auditing, finance, manufacturing, enterprise risk management, strategic planning, taxation and mergers and acquisitions. Mr. Gasser currently serves as a director and executive chairman for a publicly traded company, which provides experience the Board considers valuable. In his role as our Lead Independent Director, Mr. Gasser has distinguished himself to the Board, management and our stockholders.

MARY KAY HABEN
Age:	58
Director Since:	2012
Bob Evans Board Committees:	Audit Committee; Finance Committee
Other Public Company Boards:	Equity Residential; The Hershey Company
Experience:

President-North America of the Wm. Wrigley Jr. Company, a leading confectionary company, from 2008 to 2011

Group Vice President and Managing Director North America of the Wm. Wrigley Jr. Company from 2007 to 2008

Executive of Kraft Foods Inc. from 1979 to 2007

Skills and Qualifications:	Ms. Haben has been nominated to serve as a director because of her substantial experience as a brand builder and consumer products business leader, experience in marketing efforts in emerging social media, marketing innovation and brand positioning, as well as acquisitions and productivity initiatives. Ms. Haben also brings gender diversity to the Board.

E.W. (BILL) INGRAM III
Age:	63
Director Since:	1998
Bob Evans Board Committees:	Audit Committee; Finance Committee
Other Public Company Boards:	None
Experience:	Chief Executive Officer of White Castle System, Inc., a quick-service hamburger chain since 1972 President of White Castle System, Inc. from 1972 to 2013
Skills and Qualifications:	Mr. Ingram has been nominated to serve as a director because of his extensive knowledge and significant experience in the areas of restaurant operations, real estate, food service and production, as well as auditing and finance. Mr. Ingram currently serves as a director and chief executive officer for a large private restaurant chain, which provides experience the Board considers valuable.

CHERYL L. KRUEGER
Age:	62
Director Since:	1993
Bob Evans Board Committees:	Nominating and Corporate Governance Committee (Chair); Compensation Committee
Other Public Company Boards:	None
Experience:

Chief Executive Officer of Krueger + Co., LLC, a strategic business consulting firm since 2009

President and Chief Executive Officer and Founder of Cheryl & Co., Inc., a manufacturer and retailer of gourmet foods and gifts, from 1981 to 2009.

Skills and Qualifications:	Ms. Krueger was nominated to serve as a director because of her extensive knowledge and significant experience in the areas of marketing and branding, retail sales, business operations, on-line marketing and sales, manufacturing, as well as auditing and finance. Ms. Krueger’s entrepreneurial spirit and experience in starting and building Cheryl & Co. into a significant and well-known brand, as well as her long tenure as its chief executive officer and the knowledge and expertise of running such an operation, were also attractive attributes the Board considers valuable. She also brings gender diversity to the Board.

KATHLEEN S. LANE
Age:	57
Director Since:	2014
Bob Evans Board Committees:	Finance Committee; Nominating and Corporate Governance Committee
Other Public Company Boards:	Earthlink Holdings Corp.
Experience:

Executive Vice President and Chief Information Officer of TJX Companies, Inc., a specialty multi-national apparel retailer with leading retail brands such as T-J-Maxx, Marshalls, and HomeGoods, from 2008 to 2013

Group Chief Information Officer at National Grid Plc., an international electricity and gas utility, from 2006 to 2008

Senior Vice President and Chief Information Officer of Gillette Company (Procter & Gamble) from 2002 to 2006

General Manager eBusiness & IT at General Electric Oil & Gas; SVP/CIO General Electric Vendor Financial Services from 1998 to 2002

IT Director at Pepsi-Cola International from 1997 to 1998

IT analyst to Technical Section Manager at Procter & Gamble from 1984 to 1997

Skills and Qualifications:	Ms. Lane has 30 years of IT experience, including chief information officer roles in the consumer products, financial services, utilities and retail industries. From her multiple chief information officer roles, Ms. Lane provides the Board with a substantial IT and business process background. With this experience she brings to the Board a deep understanding of the IT Services market in general as well as the IT services desired by our customers. Her knowledge is also valuable as we implement our core ERP platform and IT capabilities. Her service as an executive officer and board and committee member of a publicly traded company is experience the Board considers valuable. Ms. Lane also brings gender diversity to the Board.

EILEEN A. MALLESCH
Age:	58
Director Since:	2008
Bob Evans Board Committees:	Audit Committee (Chair); Compensation Committee
Other Public Company Boards:	State Auto Financial Corp.
Experience:

Senior Vice President and Chief Financial Officer at Nationwide Property & Casualty Insurance, a $16 billion property & casualty insurance company (Nationwide Insurance), from 2005 to 2009

Senior Vice President and Chief Financial Officer at Genworth Life Insurance from 2003 to 2005

Vice President and Chief Financial Officer at General Electric Financial Employer Services Group from 2000 to 2003

Skills and Qualifications:	Ms. Mallesch was nominated to serve as a director because of her extensive knowledge and significant experience in the areas of auditing, finance, enterprise risk management, taxation and mergers and acquisitions. Her experience serving in management positions and as a board and committee member for large publicly traded organizations handling complex matters is experience the Board considers valuable. She also brings gender diversity to the Board.

LARRY S. MCWILLIAMS
Age:	58
Director Since:	2014
Bob Evans Board Committees:	Audit Committee; Nominating and Corporate Governance Committee
Other Public Company Boards:	Armstrong World Industries
Experience:

Co-CEO of Compass Marketing since 2012, a marketing advisory firm to Fortune 500 consumer package companies

Chief Executive Officer at Keystone Foods LLC, a supplier of proteins and distribution services to the McDonalds system, from 2011 to 2012

Senior Vice President at Campbell Soup Company from 2001 to 2011

President at Campbell International, responsible for Campbell’s business in Europe, Latin America and Asia Pacific, from 2005 to 2010

President of Campbell USA from 2004 to 2005

President of Campbell Soup North America from 2003 to 2004

Chief Customer Officer from 2001 to 2003

General and Sale management positions at Coca-Cola Company from 1995 to 2001

Sales positions at The Pillsbury Company and Bristol Myers Squibb from 1983 to 1995

Skills and Qualifications:	Mr. McWilliams was nominated to serve as a director because of his extensive experience in food manufacturing, food marketing, food retailing, customer and executive management as well as his knowledge of food proteins and restaurant operations. His experience serving as an executive officer and board and committee member of a publicly traded company is experience the Board considers valuable.

KEVIN M. SHEEHAN
Age:	60
Director Since:	2014
Bob Evans Board Committees:	Audit Committee; Nominating and Corporate Governance Committee
Other Public Company Boards:	Norwegian Cruise Line; New Media Investment Group, Inc.
Experience:

President and Chief Executive Officer of Norwegian Cruise Line, since 2010

Chief Executive Officer of Norwegian Cruise Line since 2008, Chief Financial Officer of Norwegian Cruise Line 2007 to 2010

Consultant to Cerberus Capital Management LP from 2006 to 2007, Clayton Dubilier & Rice from 2005 to 2006

Distinguished visiting Professor of Accounting, Finance and Economics at Adelphi University in New York

Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Services Division, a global car and truck rental company, with global responsibility for both the Avis and Budget brands, from 2003 to 2005

Chief Financial Officer of Cendant Corporation from 2001 to 2003

Skills and Qualifications:	Mr. Sheehan has significant experience in a senior management capacity for large corporations. Specifically, his experience as the Chief Executive Officer and Chief Financial Officer of several large corporations provide him with important knowledge and skills, as well as an in-depth understanding of the complexities of our current economic environment. Mr. Sheehan also brings significant financial expertise to the Board. His experience serving as an executive officer and board and committee member of two publicly traded companies is experience which the Board considers valuable.

PAUL S. WILLIAMS
Age:	54
Director Since:	2007
Bob Evans Board Committees:	Compensation Committee (Chair); Audit Committee
Other Public Company Boards:	State Auto Financial Corp.; Compass Minerals International, Inc.
Experience:

Managing Director, Major, Lindsey and Africa, a legal executive search firm since 2005

Chief Legal Officer and Executive Vice President, Cardinal Health, Inc., a healthcare services provider from 2001 to 2005

Skills and Qualifications:	Mr. Williams was nominated to serve as a director because of his experience as a lawyer and as the Chief Legal Officer of Cardinal Health, Inc., a publicly traded company, as well as his knowledge of mergers and acquisitions, legal and regulatory matters. In addition, Mr. Williams brings significant expertise in healthcare, human resources, leadership development and executive compensation policy matters to the Board. His experience serving as an executive officer and board and committee member (audit, compensation and governance), and serving as the lead independent director, of publicly traded companies (State Auto Financial Corporation and Compass Minerals International, Inc. (S&P 1000)) is experience the Board considers valuable. Mr. Williams also brings ethnic diversity to the Board. He is a well-respected leader in the area of diversity, frequently speaking on diversity-related issues.

CORPORATE GOVERNANCE

Board Responsibilities

The Board oversees, counsels and directs management in the long-term interests of our Company and our stockholders. The primary responsibilities of the Board and its committees include:

•	Strategy: The Board actively works with management to develop annual and long-term strategies for our business. The Board and the Finance Committee evaluate, approve and monitor the achievement of our business, strategic and financial objectives, plans and actions.

•	Leadership and Succession Planning: The Board and the Compensation Committee are responsible for the selection, evaluation and compensation of our directors and executive officers, including our Chairman and Chief Executive Officer. The Board and the Nominating and Corporate Governance Committee also work with management in the development of succession plans for our directors and executive officers.

•	Operating Performance: The Board and the Finance Committee regularly monitor our operational execution and financial performance, and discuss improvements and changes when appropriate. The Board holds management accountable for the execution of our strategic plans. The Board and the Audit Committee also work with management in the assessment and mitigation of our major risk factors.

•	Governance: The Board and the Nominating and Corporate Governance Committee oversee the establishment, implementation and maintenance of policies, practices and procedures to ensure that our business is conducted with the highest standards of ethical conduct and in conformity with applicable laws.

The Board has designated Mr. Gasser as its Lead Independent Director to coordinate the activities of the independent directors and to perform other functions that will serve the best interests of our Company and our stockholders. The Lead Independent Director’s specific responsibilities are described under “—Board Leadership Structure” above.

The independent directors meet in executive sessions, without management and the non-independent directors, at the conclusion of each Board meeting and at other times they deem necessary or appropriate. The Lead Independent Director presides at these sessions.

Director Independence

Your Board follows NASDAQ rules in determining whether our directors are “independent.” The NASDAQ rules contain both bright-line, objective tests and a subjective test for determining who is an independent director. The objective tests provide specific situations where a director will not be considered independent. For example, a director is not independent if he or she is employed by us or is a partner in or executive officer of an entity to which we create, or from which we received, payments in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Your Board annually reviews the independence and has determined that all of our non-employee directors qualify as independent under the objective and subjective tests.

In evaluating independence under the subjective test, the Board reviewed and discussed all relevant facts and circumstances, including information provided by the directors and management regarding each non-employee director’s business and personal activities as they relate to us. The Board considered transactions between us and entities associated with the non-employee directors or members of their immediate family. These transactions were reviewed in the context of the NASDAQ objective tests, the special standards established by the SEC for members of audit committees, and the special standards established by the SEC and the Internal Revenue Service for compensation committee members.

The Board has concluded that Mr. Gasser is independent and that the following transaction does not interfere with Mr. Gasser’s independent judgment in carrying out his responsibilities as a director.

Since early 2009, the Company has jointly owned and operated an aircraft with a subsidiary of Greif, Inc. for each company’s use. The purpose of the arrangement is to better leverage a fixed asset and significantly reduce our cost of owning and operating a corporate aircraft. The joint ownership agreement controls the use and sharing of the aircraft and related expenses. Fixed expenses are shared on a pro rata basis based upon ownership and variable expenses are based upon the number of flight hours used. We are responsible for the day-to-day management of the aircraft’s use, storage, and maintenance repair and scheduling. All variable expenses are charged on a cost basis and attributed to that party’s use of the aircraft. Each party has the right to terminate the joint ownership agreement for any reason upon 120 days’ prior written notice. Upon termination, Greif is obligated to sell its ownership interest to us based on the fair market value of the aircraft at the time of the sale. In 2013, the parties sold the aircraft that had been jointly owned and jointly purchased a different aircraft. The counterparties in both the sale and purchase were independent third parties. Mr. Gasser is the Executive Chairman of the Board of Greif, Inc. The Board has determined that this relationship and transaction do not interfere with Mr. Gasser’s independent judgment in carrying out his responsibilities as a director because none of our officers or directors, nor Mr. Gasser, has a direct or indirect material interest in this transaction or the joint ownership arrangement. The transaction and arrangement is beneficial to both companies by reducing the overall costs of aircraft ownership through the joint ownership agreement.

Board Committees and Charters

The Board appoints the members of its committees and delegates various responsibilities and authority to each committee. The Board currently has standing Audit, Compensation, Finance, and Nominating and Corporate Governance Committees. Each of these committees has a separate independent chairperson, and is composed solely of independent directors. Each Board committee has a written charter approved by the Board. Copies of each charter are posted on our website, www.bobevans.com, in the “Investors” section under “Corporate Governance.” Each committee has the power to, as it deems necessary, engage outside experts, advisers and counsel to assist it in its work.

The following table identifies our current committee members, and also indicates the number of meetings held by each committee during fiscal 2014. The Board held 21 meetings during the fiscal year ending April 25, 2014.

Name	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee
Larry C. Corbin			X
Michael J. Gasser		X	Chair
E.W. (Bill) Ingram III	X		X
Mary Kay Haben	X		X
Cheryl L. Krueger		X		Chair
Kathleen S. Lane			X	X
G. Robert Lucas			X	X
Eileen A. Mallesch	Chair	X
Larry S. McWilliams	X			X
Kevin M. Sheehan	X			X
Paul S. Williams	X	Chair

Number of meetings in Fiscal 2014	19	8	7	7

Dr. Gee, who resigned from the Board effective April 25, 2014, served on the Finance and Nominating and Corporate Governance Committees during the fiscal year ending April 25, 2014. Meetings include actions taken by the Board or a Committee by consent.

Audit Committee. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s primary responsibilities include:

•	overseeing our accounting and financial reporting processes, audits of our consolidated financial statements and our internal audit function;

•	directly appointing, compensating and overseeing our independent registered public accounting firm;

•	assessing our risk management processes;

•	instituting procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	assisting the Board in the oversight of internal control over financial reporting.

The Audit Committee also reviews and pre-approves all audit services and permitted non-audit services provided by our independent registered public accounting firm to us or any of our subsidiaries and confirm that we do not engage our independent registered public accounting firm to perform any services prohibited by any applicable law, rule or regulation.

The Board has determined that each member of the Audit Committee is independent, including under the special standards established by the SEC for members of audit committees. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheets, income statements and cash flow statements. The Board has also determined that Ms. Mallesch qualifies as an “audit committee financial expert” under SEC rules.

The Audit Committee’s responsibilities and activities are also described in detail in the Audit Committee’s charter, available on the Company’s website, and under the section “Audit Committee Report” below.

Compensation Committee. The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our executive officers. The Compensation Committee’s primary responsibilities include:

•	overseeing and periodically reviewing our “pay for performance” compensation philosophy and its execution throughout our organization;

•	reviewing with management and approving the general compensation policy for our executive officers;

•	reviewing and approving the compensation of our executive officers in light of goals and objectives approved by the Compensation Committee;

•	administering our stock-based compensation plans and approving stock-based awards;

•	assessing our Company’s compensation risk management processes;

•	evaluating the need for, and terms of, the change in control/severance policy with our executive officers; and

•	reviewing and making recommendations to the Board with respect to incentive compensation plans and stock-based compensation plans in accordance with applicable laws, rules and regulations.

The Board has determined that each member of the Compensation Committee is independent, is a “non-employee director” under SEC rules, and is an “outside director” under applicable tax laws and regulations.

For more information on the responsibilities and activities of the Compensation Committee, including its process for determining executive compensation and the role of our executive officers in that process, see the sections titled “Compensation Discussion and Analysis,” “Compensation Committee Report” and “Executive Compensation” below, as well as the Compensation Committee’s charter available on the Company’s website.

The Compensation Committee has retained the services of Towers Watson & Co. (“Towers Watson”), an executive compensation consulting firm, to assist the Compensation Committee with its responsibilities. Towers Watson reports directly to the Compensation Committee with respect to executive compensation consulting services. For more information regarding the role of the compensation consultant, see the “Compensation Discussion and Analysis” contained in this proxy statement.

Finance Committee. The Finance Committee reviews and recommends matters related to our capital structure, including the issuance of debt and equity securities; banking arrangements, including the investment of corporate cash; and management of the corporate debt structure. In addition, the Finance Committee reviews and approves material finance and other cash management transactions. The Finance Committee is also responsible for overseeing and advising the Board on:

•	assessing capital expenditures, operating income, cash flow, cash management and working capital;

•	reviewing investment strategies and policies;

•	assessing the dividend payment policy;

•	reviewing plans to repurchase the Company stock;

•	assessing adjustments to our capital structure;

•	assessing annual and five-year capital plans and specific capital plan investments;

•	assessing financial aspects of insurance and risk management;

•	reviewing our actual and forecasted operating performance;

•	reviewing our annual earnings guidance; and

•	reviewing financial aspects of proposed mergers, acquisitions, divestitures, strategic investments, collaborations and joint ventures.

The Board has determined that each member of the Finance Committee is independent.

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to identify and recommend to the Board qualified individuals for nomination, election or appointment as directors and executive officers, succession planning for the Board and for our executive officers, and compensation policies for the Board, such as:

•	devising and implementing processes for the recruitment, selection and retention of directors;

•	reviewing and making recommendations to the Board regarding the organizational structure of the Board and its committees and succession plans for the Board;

•	reviewing and making recommendations to the Board and executive management regarding our organizational structure and succession plans for our executive officers; and

•	reviewing and making recommendations to the Board regarding the compensation structure and policies of the Board and its committees.

The Nominating and Corporate Governance Committee is also responsible for overseeing and advising the Board on corporate governance matters and practices, including:

•	developing, reviewing and assessing corporate governance guidelines and principles;

•	reviewing and assessing our compliance with SEC and NASDAQ rules and other applicable legal requirements pertaining to corporate governance;

•	reviewing procedures designed to identify and, when appropriate, approving related person transactions.

The Nominating and Corporate Governance Committee’s charter, available on the Company’s website, describes its responsibilities and activities in more detail.

In carrying out its responsibilities to identify, evaluate and recommend director nominees, the Nominating and Corporate Governance Committee considers factors it deems appropriate when considering candidates for the Board, including, without limitation: judgment, skill, diversity, independence, accountability, strength of character, experience with businesses and organizations of comparable size, experience with a publicly traded company, professional accomplishments, education, experience and skill relative to other Board members, desirability of the candidate’s membership on the Board and any committees of the Board, demonstrated leadership ability, existing relationships with us and potential conflicts of interest and the ability to represent all of our stockholders. While the Board does not have a formal policy on diversity, the Nominating and Corporate Governance Committee takes into account the existing diversity reflected in the members of the Board, including their professional experience, skills, backgrounds and viewpoints, as well as in gender, ethnicity and national origin. Depending on the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Corporate Governance Committee. In considering candidates for the Board, the Nominating and Corporate Governance Committee will evaluate the entirety of each candidate’s credentials. However, there are no specific minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee. Nevertheless, the Nominating and Corporate Governance Committee does believe that all members of the Board should have the highest character and integrity, a formal college education, business experience, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as directors or service on Board committees.

The Nominating and Corporate Governance Committee considers candidates recommended by our stockholders and evaluates them using the same criteria as for other candidates. The Nominating and Corporate Governance Committee also has used, and may in the future use, third-party search firms to identify potential director candidates.

A stockholder who wants to recommend a prospective nominee for consideration by the Nominating and Corporate Governance Committee should submit the candidate’s name, address and qualifications to the Corporate Secretary at Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054, as described below under the section titled “Stockholder Proposals for the 2015 Annual Meeting”.

Board Meetings and Attendance at Annual Meetings of Stockholders

The Board and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. The Board held 21 meetings during the fiscal year ending April 25, 2014. Each director is expected to attend each meeting of the Board and the committees on which he or she serves. In fiscal year ending April 25, 2014, every director attended at least 75 percent of the meetings of the Board and the committees on which he or she served held during his or her time of service. According to our Corporate Governance Principles, each director is expected to attend each Annual Meeting of our stockholders. All of our then incumbent directors attended our last Annual Meeting of stockholders held in August 2013.

Directors Serving on Boards of Other Public Companies

We believe it is advantageous for your Board members to serve on the boards of other public companies to obtain experience outside of our Company and our industry. To ensure that directors have sufficient time to devote to Board matters, however, our Corporate Governance Principles provide that directors and nominees may not serve on the boards of more than three other publicly traded companies, including the Bob Evans Board. The following directors are also directors of other publicly traded companies, or have served in this capacity during the last five years.

Steven A. Davis	—	Walgreen Co. (NYSE) and Marathon Petroleum Corporation (NYSE)
Mary Kay Haben	—	Equity Residential (NYSE) and The Hershey Company (NYSE)
Michael J. Gasser	—	Greif, Inc. (NYSE)
Kathleen S. Lane	—	Earthlink Holdings Corp. (NASDAQ)
Eileen A. Mallesch	—	State Auto Financial Corporation (NASDAQ)
Larry S. McWilliams	—	Armstrong World Industries (NYSE)
Kevin M. Sheehan	—	Norwegian Cruise Line (NASDAQ) and New Media Investment Group, Inc. (NYSE)
Paul S. Williams	—	State Auto Financial Corporation (NASDAQ) and Compass Minerals International, Inc. (NYSE)

Director Compensation for Fiscal 2014

Our director compensation program provides that each non-employee director receives an annual grant of restricted common stock with a grant date value of approximately $100,000 (calculated using the closing price of our common stock on the grant date, which is the day of our Annual Meeting of stockholders). The restricted stock award vests in one year. In lieu of the restricted stock award, directors who are eligible to retire from the Board (i.e., a director who reaches age 55 with at least 10 years of service or the sum of the director’s age and years of service equals at least 70 with at least 10 years of service) receive restricted stock units with dividend equivalent rights that vest in one year. The stock awards are made as soon as practicable following our Annual Meeting of stockholders.

All non-employee directors also receive an annual retainer of $36,000 that is paid monthly. The Lead Independent Director receives an additional $20,000 annual retainer that is paid monthly.

Non-employee directors receive $2,000 for each Board meeting they attend and $1,750 for each committee meeting they attend. If a non-employee director attends either the Board or a committee meeting telephonically rather than personally, they are paid one-half of the normal meeting fee, with the exception of the Audit Committee meetings where the Company’s earnings releases are reviewed.

The non-employee directors who serve as the chair of a Board committee are paid an annual retainer fee that is paid monthly. The chair of each committee receives the following amounts: Audit, $12,500; Compensation, $10,000; Finance and Nominating and Corporate Governance, $7,500.

Non-employee Directors are also reimbursed for out-of-pocket expenses for travel to and from Board and committee meetings. Non-employee directors who undertake special projects and assignments at the request of the Chairman of the Board or the Lead Independent Director are compensated on a per diem rate of $1,000 plus expenses. There were no special projects in fiscal 2014.

We maintain a life insurance policy with a death benefit of $50,000 on behalf of each non-employee director.

We stopped offering group health insurance to future non-employee directors in 2011. Of the directors grandfathered as of that time, Messrs. Corbin and Lucas, and Mses. Krueger and Mallesch, have elected to participate in our group health insurance plan. They are (and any other directors who were grandfathered that elect to participate in the future would be) provided this benefit on the same terms as our employees (i.e., we pay the employer portion of their health insurance premiums and the participating directors pay the employee portion of the health insurance premiums). Upon retirement, a director who was eligible to participate in our group health insurance plan may continue the coverage but must pay all health insurance premiums, including the employer portion that we pay prior to retirement.

In 2000 we agreed to pay Mr. Lucas and Ms. Krueger a lump sum amount upon their retirement from the Board equal to a portion of the anticipated cost of the employer portion of their post-retirement health insurance premiums as determined by an actuary which represents the loss of their retiree medical benefits which were discontinued in 2000.

In May 2010, we adopted the Bob Evans Farms, Inc. 2010 Director Deferral Program (“Director Deferral Program”). It is a nonqualified plan designed to provide our non-employee directors with the opportunity to defer compensation and receipt of restricted stock units on a pre-tax basis. The right of participants to receive their distributions from the Director Deferral Program is not secured or guaranteed, are subject to a substantial risk of forfeiture and remain as part of our general liabilities. Compensation deferred pursuant to the Director Deferral Program, including shares of our common stock, is distributed to the deferring director upon death, disability or other termination of service. In fiscal 2014, Messrs. Ingram and Williams and Mses. Krueger and Mallesch participated in the deferral plan.

Due to his employment with us, Mr. Davis does not qualify as a non-employee director and does not receive compensation for his service as a director. The compensation received by Mr. Davis as an employee is shown in the Summary Compensation Table included in this proxy statement. The following table sets forth the compensation paid to our non-employee directors during fiscal 2014 (May 2013 through April 2014).

Fiscal 2014 Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Larry C. Corbin	$67,625	$99,998	$0	$167,623
Michael J. Gasser	$105,625	$99,998	$0	$205,623
E. Gordon Gee	$66,125	$99,998	$0	$166,123
Mary Kay Haben	$91,250	$99,998	$0	$191,248
E.W. (Bill) Ingram III	$87,625	$99,998	$0	$187,623
Cheryl L. Krueger	$83,000	$99,998	$0	$182,998
Kathy S. Lane(3)	$0	$0	$0	$0
G. Robert Lucas	$93,000	$99,998	$0	$192,998
Eileen A. Mallesch	$105,500	$99,998	$0	$205,498
Larry S. McWilliams(3)	$0	$0	$0	$0
Kevin M. Sheehan(3)	$0	$0	$0	$0
Paul S. Williams	$103,000	$99,998	$0	$202,998

(1)	Represents cash paid in fiscal year 2014 for cash retainer fees and Board and committee meeting fees in accordance with the compensation program outlined in the narrative preceding this table.
(2)	Each non-employee director elected to the Board of Directors on August 21, 2013 received a restricted stock grant of 1,908 shares on August 21, 2013 as the annual stock retainer. The amounts reported reflect the fair market value of the stock on the day the shares were granted (calculated using the closing price of our common stock on the grant date). All shares were awarded under and in accordance with our Equity and Cash Incentive Plan.
(3)	Ms. Lane, and Messrs. Sheehan and McWilliams, were appointed to the Board of Directors effective April 25, 2014 and did not participate in the annual stock retainer.

Resignation/Retirement of Directors

When a director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, the director must tender a letter of conditional resignation to the Board and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider whether the director’s new occupation or retirement is consistent with the rationale for originally selecting that individual, the guidelines for Board membership (e.g., independence) and the current needs of the Board. The Nominating and Corporate Governance Committee will recommend action to be taken by the Board regarding the resignation based on the circumstances of retirement, if that is the case, or in the case of a new position, the responsibility, type of position and industry involved.

In January 2014, Dr. Gee accepted the position of interim President of West Virginia University, and he submitted a conditional resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviewed the January 2014 resignation and recommended to the Board that Dr. Gee’s resignation not be accepted, since the change involved only an interim change in his position. In March 2014 Dr. Gee was named to the permanent position of President of West Virginia University, and he submitted a second conditional resignation to the Nominating and Corporate Governance Committee. In April 2014, the Nominating and Corporate Governance Committee met and reviewed the March 2014 resignation and based on the significant change in Dr. Gee’s responsibilities, recommended to the Board that Dr. Gee’s resignation be accepted. The Board determined to accept Dr. Gee’s March 2014 resignation effective as of April 25, 2014.

Messrs. Corbin and Lucas notified the Company on April 25, 2014, of their intent to retire from the Board immediately prior to the Annual Meeting.

Pursuant to our Corporate Governance Principles, a director may not stand for re-election to the Board after his or her 72nd birthday.

Stockholder Communications with the Board

The Board believes it is important for stockholders to have a process to communicate with the Board, committees of the Board and individual directors. Any stockholder may contact the Board or any member or committee of the Board by writing to them at Bob Evans Farms, Inc., Attention: Corporate Secretary, 8111 Smith’s Mill Road, New Albany, Ohio 43054.

E-mails may also be sent to the Audit Committee at: audit.comm@bobevans.com.

Stockholders should note that:

•	All questions and concerns regarding accounting, internal accounting controls or auditing matters are promptly forwarded to the Audit Committee for review and investigation.

•	All other communications are initially reviewed by our general counsel before being forwarded to the appropriate board member(s) or party. The Lead Independent Director is promptly notified of any such communication that alleges misconduct on the part of top management or raises legal, ethical or compliance concerns about our policies or practices.

•	The Chairman of the Board receives copies of all other Board-related communications on a periodic basis.

Typically, communications unrelated to the duties and responsibilities of the Board are not forwarded to the directors, such as product complaints and inquiries, new product and location suggestions, résumés and other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, junk mail and mass mailings.

Board Role in Risk Oversight

Your Board has overall responsibility for risk oversight with a focus on the most significant risks facing our Company. Not all risks can be dealt with in the same way. Some risks may be easily perceived and controllable, and other risks are unknown. Some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. For some risks, the potential adverse impact would be minor, and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the adverse impact. In other cases, the adverse impact could be significant, and it is prudent to expend resources to avoid or mitigate the potential adverse impact. Sometimes a higher degree of risk may be acceptable because of a greater perceived potential for a return on our investment.

Management is responsible for:

•	identifying risk and risk controls related to significant business activities;

•	identifying risks related to our short and long term strategies and the potential impact of such risks on our strategies; and

•	developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential return and the appropriate manner in which to control risk.

The Board implements its risk oversight responsibilities by having management provide periodic reports on the significant risks that we face and how we control or mitigate risk, if and when appropriate. In some cases, risk oversight is addressed as part of the full Board’s engagement with the Chief Executive Officer and management. In other cases, a Board committee is responsible for oversight of specific risk topics. For example,

•	the Audit Committee oversees our enterprise risk management program, as discussed in greater detail below, as well as issues related to internal controls over financial reporting;

•	the Nominating and Governance Committee oversees issues related to our governance structure, corporate governance matters and processes, risks arising from related person transactions, as well as issues related to Board and management succession;

•	the Finance Committee oversees issues related to our capital and debt structure; and

•	the Compensation Committee, with the assistance of the Audit Committee, oversee risks related to our executive compensation programs, as discussed in greater detail below.

Presentations and other information provided to the Board and its committees generally identify and discuss relevant risks and risk control. The Board assesses and oversees risks as a part of its review of our related business, financial or other activities.

We have a formal enterprise risk management program that is managed by our chief accounting officer and is overseen by our Audit Committee. Management, through its enterprise risk management steering committee, initially completed a comprehensive enterprise risk management (“ERM”) review of the Company, in which the identification of enterprise level risks and mitigation processes were the primary topics. Formal policies and processes were established as part of the review for ongoing risk assessment. This initial review was overseen by the Audit Committee with the exception of the risks related to executive compensation programs, which was overseen by the Compensation Committee. Management continues to evaluate and assess risks to the Company under the ERM program, and provides the Audit Committee and Board with updates, and the Compensation Committee and the Audit Committee continue to jointly complete an annual executive compensation risk assessment.

Risk Assessment in Compensation Programs

Management, the Compensation Committee and the Audit Committee at least annually assess the Company’s executive compensation programs. Based upon all of the facts and circumstances available at the time of the filing of this proxy statement, management, the Compensation Committee and the Audit Committee concluded that there are no risks arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. This assessment was conducted by management and overseen by the Compensation Committee, in consultation as needed with its independent compensation consultant, and also reviewed by the Audit Committee. In particular, in reaching its conclusion, these parties reviewed the compensation system in light of the following areas of risk:

•	whether a particular business unit carries a significant portion of the Company’s risk profile;

•	whether any business unit’s compensation structure is significantly different than that of the other business units;

•	whether any business unit is significantly more profitable than any other business unit; and

•	whether any business unit’s compensation expense is a significant percentage of its revenue.

These parties do not believe that any of these compensation risk factors applies to the Company’s compensation policies and practices in any meaningful manner.

Code of Conduct

The Board has adopted a Code of Conduct that sets forth standards regarding honest and ethical conduct, full and timely disclosure and compliance with the law. The Code of Conduct embodies our expectations for ethical behavior, based on our BEST® Brand Builders, and is built around our corporate values. The Code of Conduct applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer and controller. Your Board has also adopted a Code of Ethics for Financial Personnel that sets forth standards regarding honest and ethical conduct related to the preparation of our financial statements. A copy of the Code of Conduct and the Code of Ethics for Financial Personnel are available on our Web site, www.bobevans.com, in the “Investors” section under “Corporate Governance.” Amendments to the Code of Conduct or waivers of the Code of Conduct granted to executive officers and directors will also be disclosed on our Web site within five days following the date of the amendment or waiver.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Committee believes that our executive compensation program implements and achieves the goals of our compensation philosophy. That philosophy, which is set by the Compensation Committee, is to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. A significant portion of the total compensation opportunity for each of our executive officers is directly related to our stock price performance and to other performance factors that measure our progress against the goals of our strategic and operating plans.

We believe that we maintain “best practices” in our executive compensation programs. These practices include the following:

•	Our executive compensation program uses a variety of performance measures designed to reward total Company, business unit and individual performance.

•	We fully disclose the performance measures, as well as the minimum, target and maximum levels for awards, in a fully transparent and easy to understand format so our stockholders can understand our “pay for performance” philosophy and how it works.

•	Our annual equity awards are performance-based and provide for a minimum pro rata three-year vesting period (except in limited circumstances involving death, retirement and termination of employment).

•	Our equity plan has a “share ratio” feature for full value awards, so if we grant a share of restricted stock, 2.63 shares are deducted from the total number of shares available for grant.

•	Our equity plan prohibits the granting of options or stock appreciation rights at less than fair market value.

•	We no longer grant stock options.

•	Our equity incentive plan prohibits the repricing of equity awards without stockholder approval.

•	We prohibit our executive officers and directors from hedging, or engaging in any derivatives trading with respect to, our shares.

•	Other than our Chief Executive Officer, none of our executive officers has an employment agreement.

•	In the past we provided a tax “gross-up” for automobile use. Effective in fiscal year 2015 and beyond we no longer provide a gross up for automobile use for most officers.

•	Our SERP is closed to future participants.

•	We require our executive officers and directors to meet and maintain their ownership of Company stock per our Stock Ownership Guidelines. All of our executive officers and directors meet or exceed the Stock Ownership Guidelines.

•	Under our recoupment policy, we can recover cash- or equity-based compensation paid to executive officers where the compensation is based upon the achievement of specified financial results that are the subject of a subsequent restatement, or in the event the officer takes actions that are contrary to the best interests of the Company.

•	Our executive compensation program includes a number of controls that mitigate risk, including the executive stock ownership guidelines, and, our ability to recoup compensation paid to executives.

•	The Compensation Committee has engaged its own compensation consultant.

•	The Compensation Committee, in conjunction with the Audit Committee Chair, conducts an annual review and assessment of potential risks arising from our compensation programs (including the executive compensation program) and policies.

Beginning in 2011, a “say on pay” advisory vote to approve executive compensation has been required for U.S. public companies under federal law. At our 2011 Annual Meeting of Stockholders, our stockholders voted in favor of holding an advisory vote to approve executive compensation every year. The Board considered the voting results on that proposal and determined to adopt a policy providing for an annual advisory stockholder vote to approve our executive compensation.

In accordance with that policy and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers disclosed in the “Compensation Discussion and Analysis” section of this proxy statement, the Summary Compensation table and the related compensation tables, notes, and narrative in this proxy statement.

At our Annual Stockholders Meetings in the last three years, the stockholders overwhelmingly approved the “say on pay” advisory vote to approve our executive compensation with a “FOR” vote in excess of 97 percent of the votes cast in those years.

The Compensation Committee reviewed the result of the stockholders’ advisory vote on executive compensation and in light of the approval by a substantial majority of our stockholders, did not implement changes to our executive compensation programs as a result of the vote. The Compensation Committee will continue to endeavor to ensure that management’s interests are aligned with those of our stockholders and support long-term value creation.

As described below in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation programs are designed to support the Company’s business goals and promote short- and long-term profitable growth of the Company. Our equity plans are intended to align compensation with the long-term interests of our stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation table and other related compensation tables and narratives, which provide detailed information on the compensation of our listed officers. The Board and the Compensation Committee believe that the policies and procedures articulated in “Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our goals and that the compensation of our listed officers reported in this proxy statement has supported and contributed to the Company’s recent and long-term success.

Under our Bylaws, the approval of the advisory resolution on executive compensation requires the affirmative vote of the holders of a majority of votes represented in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions with respect to this proposal will be counted as votes “AGAINST” the proposal. Any broker non-votes will not be treated shares represented in person or by proxy at the Annual Meeting and entitled to vote thereon with respect to this proposal, and will not be considered to have been voted “FOR” or “AGAINST” this proposal.

This advisory vote is non-binding but the Board and the Compensation Committee will give careful consideration to the results of voting on this proposal.

Unless the Board modifies its policy on the frequency of holding “say on pay” advisory votes, the next “say on pay” advisory vote will occur at the Annual Stockholders meeting in 2015.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

What information does this section contain?

Our Compensation Discussion and Analysis offers stockholders detailed information regarding the compensation awarded, earned by or paid to each of our “named executive officers,” as defined under SEC rules. We provide both the historic information for our prior fiscal year ended April 25, 2014, including the performance metrics that were in effect and how our named executive officers and the Company performed against those metrics, as well as the performance metrics established by the Compensation Committee for the upcoming fiscal year ending April 24, 2015.

Who are our “named executive officers”?

Under SEC rules, our named executive officers in any fiscal year consist of our Chief Executive Officer and Chief Financial Officer, our three other most highly compensated executive officers and if applicable, two former named executive officers. For the fiscal year ended April 25, 2014, our named executive officers were Steven A. Davis (Chief Executive Officer) and Paul F. DeSantis (Chief Financial Officer); Randall L. Hicks, J. Michael Townsley and Joseph R. Eulberg, the three other most highly compensated executive officers; and Harvey Brownlee and Richard B. Green, two former named executive officers.

During the fiscal year ended 2014, we had several changes in our executive management structure. Effective August 16, 2013, the Company realigned executive management by eliminating the position of Chief Risk and Compliance Officer, and the position of Executive Vice President and Chief Restaurant Operations Officer of Bob Evans Restaurants (“Operations Officer”). Mr. Brownlee, who held the Operations Officer position, left the Company at that time. Mr. Green, who held the position of Chief Risk and Compliance Officer, remained with the Company on an interim basis as an executive vice president working on special projects and in a non-policy making position, and pursuant to the same compensation. Mr. Green left the Company on April 25, 2014. As described later in this document, Messrs. Brownlee and Green were paid severance amounts in return for releases and non-compete agreements.

As of April 26, 2014, the start of the fiscal year 2015, our named executive officers were Steven A. Davis (Chief Executive Officer), Paul F. DeSantis (Chief Financial Officer), Randall L. Hicks, J. Michael Townsley and Joseph R. Eulberg.

On March 4, 2014, Mr. Hicks, President of Bob Evans Restaurants, notified the Company of his retirement. Mr. Hicks continued in his position while the Company searched for his replacement. Mr. Hicks retired effective July 1, 2014. Mr. Hicks did not receive any severance or like payments upon his retirement.

Effective May 16, 2014, Mr. DeSantis, the Chief Financial Officer, Treasurer and Assistant Secretary, voluntarily resigned from his position with the Company to accept the chief financial officer position with another public company. Mr. DeSantis did not receive any severance or like payments upon his voluntary resignation.

Effective May 16, 2014, T. Alan Ashworth was appointed as the Chief Financial Officer and Treasurer in the interim during the search for a chief financial officer. Mr. Ashworth was previously the Company’s Vice President of Corporate Development and Finance.

On June 19, 2014, Mark E. Hood was appointed as the Chief Financial Officer, effective immediately. Mr. Ashworth retains the positions of Vice President of Corporate Development and Finance, and Treasurer.

What are the objectives of Bob Evans’ executive compensation program?

The overall goal of our executive compensation program is the same as our goal for operating our Company—to maximize value for our stockholders over time by aligning the financial interests of our executive officers and our stockholders. We seek to achieve this goal by establishing compensation programs that “pay for performance.” We use the following objectives to guide our overall approach for determining pay for our executive officers and to monitor and manage compensation:

•	Focusing our executive officers on increasing value for our stockholders through the achievement of our annual operating plan;

•	Competing effectively with other restaurant or food products companies and comparably sized businesses for executive talent; and

•	Recognizing and rewarding individual achievements while supporting our team-based culture.

What is the executive compensation program designed to reward?

Our executive compensation program is designed to reward performance, including total company, business unit and individual performance. More than half of each executive officer’s potential, total annual compensation is comprised of an annual cash performance bonus and stock-based incentive compensation, each of which we describe in more detail below. We base all annual cash performance bonuses and most stock-based incentive compensation solely upon the achievement of performance goals derived from key business metrics associated with our annual operating plan and our BEST® (Bob Evans Special Touch) Brand Builders:

•	Win Together as a Team;

•	Consistently Drive Sales Growth;

•	Improve Margins with an Eye on Customer Satisfaction;

•	Be the BEST at Operations Execution; and

•	Increase Returns on Invested Capital.

The performance goals and related awards are designed to motivate our executive officers to accomplish financial and strategic business objectives and to perform at their highest level. Our executive compensation program is also designed to attract and retain key executives by paying salaries and benefits that are competitive in the restaurant and food products industries.

Does Bob Evans review the compensation of its executive officers relative to the compensation paid by other companies?

Yes. When the Compensation Committee makes compensation decisions, it reviews the compensation of our executive officers and the compensation of similarly positioned executives in market survey data to gain a general understanding of current market compensation practices for these positions. Our Compensation Committee generally targets each element of our executive officers’ compensation to be within 15 percent of the market median (50th percentile) of the restaurant and food products industries for comparable positions. The Compensation Committee uses market compensation information only as a reference point to review whether our compensation practices are consistent with the market so we can retain and attract executive talent.

Market compensation is not the only factor considered in setting compensation. Our Compensation Committee believes that each executive officer’s compensation can be set at a level above or below the market median of the restaurant and food products industries depending on several factors, such as our Company’s performance, the individual’s performance, the individual’s current and potential future role with us, and whether the individual’s compensation is fair and equitable as compared to our other executive officers’ compensation. Based on market data, we believe that compensation within the restaurant and food products industries tends to be somewhat lower than the broader general industry segment. As a result, when we need to hire a new executive or retain an executive whose position is not specifically tied to the restaurant or food products industry, we may need to pay that executive more than the market median for that position within the restaurant industry and review the compensation for that position in the overall market. We strongly believe that target compensation under our incentive plans should allow for above-median compensation for exceptional performance, as well as below-median compensation when performance falls below our expectations.

Towers Watson, our Compensation Committee’s executive compensation consultant (the “compensation consultant”), periodically provides the Compensation Committee with a report that reviews each element of our executive officers’ compensation (i.e., base salary, target cash bonus and target stock-based compensation) based on survey information. In the fiscal year ended April 25, 2014, Towers Watson’s review of market base salary data came from three surveys, one being restaurant focused and two being general industry focused. The surveys were Aon Hewitt’s 2013 Chain Restaurant Total Rewards Association Executive and Management Compensation Survey, as well as two general industry compensation surveys—the Towers Watson 2013 Executive Compensation Database and Mercer’s 2013 US Executive Benchmark Database Survey Report. Our Compensation Committee does not know the names of the individual companies included in the surveys nor does it consider that information to be material. The information from these surveys is only used to provide the Compensation Committee with a general understanding of current compensation practices for our executive officer positions. The general consensus of the Compensation Committee based on these reviews is that our executive officer compensation falls within the parameters they have established, but slightly towards the lower end of the scale.

The Compensation Committee also reviews the compensation of our Chief Executive Officer and Chief Financial Officer as compared to the compensation paid to officers holding these positions at a specific group of peer companies established by the Compensation Committee. The Compensation Committee, with the assistance of its compensation consultant, reviews the companies included in this peer group periodically to ensure that they are still relevant for comparative purposes.

How is executive compensation determined?

Under its written charter, our Compensation Committee has the sole authority to determine all elements of our executive officers’ compensation. We refer to the executive officers listed in the Summary Compensation Table as our “named executives.” Additionally, the Compensation Committee is responsible for administering our Equity and Cash Incentive Plan (the “Equity and Cash Incentive Plan”) which is the Company’s primary vehicle for issuing the equity and cash bonuses discussed herein.

Our Chief Executive Officer, Executive Vice President—Human Resources and a representative of our compensation consultant regularly attend Compensation Committee meetings. They also work closely with the Compensation Committee Chair in establishing and prioritizing projects and setting meeting agendas. At the request of the Compensation Committee, the compensation consultant and management prepare reports and other materials for each Compensation Committee meeting.

In setting executive compensation, the Compensation Committee holds discussions with our Chief Executive Officer, Executive Vice President—Human Resources, and a representative of the compensation consultant. Management makes recommendations regarding annual performance goals and targets for the Compensation Committee’s consideration and approval. Our Chief Executive Officer, with the assistance of business segment leaders and our Human Resources Department, provides the Compensation Committee with a performance assessment of all executive officers (other than himself) and makes specific recommendations to the Compensation Committee regarding their compensation. Our Chief Executive Officer is not present during the Compensation Committee’s deliberations or decisions regarding his compensation.

The Compensation Committee uses a formal performance planning and evaluation process for our Chief Executive Officer. At the start of each fiscal year, Mr. Davis creates objectives and development goals for himself and submits them to the Compensation Committee Chair and the Lead Independent Director. The Compensation Committee Chair and the Lead Independent Director, with input from the other independent directors, then prepare final objectives and development goals, which are submitted to the Compensation Committee for its approval.

Throughout the fiscal year ended April 25, 2014, the Compensation Committee Chair and the Lead Independent Director had informal discussions with Mr. Davis regarding his performance. At the end of the fiscal year, Mr. Davis provided a written self-assessment of his performance to the Board. Additionally, each independent director completed a written evaluation of Mr. Davis’ performance using an evaluation form adopted by the Compensation Committee. The evaluation form rated Mr. Davis’ performance based on:

•	Our overall financial performance;

•	Strategic planning, vision and leadership;

•	Relationship management; and

•	Personal and professional development.

The Compensation Committee Chair and the Lead Independent Director then prepared a formal evaluation of Mr. Davis’ performance using the self-assessment and the evaluation forms completed by the independent directors. The Compensation Committee took this information into consideration in setting Mr. Davis’ compensation and performance goals for the fiscal year ending April 24, 2015.

How does the Compensation Committee keep track of how much Bob Evans’ executive officers are paid?

When making compensation decisions, the Compensation Committee reviews tally sheets and wealth accumulation information prepared for each of our named executive officers by its compensation consultant. The purpose of the tally sheets and wealth accumulation information is to bring together, in one place, all of the elements of compensation for our named executive officers. Each summary contains the annual dollar value of each component of the named executive’s compensation, including base salary, annual cash performance bonus, stock-based compensation, perquisites (as defined by SEC regulations) and retirement benefits. This information is provided for the last two fiscal years so the Compensation Committee can compare the year-over-year differences in each component of compensation.

What are the elements of Bob Evans’ executive compensation program?

Our executive compensation program consists of the following elements:

•	Annual base salaries;

•	Annual cash performance bonuses;

•	Stock-based incentive compensation under our “Performance Incentive Plan”;

•	Retirement benefits;

•	Severance benefits; and

•	Perquisites and other employee benefits.

We believe that each element of our executive compensation program is essential to meeting the program’s overall objectives. We have not adopted a formula to allocate total compensation among these elements. However, the program’s focus on Company, business unit and individual performance emphasizes a strong “pay for performance” culture.

In the fiscal year ended 2010, the Compensation Committee implemented a new element to Mr. Davis’ compensation program, which provides for an award of a one-time long-term performance based incentive. This aspect of Mr. Davis’ compensation is described in further detail below under the section titled “—Stock Based Incentive Compensation.”

Why does Bob Evans pay base salaries, annual cash performance bonuses and stock-based incentive compensation and how is the amount of each of these elements determined?

Annual Base Salaries. Base salaries are primarily used to attract and retain our executives. When determining the base salaries of our executive officers, the Compensation Committee considers the:

•	importance of the executive officer’s job function;

•	executive officer’s scope of responsibility;

•	executive officer’s experience and tenure;

•	performance of our Company and the executive officer’s business unit;

•	executive officer’s individual performance and potential for future advancement; and

•	market median base salary for similarly positioned executives in the restaurant industry (except for executive officers with positions that are not specific to the restaurant industry, for which the market median base salary for the broader general industry segment is also considered).

The Compensation Committee has not assigned any specific weighting to these factors, and the relevance of each factor varies from individual to individual.

The following table shows the base salary for each of our named executive officers for the fiscal year ended April 25, 2014 as well as the percentage increase or decrease over the fiscal year 2013 base salary for these officers.

Base Salary: Fiscal Year 2014 Table

Named Executive Officer	Fiscal Year 2014 Base Salary	Increase Over Fiscal Year 2013
Steven A. Davis	$808,962	3.0%
Chairman of the Board and Chief Executive Officer

Paul F. DeSantis(1)	$382,500	2.0%
Chief Financial Officer, Treasurer and Assistant Secretary

Randall L. Hicks	$433,500	2.0%
President, Bob Evans Farms, LLC (dba Bob Evans Restaurants)

J. Michael Townsley	$359,869	10.0%
President, BEF Foods, Inc.

Joseph R. Eulberg	$288,750	5.0%
Executive Vice President, Human Resources

Harvey Brownlee	$375,000	0%
Former Executive Vice President and Chief Restaurant Operations Officer, Bob Evans Restaurants

Richard B. Green	$290,700	2.0%
Former Chief Risk and Compliance Officer

(1)	Effective May 16, 2014, Mr. DeSantis voluntarily resigned from his positions with the Company to accept the chief financial officer position with another public company.

In setting the named executive officers’ base salaries for fiscal year 2014, the Compensation Committee considered all of the factors described above, as well as the target level base salary increase for all of our corporate office employees in good standing, which was 4.0 percent.

Based on the survey and salary information discussed above, as well as discussions with Towers Watson, the Compensation Committee determined that the named executive officers’ base salaries should be increased marginally, with the exception of Mr. Brownlee. In making this decision, the Compensation Committee took into consideration the fact that the Base Salary for the executive officers had not increased during the prior several years unless there was a change in duties or responsibilities.

In the case of Mr. Davis, the Chief Executive Officer, the Compensation Committee considered his overall performance, in particular his leadership in key strategic initiatives such as the divestiture of Mimi’s Café restaurant chain, as well as the level of his Base Salary to that of comparable positions based on the survey information provided by Towers Watson. The Compensation Committee concluded that a 3 percent increase would appropriately recognize Mr. Davis’ performance while remaining reasonable relative to the market survey information.

For Mr. DeSantis, the Compensation Committee noted that his Base Salary was low relative to market levels as indicated by the surveys, so the Compensation Committee determined that an increase was appropriate. The Compensation Committee agreed that 2 percent was a reasonable increase so that Mr. DeSantis’ Base Salary was closer to the median as indicated by the surveys, while recognizing that the Company did not perform to expected levels of profitability during the fiscal year.

In determining the Base Salaries for Messrs. Eulberg, Green, Hicks and Townsley, the Compensation Committee determined the increases shown above to be appropriate when compared to market survey data and performance. Mr. Brownlee did not receive any increase due to a change in his position in the Company based on a restructuring of the Bob Evans Restaurant positions.

Annual Cash Performance Bonuses. The annual cash performance bonus is an “at-risk” bonus designed to motivate our executive officers to achieve performance goals derived from our strategic plan. These performance goals consist of goals tied to objective Company and business unit performance measures, as well as individual performance goals tied to strategic plan initiatives.

Within the first 90-days of each fiscal year, the Compensation Committee establishes a set of performance goals and a target cash bonus for each executive officer. Each target cash bonus is set as a percentage of the executive officer’s base salary. The Compensation Committee sets cash bonus targets based on the recommendation of the compensation consultant, the Chief Executive Officer and the Executive Vice President – Human Resources, as well as each executive officer’s job function and performance. The Compensation Committee also considers the market practices for annual cash bonuses for executives in similar positions in the restaurant industry (except for executive officers with positions that are not specific to the restaurant industry, for which the market median bonus opportunity for the broader general industry segment is also considered).

The amount of the cash bonus ultimately paid depends on the extent to which the performance goals are achieved because we establish minimum, target and maximum performance targets. Our named executive officers can receive anywhere from 0 to 200 percent of their target cash bonuses (i.e., a sliding scale is used with 0 percent payout for performance below the minimum, 100 percent payout for performance at target, and 200 percent payout for performance at or above the maximum).

For the fiscal year ended 2014, the Compensation Committee set cash bonus targets for our named executive officers at 60 percent to 105 percent of their annual base salaries. The Compensation Committee set the fiscal year 2014 cash bonus targets as follows: Messrs. Davis (105 percent), DeSantis (65 percent), Hicks (65 percent), Townsley (65 percent), Eulberg (60 percent), Green (60 percent) and Brownlee (60 percent).

The following table shows for each of our named executive officers: the target value of their target cash bonus for the prior fiscal year, the amount of the cash bonus actually paid in June 2014, and the performance goals, weighting and goal attainment level:

Target Annual Cash Bonus: Fiscal Year 2014 Table

Named Executive Officer	2014 Target Cash Bonus	2014 Actual Cash Bonus Paid	Bonus Performance Goals, Weighting and Goal Attainment Level
			Goal	Weighting	Minimum Target Maximum	Actual
Steven A. Davis Chairman and Chief Executive Officer	$849,410	$67,953	Total Consolidated Operating Income(1)	20%	$94,480,000	$58,598,715
					$118,100,000
					$141,720,000
			EPS (Basic)(2)	30%	$2.10	$1.91
					$2.62
					$3.14
			Total Net Sales	10%	$1,337,088,000	$1,329,443,128
					$1,392,800,000
					$1,448,512,000
			Return On Invested Capital (ROIC)(1)	20%	6.4%	5.24%
					8.0%
					9.6%
			Strategic Plan Initiatives	20%	0%	40%
					100%
					200%
Paul F. DeSantis Former Chief Financial Officer, Treasurer and Assistant Secretary(3)	$248,625	$0	Total Consolidated Operating Income(1)	20%	$94,480,000	$58,598,715
					$118,100,000
					$141,720,000
			EPS (Basic)(2)	30%	$2.10	$1.91
					$2.62
					$3.14
			Total Net Sales	10%	$1,337,088,000	$1,329,443,128
					$1,392,800,000
					$1,448,512,000
			Return On Invested Capital (ROIC)(1)	20%	6.4%	5.24%
					8.0%
					9.6%
			Strategic Plan Initiatives	20%	0%	0%
					100%
					200%
Randall L. Hicks(3) Former President, Bob Evans Restaurants	$281,775	$28,178	Bob Evans Restaurants Operating Income(1)	25%	$66,960,000	$44,875,070
					$83,700,000
					$100,440,000
			Bob Evans Restaurants Net Sales	25%	$965,952,000	$956,557,977
					$1,006,200,000
					$1,046,448,000
			Bob Evans Restaurants Return On Invested Capital (ROIC)	30%	7.2%	5.87%
					9.0%
					10.8%
			Strategic Plan Initiatives	20%	0%	50%
					100%
					200%

Named Executive Officer	2014 Target Cash Bonus	2014 Actual Cash Bonus Paid	Bonus Performance Goals, Weighting and Goal Attainment Level
			Goal	Weighting	Minimum Target Maximum	Actual
J. Michael Townsley President, BEF Foods	$233,915	$45,754	BEF Foods Operating Income	25%	$28,400,000	$16,718,426
					$35,500,000
					$42,600,000
			BEF Foods Net Sales	25%	$371,136,000	$372,101,841
					$386,600,000
					$402,064,000
			BEF Foods Return on Invested Capital (ROIC)	30%	8.8%	7.3%
					11.0%
					13.2%
			Strategic Plan Initiatives	20%	0%	90%
					100%
					200%
Joseph R. Eulberg Executive Vice President, Human Resources	$173,250	$29,453	Total Consolidated Operating Income(1)	20%	$94,480,000	$58,598,715
					$118,100,000
					$141,720,000
			EPS (Basic)(2)	30%	$2.10	$1.91
					$2.62
					$3.14
			Total Net Sales	10%	$1,337,088,000	$1,329,443,128
					$1,392,800,000
					$1,448,512,000
			Return on Invested Capital (ROIC)(1)	20%	6.4%	5.24%
					8.0%
					9.6%
			Strategic Plan Initiatives		0%	85%
				20%	100%
					200%
Harvey Brownlee Former Executive Vice President and Chief Restaurant Operations Officer, Bob Evans Restaurants	$225,000	$0	Bob Evans Restaurants Operating Income(1)	25%	$66,960,000	$44,875,070
					$83,700,000
					$100,440,000
			Bob Evans Restaurants Net Sales	25%	$965,952,000	$956,557,977
					$1,006,200,000
					$1,046,448,000
			Bob Evans Restaurants Return on Invested Capital (ROIC)	30%	7.2%	5.87%
					9.0%
					10.8%
			Strategic Plan Initiatives	20%	0%	0%
					100%
					200%
Richard B. Green Former Chief Risk and Compliance Officer	$174,420	$0	Total Consolidated Operating Income(1)	20%	$94,480,000	$58,598,715
					$118,100,000
					$141,720,000
			EPS (Basic)(2)	30%	$2.10	$1.91
					$2.62
					$3.14
			Total Net Sales	10%	$1,337,088,000	$1,329,443,128
					$1,392,800,000
					$1,448,512,000
			Return on Invested Capital (ROIC)(1)	20%	6.4%	5.24%
					8.0%
					9.6%
			Strategic Plan Initiatives	20%	0%	0%
					100%
					200%

(1)	For purposes of these performance goals, the results excluded the impact of several items, primarily noncash gains and charges, which included restructuring charges, severance payments, impairment costs, asset write-offs and costs associated with pre-payment of debt. The Compensation Committee when setting the goals initially excluded these items so that the performance measure more accurately reflected our actual performance and results of operations without the impact of these items.
(2)	The term “EPS (Basic)” means earnings-per-share computations are based on the weighted-average number of shares of common stock outstanding during the period presented. A reconciliation of earnings per share is as follows:

Consolidated Financial Results (Unaudited) (Thousands, except per share data)	Twelve Months Ended April 25, 2014
Earnings As Reported	$33,685
Non-GAAP Earnings Adjustments	$14,387
Adjusted Earnings	$48,072
Earnings Per Share as Reported
Basic	$1.27
Diluted	$1.26
Adjusted Earnings Per Share
Basic	$1.82
Diluted	$1.80
Average Shares Outstanding
Basic	26,450
Diluted	26,704

(3)	Messrs. DeSantis and Hicks announced their resignation from the Company effective at a time following the fiscal year ended April 25, 2014.

Stock-Based Incentive Compensation. The Compensation Committee believes that stock-based incentive compensation represents a very effective method to link management objectives and stockholders’ interests because it focuses our executive officers on creating long-term stockholder value. Our annual stock-based incentive compensation program is called the “Performance Incentive Plan.” The Performance Incentive Plan has two primary goals:

•	align the financial interests of our executive officers and stockholders to maximize long-term stockholder value; and

•	retain our key executives.

Each fiscal year, the amount of stock-based compensation that each of our named officers can receive under the Performance Incentive Plan is equal to a percentage of the named executive’s base salary determined by the Compensation Committee at the beginning of the fiscal year. The Compensation Committee sets each executive officer’s target stock-based incentive compensation based on the recommendation of the compensation consultant, the Chief Executive Officer and the Executive Vice President—Human Resources, each executive’s job function, performance and future potential, as well as the market median stock-based compensation opportunity for executives in similar positions in the restaurant industry (except for executive officers with positions that are not specific to the restaurant industry, for whom the market median stock-based compensation opportunity for the broader general industry segment is also considered). All of such target stock-based incentive compensation consists entirely of performance-based restricted stock or restricted stock units, which is awarded after the end of the fiscal year and vests ratably over the next three years. This is the same process used for all officers and employees.

This stock-based incentive compensation is “at risk” because the named executive must meet objective performance goals established by the Compensation Committee at the beginning of the fiscal year in order to receive the restricted stock award at the end of the fiscal year. These objective performance goals are tied to Company and business unit performance metrics derived from our annual operating plan, strategic plan goals and our BEST® Brand Builders. The amount of stock-based compensation granted depends on the extent to which the performance goals are achieved because we establish minimum, target and maximum performance targets. Our executive officers can receive anywhere from 0 to 150 percent of the at-risk portion of their target stock-based incentive compensation (i.e., a sliding scale is used with no award for performance below the minimum, 100 percent award for performance at target, and 150 percent award for performance at or above the maximum). The Compensation Committee believes that granting performance-based restricted stock is an appropriate form of incentive compensation because the value of the restricted stock is tied directly to our performance and it aligns the financial interests of our executive officers and stockholders.

Additionally, granting restricted stock when performance goals are achieved supports our goal of retaining key executives because the restricted stock vests over a three-year period beginning on the first anniversary of the grant date. If an executive officer’s employment with us terminates before the restricted stock vests, he or she will generally forfeit the unvested portion of the award. If the termination of employment is due to death, retirement or disability, the stock will still vest, and the Compensation Committee has discretion under the Equity and Cash Incentive Plan to allow the stock to vest if the termination is not for cause.

For the fiscal year ended April 25, 2014, the Compensation Committee set the target stock-based incentive compensation for our named executive officers at 75 percent to 275 percent of their base salaries. The Compensation Committee set the stock-based incentive compensation targets as follows: Messrs. Davis (275 percent), DeSantis (110 percent), Hicks (125 percent), Townsley (110 percent), Eulberg (75 percent), Green (100 percent) and Brownlee (95 percent).

The following table shows for each of our named executive officers the target value of their target stock-based compensation for the prior fiscal year, as well as the related performance goals and goal attainment level:

Stock-Based Incentive Compensation: Fiscal Year 2014 Table

Named Executive	2014 Value of Target Stock- Based Compensation	2014 Value of Actual Stock- Based Compensation Awarded(1)	Performance Incentive Plan, Weighting and Attainment Level
			Goal(2)	Weighting	Minimum Target Maximum	Actual
Steven A. Davis Chairman and Chief Executive Officer	$2,224,645	$0	EPS (Basic)	100%	$2.10	$1.91
					$2.62
					$3.14

Paul F. DeSantis Former Chief Financial Officer, Treasurer and Assistant Secretary(3)	$420,750	$0	EPS (Basic)	100%	$2.10	$1.91
					$2.62
					$3.14

Randall L. Hicks Former President, Bob Evans Restaurant(3)	$541,875	$0	Bob Evans Restaurants Operating Income	75%	$66,960,000	$44,875,070
					$83,700,000
					$100,440,000
			EPS (Basic)	25%	$2.10	$1.91
					$2.62
					$3.14
J. Michael Townsley President, BEF Foods	$395,856	$0	BEF Foods Operating Income	75%	$28,400,000	$16,718,426
					$35,500,000
					$42,600,000
			EPS (Basic)	25%	$2.10	$1.91
					$2.62
					$3.14
Joseph R. Eulberg Executive Vice President, Human Resources	$216,563	$0	EPS (Basic)	100%	$2.10	$1.91
					$2.62
					$3.14
Richard B. Green Former Chief Risk and Compliance Officer	$290,700	Not Applicable	EPS (Basic)	100%	$2.10	$1.91
					$2.62
					$3.14

Harvey Brownlee Former Executive Vice President and Chief Restaurant Operations Officer, Bob Evans Restaurants	$356,250	Not Applicable	Bob Evans Restaurant Operating Income	75%	$66,960,000	$44,875,070
					$83,700,000
					$100,440,000
			EPS (Basic)	25%	$2.10	$1.91
					$2.62
					$3.14

(1)	The total value of the Performance Incentive Plan award is divided by the closing stock price on the day of the grant to determine the number of shares of restricted stock or restricted stock units awarded.
(2)	For purposes of these performance goals, the results excluded the impact of several items, primarily noncash gains and charges, which included among other items restructuring charges, severance payments, impairment costs, asset write-offs and costs associated with remediation and stockholder activism. The Compensation Committee when setting the goals initially excluded these items so that the performance measure more accurately reflected our actual performance and results of operations without the impact of these items. For information on EPS (Basic), see footnote (2) under “Target Annual Cash Bonus: Fiscal Year 2014 Table.”
(3)	Effective May 16, 2014, Mr. DeSantis voluntarily resigned from his positions with the Company to accept the chief financial officer position with another public company.

Long-Term Performance-Based Incentive. In addition to the stock-based incentive compensation under our Performance Incentive Plan described above, Mr. Davis’ compensation package includes an additional stock-based compensation component. During fiscal year 2010, pursuant to the amended and restated employment agreement, we entered into the Long-Term Performance-Based Incentive plan (the “LTPBI” plan), which is described below. The LTPBI plan provided for the award of performance shares to Mr. Davis based on our performance over the five-year period beginning in fiscal year 2010 through fiscal year 2014 (the “Five-Year Performance Period”). The Five-Year Performance Period ended on April 25, 2014.

At the beginning of each fiscal year included in the Five-Year Performance Period, Mr. Davis was eligible for a grant of a number of performance shares equal to 125 percent of his base salary, divided by the average closing price of our stock for the trading days in the 180-day period that precedes the seventh day before the date of the grant. At the end of each fiscal year during the Five-Year Performance Period, the performance shares granted with respect to that fiscal year were to be added to a “Potential Award Pool” if (1) our net income growth for the fiscal year was (a) greater than or equal to the net income growth goal established by the Compensation Committee at the beginning of the fiscal year or (b) ranked greater than or equal to the 50th percentile for net income growth in a peer group that the Compensation Committee approved for that fiscal year. At the time the target was set, the Compensation Committee would also establish factors that can be considered in the final determination of the net income growth target, such as adjusting the net income growth by the exclusion of restructuring or other charges.

The following table summarizes the actions under the LTPBI plan:

Summary of LTPBI Plan—Fiscal Years 2010-2014 Table

Fiscal Year	Shares “Granted”	Potential Award Pool Shares
2010	44,151	44,151
2011	33,067	0
2012	30,699	30,699
2013	26,441	0
2014	23,283	0
Total Potential		74,850
Total Awarded		0

In order for Mr. Davis to have received any of the performance shares in the Potential Award Pool at the end of fiscal year 2014, our annual average total stockholder return (“TSR”) over the Five-Year Performance Period had to be equal to or greater than the 50th percentile as compared to the Peer Group. The TSR over the Five-Year Performance Period was not equal to or greater than the 50th percentile as compared to the Peer Group, and as such Mr. Davis did not receive any of the Potential Award Pool Shares at the end of fiscal year 2014.

What retirement benefits does Bob Evans provide to its executives?

Our Compensation Committee and management believe that it is important to provide post-retirement benefits to employees who reach retirement age. Our retirement benefits consist of the following components:

401(k) Plan. We maintain a qualified 401(k) retirement savings plan. Employees who are at least age 19 and have completed at least 1,000 hours of service are eligible to participate. Our executive officers also participate in the 401(k) plan.

Our 401(k) plan operates on a calendar year basis. Currently, any company match on employee contributions is based on our financial performance using a blend of the EPS. For calendar year 2013, the EPS for the third and fourth quarter of fiscal year 2013 and the first and second quarter of fiscal year 2014 was used to determine the proposed matching contribution of $.25 on the dollar for the first six percent of eligible compensation. Any future matching contributions to the 401(k) plan will continue to be based upon our financial performance. Employee contributions to the 401(k) plan vest immediately as required by regulations, while our matching contributions vest ratably based on years of service (with 100 percent vesting after six years of service).

The Internal Revenue Service requires certain nondiscrimination testing that may place limits on amounts that Highly Compensated Employees (“HCE”), may contribute to our 401(k) plan. An HCE is defined as any employee that earned at least $115,000 or more in the previous calendar year. For calendar year 2013, the testing required the plan to limit the contributions of HCE’s to no more than three percent of their compensation or $7,650, whichever is less. However, any employee may also make a catch-up contribution, as defined by IRS regulation, if eligible. In turn, our matching contributions to the 401(k) plan are then limited for these individuals. Our matching contributions to the 401(k) plan for our named executive officers are included in the “All Other Compensation” column of the “Summary Compensation Table” and in the “All Other Compensation for Fiscal Year 2014 Table,” located in the section titled “Executive Compensation” of this proxy statement.

All employees participating in the 401(k) plan are eligible to receive a distribution upon normal retirement (age 62) or early retirement (age 55 with at least six years of service); death; disability or termination of employment. They may also receive distributions while they are still employed if they suffer a financial hardship or reach age 62. Employees may elect to receive their 401(k) plan account balances in a lump sum or in installments spread over a maximum of 10 years.

Executive Deferral Plan. We maintain an executive deferral plan, which is a nonqualified deferred compensation plan. Our deferral plan allows certain management employees to defer a portion of their base salaries and up to 100 percent of their cash bonus and stock awards into the plan before most taxes are withheld. For calendar year 2013 (which includes part of our 2013 and 2014 fiscal years), the Board approved a matching contribution of $0.25 on the dollar for (1) the first six percent of eligible compensation contributed to the executive deferral plan, less (2) the amount of the matching contribution already contributed for that employee into the 401(k) plan. This matching contribution was determined in the same manner as the 401(k) match described in the preceding section.

We believe the executive deferral plan promotes personal savings and facilitates tax deferral, as well as compensates for deferral limits under our 401(k) plan. The primary benefit to participants of this plan is that most taxes are deferred until the money is distributed from the plan, so savings accumulate on a pre-tax basis. We believe our deferral plan benefits our stockholders by promoting employee retention. We also believe we need to offer this type of plan to compete effectively for executive talent because many other companies offer this type of plan. The deferral plan also reduces the Company’s current cash obligations. For a more detailed description of the deferral plan and information regarding contributions to the deferral plan, please refer to the “Nonqualified Deferred Compensation for Fiscal Year 2014 Table” and accompanying explanation, located in the “Executive Compensation” section of this proxy statement.

Supplemental Executive Retirement Plan. We maintain a supplemental executive retirement plan or “SERP” for a limited number of management employees, including certain of our executive officers. The SERP is a nonqualified defined contribution plan designed to supplement the retirement benefits of its participants. The SERP is designed to pay an employee who retires after the participant’s 62nd birthday with an annual target benefit up to 55 percent (depending on years of service) of the participant’s final average earnings when combined with our contributions to the participant’s 401(k) plan account and 50 percent of the participant’s Social Security benefit. For a more detailed description of the SERP and information regarding contributions to the deferral plan, please refer to the “Nonqualified Deferred Compensation for Fiscal Year 2014 Table” and accompanying explanation, located in the “Executive Compensation” section of this proxy statement.

In June 2009, our Board amended the SERP to preclude the addition of new participants. The Compensation Committee recommended this amendment to the Board based upon its assessment that the SERP was no longer a necessary incentive for recruiting new executive talent. The Compensation Committee concluded that it was appropriate for us to continue to make contributions to the accounts of existing SERP participants because it is an effective tool for retaining these executives and they relied upon their participation in the SERP when deciding to join us and/or remain in our employ.

Does Bob Evans provide any of its executive officers with severance or change in control benefits?

Yes. Under the terms of our equity-based compensation plans, our employment agreement with Mr. Davis and our Change in Control and Severance Program (the “CIC/Severance Program”), our named executive officers are entitled to payments and benefits under certain circumstances, including a termination of employment in connection with a change in control. These arrangements are described in detail under “—Employment Agreement—Chief Executive Officer” and “—Change in Control and Severance Program,” later in this proxy statement. A table showing the incremental compensation that would have been payable to our named executive officers at the end of fiscal year 2014 under various termination of employment scenarios is located under the heading “—Potential Payouts upon Termination or Change-in-Control” later in this proxy statement.

The change in control benefit provided for in the CIC/Severance Program is designed to retain key executives during the period in which a transaction involving a change in control is being negotiated or during a period in which a hostile takeover is being attempted. We believe that our operations and the overall value of our Company could be adversely affected if the officers who have change in control benefits left us during or immediately after our acquisition by another company.

Does Bob Evans provide its executives with perquisites?

Due to the regional nature of our business and the need for our officers and other personnel to spend time in the field visiting our restaurants, food products plants, customers and key suppliers, all of our officers, including the named executive officers, are provided with a monthly car allowance or a company car. The personal use of this benefit is included as income to the officer. The Company provided a tax gross-up of this amount as to personal use of company cars. For fiscal year 2015 and thereafter the policy has changed and those officers will no longer receive a car allowance or Company car, or a tax gross-up. The annual value equivalent of the car allowance was added to the officers’ base salary without including the value of the gross-up.

We share a plane with another company through a joint ownership arrangement. We do this in order to provide efficient business travel options for our management. The jointly-owned aircraft allows employees to be far more productive than if commercial flights were utilized, as the aircraft provides a confidential and highly productive environment in which to conduct business without the schedule constraints imposed by commercial airline services.

In fiscal year 2014 there was some nominal use of the plane for personal use by one of the named executive officers. The value of the personal use is included as income to the officer. The value is determined in accordance with the SEC guidance. In determining the incremental cost to the Company of the personal use of the Company aircraft, the Company calculates the direct variable operating cost on an hourly basis, including all costs that may vary by the hours flown. Items included in calculating this cost are: aircraft fuel and oil; travel, lodging and other expenses for crew; prorated amount of repairs and maintenance; prorated amount of rental fee on airplane hangar; catering; logistics (landing fees, permits, etc.); telecommunication expenses and other supplies; and the amount, if any, of disallowed tax deductions associated with such use. When the aircraft is already flying to a destination for business purposes, only the direct variable costs associated with the additional passenger (for example, catering) are included in determining the aggregate incremental cost to the Company. If the aircraft flies empty before picking up or after dropping off a passenger flying for personal reasons, this “deadhead” segment is included in the incremental cost.

The value and type of “perquisites” (as defined by the regulations of the SEC) provided to our named executive officers in fiscal year 2014 are included in the “All Other Compensation” column of the “Summary Compensation Table,” and in the “All Other Compensation for Fiscal Year 2014 Table.”

What other benefits does Bob Evans provide to its executives?

All of our executive officers are eligible to participate in our employee benefit programs, including life, health and dental insurance plans, on the same terms as all other full time employees.

Does Bob Evans have a policy for granting equity awards?

We have a formal “Equity Award Granting Policy.” Among other things, the policy:

•	states that the exercise price of all equity awards will be the closing price of our stock on the grant date;

•	states that the Compensation Committee or the full Board must approve all equity awards, or any changes to such awards, at a meeting (not by written consent); and

•	sets forth specific procedures for issuing and documenting equity awards.

Historically, we have granted equity awards to our employees at a fixed time every year, the date of the regularly scheduled Compensation Committee meeting in June. The June meeting occurs after we release our fiscal year-end financial results with sufficient time to elapse for the public to absorb our results. The annual performance awards are based on financial metrics that are fixed approximately a year in advance of the June Compensation Committee meeting. If the metrics are met, and the Compensation Committee grants the performance awards, the grant then vests on a pro rata basis over a three year period, with the first third vesting a year after the grant date.

We make annual equity awards to members of our Board in accordance with our Director Compensation Program. These awards are issued on the date directors are elected at our annual meeting of stockholders typically held in August. The annual meeting of stockholders is also scheduled to occur after the release of our year-end and first quarter financial results.

Our current stock-based compensation plan prohibits repricing equity awards without stockholder approval.

What is the role of the compensation consultant?

The role of the compensation consultant is to assist the Compensation Committee by providing objective information and expertise necessary for the Compensation Committee to make informed decisions that are in the best interests of our business and stockholders. The compensation consultant also keeps the Compensation Committee informed as to compensation trends and developments affecting public companies in general and our industries in particular.

The Compensation Committee charter provides that the Compensation Committee has sole authority to retain and terminate a compensation consulting firm and to approve the terms and fees of any such firm for services provided to the Compensation Committee. In addition the Charter states that the Compensation Committee has to approve any engagement of a compensation consulting firm by the Company. In February 2013, the Compensation Committee charter was amended to provide that before engaging a compensation adviser (other than in-house legal counsel), the Compensation Committee shall consider all factors as could affect the independence of such consultant, counsel or advisor as may be identified from time to time in the rules and regulations of the SEC and the listing standards of NASDAQ relevant to that adviser’s independence from management, including the six factors currently enumerated under Exchange Act Rule 10C-1 and the NASDAQ listing standards.

For the fiscal year 2014, the Compensation Committee engaged Towers Watson to provide executive compensation consulting services. Prior to determining to retain Towers Watson, as required in the Committee’s Charter, the Compensation Committee considered all factors that could affect the independence of Towers Watson, including the six factors currently enumerated under Exchange Act Rule 10C-1 and the NASDAQ listing standards. The Compensation Committee also considered the quality of the services Towers Watson provided to the Compensation Committee in the past and the ability of Towers Watson personnel to provide objective assistance and advice to the Compensation Committee.

The Compensation Committee also approved the continued engagement by the Company of Towers Watson for a nominal level of services originally approved in 2012 related to our health care plan and other health and welfare plans. This approval was based on the facts that the Towers Watson’s services would be nominal and cease on or before December 31, 2013. Towers Watson also confirmed to the Compensation Committee in writing that it maintains policies and processes to mitigate potential conflicts of interest issues that could impair its independence when providing consulting services to the Compensation Committee, while also providing other services to the Company. These included the following:

•	the individuals who provide consulting services to the Compensation Committee were not personally involved in doing work in any of the other areas in which Towers Watson provided other services to the Company;

•	the individuals who provide consulting services to the Compensation Committee did not share information about the specific work they did on behalf of the Compensation Committee with other Towers Watson staff who provided assistance to the Company on other engagements;

•	the individuals who provide consulting services to the Compensation Committee were not directly compensated for increasing the total revenues that Towers Watson generated from providing other services to the Company or expanding the range of such services that Towers Watson provided to the Company; and

•	the individuals who provide consulting services to the Compensation Committee are prohibited from owning any stock in the Company.

The Compensation Committee also considered that no business or personal relationships exist between any members of the Towers Watson team advising the Company, on the one hand, and the Company, any member of the Compensation Committee or any of our executive officers, on the other hand, other than in connection with the services provided and that the total fees paid by the Company to Towers Watson for all services during fiscal year 2014 were far less than one percent of Towers Watson’s total revenue for the applicable fiscal year.

In addition to Towers Watson, the Compensation Committee has also relied upon in-house counsel to provide legal advice to the Committee regarding its role, responsibilities, and legal developments that may relate to executive compensation issues, and to assist the Compensation Committee regarding the structuring and implementation of its decisions and strategies from a legal perspective. Our in-house counsel typically attends the meetings of the Compensation Committee. Our in-house counsel has on occasion sought the advice of outside counsel in the formulation of in-house counsel’s advice to the Compensation Committee.

Does Bob Evans have stock ownership requirements?

Yes, we implemented stock ownership guidelines for our directors and officers in 2005, and the guidelines are updated periodically. We believe the guidelines further align the motivations and interests of our directors and officers with the interests of our stockholders. The guidelines ensure that the individuals responsible for our stewardship and growth have a significant personal stake in our performance and progress.

The ownership guidelines for our officers vary based on the officer’s position. The following table shows our current stock ownership guidelines:

Position	Number of Shares
Chief Executive Officer	100,000
Chief Financial Officer and Treasurer	40,000
President, BEF Foods	40,000
President, Bob Evans Restaurants	40,000
Executive Vice President	30,000
Senior Vice President and Chief Accounting Officer	10,000
Senior Vice President and Chief Information Officer	10,000
Senior Vice President	10,000
Vice President	5,000
Member, Board of Directors	12,500

We count towards these requirements any shares directly and beneficially owned, shares held beneficially through our 401(k) plan, employee stock ownership plan and dividend reinvestment plan, unvested restricted stock and stock options that will vest in the next 60 days, and phantom stock held under our deferred compensation programs.

Each of our officers and directors is expected to meet 50 percent of the applicable stock ownership guideline within three years and 100 percent of the stock ownership guideline within five years from the later of (1) the implementation of revised stock ownership guidelines; (2) his/her election as an officer or director; or (3) his/her promotion to a position with a higher stock ownership guideline. All of our Directors and named officers are currently in full compliance or exceed these guidelines.

What is the potential impact of executive misconduct on compensation?

The Compensation Committee has adopted an Executive Compensation Recoupment Policy (the “Recoupment Policy”). Each executive officer has executed an agreement acknowledging their understanding of the Recoupment Policy. Under the Recoupment Policy, we may recoup annual cash bonuses, stock-based awards, performance-based compensation, and any other forms of cash or equity compensation (other than salary) paid to our executive officers under certain circumstances. The Recoupment Policy will apply in the event of a restatement of our previously issued financial statements as a result of error, omission, fraud or noncompliance with financial reporting requirements. The Compensation Committee will review the facts and circumstances underlying any restatement (including any potential wrongdoing and whether the restatement was the result of negligence or intentional or gross misconduct) and will seek to recover all or a portion of the compensation paid to an executive officer (other than salary) with respect to any fiscal year in which our financial results are negatively affected by the restatement. Recoupment may include, but is not limited to, reimbursement by the executive officer of the amount of cash bonuses received, cancellation or forfeiture of outstanding stock-based compensation and the payment to us of stock sale proceeds. In any instance in which the Compensation Committee concludes that an executive officer engaged in an act of fraud or misconduct that contributed to the need for a financial restatement, the Compensation Committee may, in its discretion, recover, and the executive officer will forfeit or repay, all of the executive officer’s compensation (other than salary) for the relevant period, plus a reasonable rate of interest.

Additionally, if the Board were to determine that an executive officer harmed us through fraud or intentional misconduct, the Board would take action to remedy the misconduct, prevent its occurrence in the future and impose appropriate discipline, which might include termination of employment or suing the executive officer for breach of fiduciary duty. Our Equity and Cash Incentive Plan provides that all unvested awards under the Equity and Cash Incentive Plan will be forfeited if an employee’s service is terminated for cause. If our Chief Executive Officer or Chief Financial Officer were to engage in misconduct that resulted in a financial restatement for material non-compliance with securities laws, they would be required by law to reimburse us for bonuses, other incentive compensation, and profits from sales of our stock.

Does Bob Evans consider tax and accounting implications when making compensation decisions?

Yes, the Compensation Committee considers the financial reporting and tax consequences to us of compensation paid to our executive officers when it determines the overall level of compensation and mix of compensation components. The Compensation Committee generally seeks to balance the goal of providing our executive officers with appropriate compensation with the need to maximize the deductibility of compensation.

Section 162(m) of the Internal Revenue Code (“Code”) prohibits us from claiming a deduction on our federal income taxes for compensation in excess of $1,000,000 per taxable year paid to our Chief Executive Officer and our three other most highly compensated executive officers (but excluding our Chief Financial Officer) who are employed at the end of the fiscal year. There is an exception to this rule for compensation that qualifies as “performance-based,” which means that the compensation is only paid if the executive officer’s performance meets pre-established objective goals based on performance criteria approved by our stockholders.

We do not have a policy requiring all compensation to be deductible under Code Section 162(m) because the Compensation Committee believes there may be circumstances under which it is appropriate to forgo deductibility. However, we designed the annual cash performance bonus and stock-based compensation components of our executive compensation program to qualify as performance-based compensation by setting goals that are based on the performance criteria approved by our stockholders as part of our Equity and Cash Incentive Plan (with limited exceptions for some individual performance goals). We were able to deduct all of the compensation we paid in fiscal year 2014.

Our CIC/Severance Program became effective on January 1, 2011 and eliminated the tax gross up provisions we had in effect prior to that date that existed in the individual change in control agreements we had with some of our officers.

We have amended our compensation plans to comply with Section 409A of the Code. Section 409A is intended to eliminate perceived abuses related to the timing of elections and distributions, as well as the acceleration of payments, under nonqualified retirement plans and other nonqualified deferred compensation arrangements.

What significant actions has the Compensation Committee taken since the end of fiscal year 2014?

Our Compensation Committee has reviewed the performance of our Company and our executive officers for fiscal year 2014, including the extent to which the performance goals set at the beginning of the fiscal year were met. Based on this review, the Compensation Committee approved the annual cash bonuses and long-term incentive awards outlined in the tables above.

The Compensation Committee established fiscal year 2015: (1) base salaries; (2) annual cash bonus targets and related performance goals; and (3) target stock-based compensation and related performance goals under the Performance Incentive Plan for our executive officers.

The following table sets forth the approved 2015 base salaries over 2014 base salary:

Fiscal Year 2015 Base Salary Increase Table

Name and Title	Base Salary Increase(2)	Fiscal Year 2015 Base Salary(3)	Fiscal Year 2015 Base Salary Adjusted with Conversion of Automobile Allowance(4)
Steven A. Davis Chairman of the Board and Chief Executive Officer	$0	$808,962	$815,245
Paul F. DeSantis(1) Former Chief Financial Officer, Treasurer and Assistant Secretary	$0	$382,500	N/A
Randall L. Hicks(2) Former President, Bob Evans Farms, LLC (dba Bob Evans Restaurants)	$0	$433,500	$433,500
J. Michael Townsley President, BEF Foods, Inc.	$0	$359,869	$382,359
Joseph R. Eulberg Executive Vice President, Human Resources	$0	$288,750	$311,240

(1)	Effective May 16, 2014, Mr. DeSantis voluntarily resigned from his positions with the Company to accept the chief financial officer position with another public company.
(2)	Effective March 4, 2014, Mr. Hicks, the President of Bob Evans Farms, LLC (dba Bob Evans Restaurants) announced his retirement from his position with the Company. Mr. Hicks retained his position while the Company searches for a replacement. Mr. Hicks is expected to leave the Company effective July 1, 2014.
(3)	The Compensation Committee determined not to provide to officers of the Company, including the named officers, any increase to their fiscal year 2015 Base Salary.
(4)	Effective May 22, 2014, the Compensation Committee determined, to no longer provide a car allowance, company car, or tax gross up to the officers of the Company, but determined to take the current fiscal year 2014 value equivalent of the car allowance perquisite, less the tax gross-up, and add that to the officers’ fiscal year 2015 base salary.

Based on the survey and salary information discussed above, as well as discussions with Towers Watson, the Compensation Committee determined that the named officers’ base salaries should not be increased for fiscal year 2015. In making this decision, the Compensation Committee took into consideration the Base Salary for each of the executive officers during the last several years.

In the case of Mr. Davis, the Chief Executive Officer, the Compensation Committee determined the change in his Base Salary for fiscal year 2015 was due to the Company’s overall performance and the market competitiveness of his current base salary. In determining the Base Salaries for the other named officers, the Compensation Committee determined the Base Salary’s for fiscal year 2015 was due to the Company’s overall performance and the market competitiveness of their current base salaries.

The table below sets forth the fiscal year 2015 target annual cash bonus (as a percentage of annual base salary) and associated performance goals established by the Compensation Committee for each named executive:

Fiscal Year 2015 Target Annual Cash Bonus Table

Name and Title	2015 Target Annual Cash Bonus	Bonus Performance Goals
		Goal	Weighting
Steven A. Davis Chairman and Chief Executive Officer	105%	Total Consolidated Operating Income	40%
		Earnings Per Share (Basic)	20%
		Total Net Sales	20%
		Strategic Plan Initiatives	20%
Paul F. DeSantis(2) Former Chief Financial Officer, Treasurer and Assistant Secretary	65%	Total Consolidated Operating Income	40%
		Earnings Per Share (Basic)	20%
		Total Net Sales	20%
		Strategic Plan Initiatives	20%
Randall L. Hicks(3) Former President, Bob Evans Restaurants	65%	Bob Evans Restaurants Operating Income	40%
		Bob Evans Restaurants Same Store Sales	20%
		Bob Evans Restaurants Net Sales	20%
		Strategic Plan Initiatives	20%
J. Michael Townsley President, BEF Foods, Inc.	65%	BEF Foods Operating Income	40%
		BEF Foods Net Sales	20%
		Pounds Sold	20%
		Strategic Plan Initiatives	20%
Joseph R. Eulberg Executive Vice President, Human Resources	60%	Total Consolidated Operating Income	40%
		EPS	20%
		Net Sales	20%
		Strategic Plan Initiatives	20%

(1)	For purposes of fiscal year 2015 performance goals, the Compensation Committee determined within the first 90 days of the fiscal year that it may exclude certain income and/or expense items that are not indicative of ongoing results including: “strategic” items (charges or credits related to our high-level strategic direction, such as restructurings, acquisitions, divestitures, the purchase or sale of equities, and the issuance or payment of debt); “regulatory” items (charges or credits due to changes in tax or accounting rules); “external” items (charges or credits due to external events such as natural disasters); and “other” significant unusual, nonrecurring or rare items (such as charges or credits due to litigation or legal settlements, the disposal of assets or asset impairment).
(2)	Effective May 16, 2014, Mr. DeSantis voluntarily resigned from his positions with the Company to accept the chief financial officer position with another public company.
(3)	Effective March 4, 2014, Mr. Hicks, the President of Bob Evans Restaurants announced his retirement. Mr. Hicks continued in his position while the Company searched for his replacement. Mr. Hicks retired effective July 1, 2014.

The Compensation Committee has consistently sought to utilize performance goals for its executives that are aligned with our stockholders’ interests. As the Compensation Committee determined the key goals for the fiscal year 2015 incentive compensation, a priority was given to using goals that would incentivize actions aligned with the stockholders’ interests. For the executives whose responsibilities are primarily company-wide, such as Messrs. Davis and Eulberg, the Compensation Committee selected the Company’s Total Consolidated Operating Income, Earnings Per Share, and Total Net Sales. The Compensation Committee believes these goals will strongly encourage these executives to drive successful execution of key performance indicators, which past performance has demonstrated drives stockholder value. The Compensation Committee also determined that 20 percent of each of these executives’ annual cash incentive opportunity would be tied to strategic goals specific to that executive. The Compensation Committee determined the goals for Messrs. Hicks and Townsley are similar, with the exception that their goals are specific to the performance of the Company’s Bob Evans Restaurants and BEF Foods segments, respectively. For fiscal year 2015 these strategic plan initiatives include the following items for Bob Evans Restaurants, which is to drive sales including off-premise catering and carry-out; and for BEF Foods to drive retail sales by maximizing our in-store opportunity, continue to drive profit margins, and continued capitalization of optimized plant network which began during the last several years.

The table below sets forth the target stock-based incentive compensation (as a percentage of annual base salary) and performance goals established by the Compensation Committee for each named executive officer under the Performance Incentive Plan for fiscal year 2015:

Fiscal Year 2015 Target Stock-Based Incentive Compensation Table

Name and Title	2015 Target Stock Incentive Compensation	Performance Incentive Plan(1)
		Goal	Weighting
Steven A. Davis Chairman of the Board and Chief Executive Officer	275%	EPS (Basic)	100%

Paul F. DeSantis(2) Former Chief Financial Officer, Treasurer and Assistant Secretary	110%	EPS (Basic)	100%

Randall L. Hicks(3) Former President, Bob Evans Restaurants	125%	Bob Evans Restaurants Operating Income EPS (Basic)	75 25	% %

J. Michael Townsley President, BEF Foods, Inc.	110%	BEF Foods Operating Income EPS (Basic)	75 25	% %

Joseph R. Eulberg Executive Vice President, Human Resources	75%	EPS (Basic)	100%

(1)	For purposes of fiscal year 2015 performance goals, the Compensation Committee determined within the first 90 days of the fiscal year that it may exclude certain income and/or expense items that are not indicative of ongoing results including: “strategic” items (charges or credits related to our high-level strategic direction, such as restructurings, acquisitions, divestitures, the purchase or sale of equities, and the issuance or payment of debt); “regulatory” items (charges or credits due to changes in tax or accounting rules); “external” items (charges or credits due to external events such as natural disasters); and “other” significant unusual, nonrecurring or rare items (such as charges or credits due to litigation or legal settlements, the disposal of assets or asset impairment).
(2)	Effective May 16, 2014, Mr. DeSantis voluntarily resigned from his positions with the Company to accept the chief financial officer position with another public company. Effective May 16, 2014 Mr. Ashworth was appointed as the Chief Financial Officer and Treasurer in the interim during the search for a chief financial officer.
(3)	Effective March 4, 2014, Mr. Hicks, the President of Bob Evans Restaurants announced his retirement. Mr. Hicks continued in his position while the Company searched for his replacement. Mr. Hicks retired effective July 1, 2014.

As with the Annual Cash Bonus goals, the Compensation Committee adopted goals that are designed to create value for the stockholders. As such, the Compensation Committee determined that Messrs. Davis and Eulberg’s Stock-Based Incentive awards are measured by the Company’s Earnings Per Share goals, while Messrs. Hicks’ and Townsley’s Stock-Based Incentive awards are measured by the Company’s Earnings Per Share goals as well as the Bob Evans Restaurants and BEF Foods, Inc., operating income, respectively.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into Bob Evans’ Annual Report on Form 10-K for the fiscal year ended April 25, 2014.

Submitted by the Compensation Committee:

Paul S. Williams (Chairperson), Michael J. Gasser, Cheryl L. Krueger and Eileen A. Mallesch

EXECUTIVE COMPENSATION

Summary Compensation for Fiscal Years 2014, 2013 and 2012

The following table lists the annual compensation for the fiscal years 2014, 2013 and 2012 of our chief executive officer, chief financial officer, our three other most highly compensated executive officers, as well as two former named executive officers, as of the end of fiscal year 2014. These executive officers, with the exception of our former officers, Messrs. Green and Brownlee, are our “named executive officers” for the fiscal year 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Steven A. Davis Chairman of the Board and Chief Executive Officer	2014 2013 2012	$808,056 785,400 785,400	$0 0 0	$1,969,569 2,818,575 1,896,856	$0 0 0	$67,953 508,244 725,957	$272,796 262,219 225,995	$3,118,374 4,374,438 3,634,208

Paul F. DeSantis Former Chief Financial Officer, Treasurer and Assistant Secretary(6)	2014 2013 2012	382,212 375,000 375,000	0 0 0	394,984 594,387 56,459	0 0 0	0 131,942 202,386	37,345 47,213 32,746	814,541 1,148,542 666,591

Randall L. Hicks Former President, Bob Evans Farms, LLC (dba Bob Evans Restaurants)(7)	2014 2013 2012	433,173 380,865 350,000	0 0 0	313,025 433,376 308,912	0 0 0	28,178 68,473 201,432	89,200 85,382 64,092	863,576 968,096 924,436

J. Michael Townsley President, BEF Foods, Inc.	2014	358,611	0	406,939	0	45,754	63,153	874,457

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total

Joseph R. Eulberg Executive Vice President, Human Resources	2014	288,221	0	279,722	0	29,453	80,738	678,134

Harvey Brownlee Former Executive Vice President and Chief Restaurant Operations Officer, Bob Evans Restaurants	2014 2013 2012	141,346 396,773 412,000	0 0 0	371,997 638,279 500,015	0 0 0	0 103,696 202,797	445,789 95,676 89,982	959,132 1,234,424 1,204,794

Richard B. Green Former Chief Risk and Compliance Officer	2014 2013 2012	292,335 285,000 285,000	0 0 0	285,880 396,254 332,717	0 0 0	0 90,852 141,981	841,114 31,153 31,648	1,419,329 803,259 791,346

(1)	Each of the named executive officers, except Messrs. Brownlee and Green, deferred a portion of his salary under our executive deferral plan, as set forth in the “Nonqualified Deferred Compensation” table that follows. Each of the named executive officers also contributed a portion of his salary to our 401(k) plan.
(2)	Amounts in this column represent cash bonus amounts that are not performance based, such as discretionary cash bonuses. Our bonus programs are performance based.
(3)	These amounts represent the aggregate grant date fair value of awards for fiscal years 2014, 2013, and 2012, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. Amounts shown do not reflect compensation actually received or that may be realized in the future. The value actually received by the named executive officers in fiscal year 2014 is set forth in the “Option Exercises and Stock Vested for Fiscal Year 2014” table that follows. For further information, including information relating to the assumptions underlying the valuation of the stock awards, refer to Note 8 of our financial statements in our Annual Report on Form 10-K for the year ended April 25, 2014 as filed with the SEC. See the “Grants of Plan-Based Awards for Fiscal Year 2014” table for information on stock awards made in fiscal year 2014.
(4)	The amounts in this column represent the annual cash bonus earned by each of the named executive officers in the fiscal year indicated based on the achievement of performance goals established by the Compensation Committee at the beginning of that fiscal year. Bonuses shown were paid within 2-1/2 months after the end of the respective fiscal year, and each of the named executive officers, except Messrs. Brownlee, DeSantis and Green in 2012, deferred a portion of his cash bonus to our executive deferral plan. The amounts deferred for fiscal year 2011 were included in the “Nonqualified Deferred Compensation Table” for fiscal year 2012. The amounts deferred for fiscal year 2012 are included in the “Nonqualified Deferred Compensation Table” for fiscal year 2013. The amounts deferred for fiscal year 2013 will be included in the “Nonqualified Deferred Compensation Table” for fiscal year 2014.
(5)	See the “All Other Compensation for Fiscal Year 2014 Table” below for additional information.
(6)	Effective May 16, 2014, Mr. DeSantis voluntarily resigned from his positions with the Company to accept the chief financial officer position with another public company.

(7)	Effective March 4, 2014, Mr. Hicks, the President of Bob Evans Restaurants announced his retirement. Mr. Hicks continued in his position while the Company searched for his replacement. Mr. Hicks retired effective July 1, 2014.

All Other Compensation for Fiscal Year 2014

The following table describes each component of the “All Other Compensation” column in the “Summary Compensation Table” above for fiscal year 2014.

All Other Compensation for Fiscal Year 2014 Table

Name of Executive	Contributions to Employee Plans(1)	Tax Reimbursement Payments(2)	Personal Use of Automobile and/or Auto Allowance(3)	Other(4)		Total
Steven A. Davis Chairman of the Board and Chief Executive Officer	$203,820	$15,000	$16,779	$37,197		$272,796

Paul F. DeSantis Former Chief Financial Officer, Treasurer and Assistant Secretary(5)	8,078	0	22,490	6,777		37,345

Randall L. Hicks Former President, Bob Evans Restaurants(6)	70,092	4,260	8,709	6,139		89,200

J. Michael Townsley President, BEF Foods, Inc.	54,346	1,218	2,489	5,100		63,153

Joseph R. Eulberg Executive Vice President, Human Resources	51,957	0	22,490	6,291		80,738

Harvey Brownlee Former Executive Vice President and Chief Restaurant Operations Officer, Bob Evans Restaurants	62,130	0	7,785	375,874	(7)	445,789

Richard B. Green Former Chief Risk and Compliance Officer	1,913	0	22,490	816,711	(8)	841,114

(1)

The amounts in this column include our contributions paid to the accounts of each of the named executive officers under our 401(k) plan, our executive deferral plan and our supplemental executive retirement plan (“SERP”). In fiscal year 2014, we made a $1,913 matching contribution to the 401(k) plan account of each of the named executive officers, except Messrs. Brownlee who received $0. Our fiscal year 2014 matching contributions to the executive deferral plan were $17,930; $6,165; $5,659, $5,720, $4,172, $0 and $0 for Messrs. Davis, DeSantis, Hicks, Townsley, Eulberg, Brownlee and Green, respectively. Our fiscal year 2013 contributions to the SERP which were contributed in fiscal year 2014 were $183,978; $62,521, $46,713, $45,872 and $62,130 for Messrs. Davis, Hicks, Townsley, Eulberg and Brownlee (forfeited at termination), respectively. Messrs. DeSantis and Green are not participants in the SERP.
(2)	The amounts in this column represent reimbursement for the payment of taxes (i.e., “gross-ups”) with respect to the personal use of corporate automobiles.
(3)	The amounts in this column represent a cash car allowance paid to Messrs. Davis, DeSantis, Hicks, Townsley, Eulberg, Brownlee and Green and the incremental cost we incurred for the personal use of corporate automobiles by Messrs. Davis and Hicks.
(4)	This column includes retirement payments, other expense reimbursements and perquisites, valued at the incremental cost to our Company. The amount listed for Mr. Davis includes the following: personal use of the corporate plane, $27,445; the balance of the amount was related to imputed income on life insurance policy, phone expense reimbursements and personal professional fees. The incremental cost associated with the personal use of the plane is described above under “Does Bob Evans provide its executives with perquisites?” section of the proxy statement.
(5)	Effective May 16, 2014, Mr. DeSantis voluntarily resigned from his positions with the Company to accept the chief financial officer position with another public company.
(6)	Effective March 4, 2014, Mr. Hicks, the President of Bob Evans Restaurants announced his retirement. Mr. Hicks continued in his position while the Company searched for his replacement. Mr. Hicks retired effective July 1, 2014.
(7)	Includes the amount paid to Mr. Brownlee as severance associated with the elimination of his position.
(8)	Includes the amount paid to Mr. Green as severance associated with the elimination of his position.

Grants of Plan-Based Awards for Fiscal Year 2014

The following table presents information on plan-based awards granted to each of the named executive officers during fiscal year 2014.

Grants of Plan-Based Awards for Fiscal Year 2014 Table

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Steven A. Davis	6/18/2013	$0	$849,410	$1,698,820	$0	$2,224,645	$3,336,968			$47.79	$1,969,569

Paul F. DeSantis(6)	6/18/2013	0	248,625	497,250	0	420,750	631,125			47.79	394,984

Randall L. Hicks(7)	6/18/2013	0	281,775	563,550	0	541,875	812,813			47.79	313,025

J. Michael Townsley	6/18/2013 6/21/2013	0	233,915	467,830	0	395,856	593,784	2,500		47.79 45.69	292,714 114,225

Joseph R. Eulberg	6/18/2013 6/21/2013	0	173,250	346,500	0	216,563	324,844	2,500		47.79 45.69	165,497 114,225

Harvey Brownlee	6/18/2013	0	225,000	450,000	0	356,250	534,375			47.79	371,997

Richard B. Green	6/18/2013	0	174,420	348,840	0	290,700	436,050			47.79	285,880

(1)	Non-equity incentive plan award amounts represent the threshold, target and maximum payments under our annual cash bonus plan for fiscal year 2014. The actual cash bonuses earned for fiscal year 2014 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and were paid in July 2014. The Compensation Committee established the target awards and performance goals in June 2013, and each named executive could receive between 0 percent and 200 percent of his target cash bonus based on the achievement of the performance goals for the fiscal year. The performance goals and bonus multiples used to determine payouts are described above under the “Annual Cash Performance Bonuses” section of our “Compensation Discussion and Analysis.”
(2)

Awards under our stock-based Performance Incentive Plan are denominated in dollars, rather than shares. As a result, we have shown the threshold, target and maximum amounts in “dollars” rather than the “number of shares.” At the time of payout, the value of the actual award earned will be translated into either a stock grant or a restricted stock grant. Named executive officers who are eligible to retire or choose to defer their award will receive restricted stock units, while others will receive restricted stock awards. The Compensation Committee established the target awards under our Performance Incentive Plan for fiscal year 2014 in June 2013, and the actual amount received by each named executive in June 2014 was based on the achievement of pre-established performance criteria for fiscal year 2014. Restricted stock and restricted stock units generally vest 1/3 per year over the next three years on the anniversary of the grant date. The expense associated with all of the equity-based awards based on fiscal year 2014 performance are be calculated and recorded in accordance with the Stock Compensation Topic of the FASB ASC, none of which is included in the fiscal year 2014 “Summary Compensation Table.” Our Performance Incentive Plan and the awards made under this program for fiscal year 2014 performance are discussed in the “Compensation Discussion and Analysis” section of this proxy above.

On June 18, 2013, awards of stock or restricted stock were granted under our Performance Incentive Plan to each named executive based on fiscal year 2013 performance. Messrs. Davis, DeSantis, Hicks, Townsley, Eulberg, Brownlee, and Green received awards of 41,213, 8,265, 6,550, 6,125, 3,463, 7,784 and 5,982 respectively. Each of these awards vest 1/3 per year over three years and will fully vest on June 18, 2016. The following fiscal year 2014 fair value at the grant date associated with the stock awards granted to the named executive officers for fiscal year 2013 performance are included in the “Stock Awards” column of the “Summary Compensation Table.” The value of the Messrs. Davis, DeSantis, Hicks, Townsley, Eulberg, Brownlee and Green awards were $1,969,569; $394,984; $313,025; $292,714; $165,497; $371,997 and $285,880, respectively.

All such awards were granted under and in accordance with our Equity and Cash Incentive Plan. All restricted stock are currently paid quarterly dividends while restricted stock units receive dividend equivalent rights. We have not reported the dividends paid on stock awards elsewhere because the value of the right to receive dividends is factored into the grant date fair value of the awards computed under the Stock Compensation Topic of the FASB ASC.

The incentive compensation discussed in the “Stock-Based Incentive Compensation” section of our “Compensation Discussion and Analysis” includes the aggregate target grants of both stock options and stock awards under our Performance Incentive Plan. The “Estimated Possible Payouts Under Equity Incentive Plan Awards” columns of our “Grants of Plan-Based Awards for Fiscal Year 2014” table only includes possible payouts of stock awards (not stock options) under our Performance Incentive Plan.

(3)	Messrs. Eulberg and Townsley received grants of Company stock under the Company’s Chairman’s Award program, in the amount of 2,500 each, which vests 1/3 per year over the next three years on the anniversary of the grant date, for their effort in leading the enterprise resource planning project, in the case of Mr. Townsley, and for the successful completion and move into the corporate headquarters, for Mr. Eulberg.
(4)	Represents the closing price of our stock on NASDAQ on the date of grant.
(5)	This column shows the amounts which represent the aggregate grant date fair value of awards for fiscal year 2014, computed in accordance with the Stock Compensation Topic of the FASB ASC. For further information, including information relating to the assumptions underlying the valuation of the stock awards, refer to Note 8 of our financial statements in our Form 10-K for the year ended April 25, 2014, as filed with the SEC.
(6)	Effective May 16, 2014, Mr. DeSantis voluntarily resigned from his positions with the Company to accept the chief financial officer position with another public company.
(7)	Effective March 4, 2014, Mr. Hicks, the President of Bob Evans Restaurants announced his retirement. Mr. Hicks continued in his position while the Company searched for his replacement. Mr. Hicks retired effective July 1, 2014.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information on the equity awards held by the named executive officers at the end of fiscal year 2014 and the equity awards made to the named executive officers in June 2014 for performance in fiscal year 2014. Each grant is shown separately for each named executive. The vesting schedule for each grant is shown following this table based on the option or stock award grant date. The market value of the equity awards is based on the closing price of our stock on NASDAQ on April 25, 2014, which was $46.80. For additional information about the equity awards, see the description of our equity-based compensation in the “Compensation Discussion and Analysis.”

Outstanding Equity Awards at 2014 Fiscal Year-End Table

	Option Awards								Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven A. Davis									6/14/2011 6/19/2012 6/18/2013	19,005 40,805 41,213	(3) (4) (5)	889,418 1,909,658 1,928,768

Paul F. DeSantis(7)									6/14/2011 6/19/2012 6/18/2013	566 8,183 8,265	(3) (4) (5)	26,473 382,949 386,802

Randall L. Hicks(8)	5/2/1994 5/1/1995 5/1/2000			790 499 464	(2) (2) (2)		10.66 10.19 6.78	3/15/2016 3/15/2016 3/15/2016	6/14/2011 6/19/2012 6/18/2013	3,095 7,245 6,550	(3) (4) (5)	144,846 339,050 306,540

J. Michael Townsley									6/14/2011 6/19/2012 6/18/2013 6/21/2013	3,953 1,615 6,125 2,500	(3) (4) (5) (6)	184,985 75,566 286,650 117,000

Joseph R. Eulberg	6/22/2010	2,467	(1)				26.35	6/22/2020	6/14/2011 6/19/2012 6/18/2013 6/21/2013	1,597 3,429 3,463 2,500	(3) (4) (5) (6)	74,740 160,462 162,068 117,000

(1)	Options vested on June 22, 2013.
(2)	Options vest when the named executive becomes eligible to retire under the 1992 Plan (i.e. age 55 with at least 10 years of service).
(3)	Shares vest on June 14, 2014.
(4)	Shares vest 1/2 on June 19, 2014 and 1/2 on June 19, 2015.
(5)	This amount represents the stock grant awarded to the named executive on June 18, 2013, under our performance incentive plan with respect to fiscal year 2013 performance. See the “Estimated Possible Payouts Under Equity Incentive Plan Awards” column in the “Grants of Plan-Based Awards” table for the range of amounts that were possible for this award. Shares vest 1/3 on June 18, 2014, 1/3 on June 18, 2015 and 1/3 on June 18, 2016.

(6)	Award of restricted stock under the Chairman’s Award program. Shares awarded vest 1/3 on June 21, 2014, 1/3 on June 21, 2015 and 1/3 on June 21, 2016.
(7)	Effective May 16, 2014, Mr. DeSantis voluntarily resigned from his positions with the Company to accept the chief financial officer position with another public company.
(8)	Effective March 4, 2014, Mr. Hicks, the President of Bob Evans Restaurants announced his retirement. Mr. Hicks continued in his position while the Company searched for his replacement. Mr. Hicks retired effective July 1, 2014.

Option Exercises and Stock Vested for Fiscal Year 2014

The following table provides information regarding (1) options exercised by each named executive during fiscal year 2014, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired by each named executive through stock grants and/or upon the vesting of restricted stock awards and the value realized. The values shown below do not reflect the payment of any applicable withholding tax and/or broker commissions.

Option Exercises and Stock Vested for Fiscal Year 2014 Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Steven A. Davis	174,961	$4,185,793	60,712	$2,830,255
Paul F. DeSantis(2)	0	0	4,657	219,367
Randall L. Hicks(2)	33,927	564,393	8,859	414,363
J. Michael Townsley	35,471	951,033	9,162	425,481
Joseph R. Eulberg	2,635	67,430	4,454	208,221
Harvey Brownlee	17,794	407,995	14,440	674,535
Richard B. Green	1,322	31,536	7,165	335,559

(1)	Value realized for restricted stock and restricted stock unit awards was calculated using the closing stock price on the date the restricted stock award vested. Value realized for stock option awards was calculated using the closing stock price on the exercise date.
(2)	Messrs. DeSantis and Hicks announced their resignation from the Company effective at a time following the fiscal year ended April 25, 2014.

Nonqualified Deferred Compensation

We maintain two plans that provide for the deferral of compensation on a basis that is not tax-qualified—the Bob Evans Farms, Inc. and Affiliates Amended and Restated Executive Deferral Plan and the Bob Evans Farms, Inc. and Affiliates Third Amended and Restated Supplemental Executive Retirement Plan or “SERP.”

Executive Deferral Plan. The executive deferral plan is a nonqualified deferred compensation plan. Currently, approximately 160 employees are eligible to participate in the deferral plan, including our executive officers.

Our deferral plan is intended to promote personal savings and facilitates tax deferral, as well as compensating for deferral limits under our 401(k) plan. The primary benefit to participants in this plan is that most federal income taxes are deferred until the money is distributed from the plan, so savings accumulate on a pre-tax basis. We believe our deferral plan benefits our stockholders by promoting employee retention. We also believe we need to offer this type of plan to compete effectively for executive talent because many other companies offer this type of plan.

Our deferral plan allows certain management employees to defer up to 80% of their base salaries and up to 100% of their stock awards and cash bonuses into the plan before most federal income taxes are withheld.

Participants elect to “invest” the amounts they defer among 18 investment choices, including a Company stock fund that became available in fiscal year 2011. Contributions are not actually invested in mutual funds or in Company stock. Instead, the amounts deferred are mathematically tracked as though they were invested in the funds or Company stock (if elected). A third party service provider tracks the funds returns and then credits or debits the value of each participant’s plan account based on the performance of the investment funds he or she selects. With the exception of the Company’s stock fund, participants can change their investment selections on a daily basis. They do not receive an above market rate of interest (“preferential earnings”) on their contributions.

Our matching contributions to the executive deferral plan are subject to the discretion of our Board, based on the Company’s financial performance. For calendar year 2013 (which includes part of our 2013 and 2014 fiscal years), the Board authorized a contribution to the deferral plan of $0.25 on the dollar for (1) the first six percent of eligible compensation contributed less (2) the amount of the match contributed for that employee into the 401(k) plan. Participant deferrals to the executive deferral plan vest immediately, while our matching contributions vest in increments based on years of service on the same schedule as the 401(k) plan.

Prior to January 1, 2008, participants could elect to allocate their contributions to the executive deferral plan among the following three distribution accounts.

•	Education Distribution Account—Under this account, participants generally can elect to receive the vested amount in a lump sum in the year they specify or in annual installments for up to five years beginning in the year they specify.

•	In-Service Distribution Account—Under this account, participants generally receive the vested amount in a lump sum in the year they specify.

•	Retirement Distribution Account—Under this account, participants generally can elect to receive the vested amount in a lump sum in the year they specify or periodically over the period they specify (which may not be greater than 10 years). Our matching contributions and discretionary contributions were previously credited to this account.

Generally, participants will receive the vested amount held in any of the three distribution accounts on the earliest to occur of the calendar year they select (as described above), termination of their employment before age 55 (except in the case of the retirement distribution account, in which case the trigger is termination regardless of age), death or disability. Also, participants will receive a lump sum distribution if they die, become disabled or terminate their employment before age 55.

On and after January 1, 2008, contributions and deferrals under the executive deferral plan are not allocated to the distribution accounts described above. Instead, participant deferrals are credited to a single account, while employer contributions are credited to another account. Generally, participants will receive the vested amount held in these accounts in connection with the earliest to occur of the first day of the calendar year as elected at the time of deferral (in the case of participant deferrals only), termination of their employment (regardless of age), death or disability. Participants may receive these distributions in a lump sum or annual installments, depending upon the reason for the distribution and the participants’ prior deferral elections.

Participants can also receive distributions of vested amounts if they suffer a financial hardship.

Participants’ rights to receive their vested plan account balances from us are not secured or guaranteed. However, we account for the participants’ plan balances in our financial statements. To offset this liability, we have funded a rabbi trust primarily with company-owned life insurance policies, as well more recently to a limited extent with cash and shares of Company stock.

The executive deferral plan is intended to comply with the requirements affecting deferred compensation under Section 409A of the Code. For example, the executive deferral plan has been amended to require a six-month delay for the payment of certain benefits to a participant in connection with the participant’s termination of employment under circumstances required by Section 409A of the Code.

Supplemental Executive Retirement Plan. We maintain a SERP for certain management employees, including certain executive officers. The SERP is a nonqualified defined contribution plan designed to supplement the retirement benefits of its participants. We make all contributions to the SERP (i.e., there are no participant contributions). We believe the SERP is a powerful employee retention tool because, in general, participants will forfeit a significant element of their compensation that they have accrued over their careers if their employment with us ends prior to their retirement.

The SERP is designed to pay a participant who retires at or after age 62 with an annual target benefit up to a maximum of 55 percent of his or her “final average earnings” (depending on years of service) when combined with our contributions to the participant’s 401(k) plan account and 50 percent of the participant’s Social Security benefit. “Final average earnings” generally means the participant’s average compensation over the highest five years during the last 10 years of employment (before age 62).

The SERP benefit is earned over the course of the participant’s career. For example, if a participant is expected to have 35 years of service at age 62, then the participant will earn 1.57 percent of the target benefit per year of service (55 percent divided by 35 years). Each year, an actuary calculates each participant’s earned target benefit. If the earned target benefit has increased from the prior year, then the actuary calculates the amount we need to contribute to the participant’s SERP account to account for the increase. The actuary uses a set of assumptions when calculating the amount of our annual contribution. For example, the actuary assumes that each participant’s average compensation will increase at four percent annually, 401(k) account balances will increase at eight percent annually, and that contributions to the SERP will earn 10 percent annually. If these assumptions are not accurate (for example, the contributions earn less than 10 percent), we do not make up the difference.

The amounts we contribute to each participant’s SERP account are “invested” among 16 investment funds. Contributions are not actually invested in these funds at the participant’s election. Instead, we hold the contributions and increase or decrease the value of each participant’s SERP account based on the performance of the investment funds. Participants do not receive preferential earnings on our contributions.

Generally, a participant will receive a distribution of his or her SERP account upon:

•	early retirement (between age 55 and 62 and at least 10 years of service or the participant’s age plus years of service equals 70 or more and the participant has at least 10 years of service);

•	normal retirement (age 62 or later)’;

•	death; or

•	disability.

A participant will also be entitled to a distribution if there is a change in control and, within the following 36 months, the SERP is terminated and not replaced with a similar program providing comparable benefits or an event occurs that triggers a change in control payment under the participant’s change in control or severance benefit.

If a participant’s employment with us ends for any reason other than retirement, death, disability or a change in control (as described above), then the participant will generally forfeit his or her SERP account, subject to the discretion of the Compensation Committee.

Generally, a participant will receive his or her SERP distribution in 10 annual installments beginning within 60 days after termination of employment. However, a participant may elect to receive his or her vested SERP benefits that are not subject to Section 409A of the Code in 10 annual installments beginning on the last day of the fiscal year in which the participant reaches age 65 or a lump sum within 60 days after the valuation date that coincides with or immediately follows the termination of employment. In addition, a participant may elect to receive his or her vested SERP benefits that are subject to Section 409A of the Code:

•	in up to 20 annual installments beginning on the last day of the fiscal year in which the participant reaches age 65;

•	in up to 20 annual installments beginning within 60 days after the participant’s termination of employment;

•	in a lump sum within 60 days after the participant’s termination of employment; or

•	in a lump sum on the last day of the fiscal year in which the participant reaches age 65.

Participants’ rights to receive their SERP balances from us are not secured or guaranteed. However, we account for participants’ plan balances in our financial statements. To offset this liability, we have funded a rabbi trust primarily with company-owned life insurance policies, and to a limited extent, with cash and shares of Company stock.

The SERP is intended to comply with the requirements affecting deferred compensation under Section 409A of the Code. For example, the SERP has been amended to require a six-month delay for the payment of certain benefits to a participant in connection with the participant’s termination of employment under circumstances required by Section 409A of the Code.

In the past, we allowed participants to elect to receive nonqualified stock options instead of their annual cash contribution under the SERP. These options were granted under our 1992 Nonqualified Stock Option Plan and the exercise prices were equal to 50 percent of the closing price of our stock on the grant date. We have amended the 1992 Plan and the outstanding options granted under our 1992 Plan to either comply with Section 409A of the Code or meet an exemption under Section 409A of the Code. Also, we stopped granting options under the 1992 Plan in April 2002, and the 1992 Plan was terminated (as to future awards).

In June 2009, our Board amended the SERP to preclude the addition of new participants. The Compensation Committee recommended this amendment to the Board based upon its assessment that the SERP was no longer a necessary incentive for recruiting new executive talent. The Compensation Committee concluded that it was appropriate for us to continue to make contributions to the accounts of existing SERP participants because it is a powerful tool to retain these employees and they relied upon their participation in the SERP when deciding to join us and/or remain in our employ.

Nonqualified Deferred Compensation for Fiscal Year 2014

The following table sets forth contributions (by the named executive officers and the Company), earnings, distributions and the total dollar balance for each named executive for fiscal year 2014 under the executive deferral plan and the SERP.

Nonqualified Deferred Compensation for Fiscal Year 2014 Table

Name	Type of Plan	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last FYE ($)
Steven A. Davis	Deferral Plan SERP	$2,357,721 0	$17,930 183,978	$699,672 33,957	$107,758 0	$13,861,920 1,350,342
Paul F. DeSantis(6)	Deferral Plan SERP	35,576 0	6,165 0	15,358 0	0 0	133,888 0
Randall L. Hicks(6)	Deferral Plan SERP	344,954 0	5,659 62,521	175,394 48,238	0 0	2,062,268 690,174
J. Michael Townsley	Deferral Plan SERP	447,683 0	5,720 46,713	44,606 47,882	52,533 0	1,015,174 691,305
Joseph R. Eulberg	Deferral Plan SERP	320,319 0	4,172 45,872	107,478 18,742	0 0	1,356,435 259,415
Harvey Brownlee	Deferral Plan SERP(5)	0 0	0 62,130	0 6,212	0 0	0 0
Richard B. Green	Deferral Plan SERP	0 0	0 0	0 0	0 0	0 0

(1)	This column includes cash contributions to the executive deferral plan in the amounts of $2,357,721; $35,576; $344,954; 447,683; 320,319; 0 and 0 made by Messrs. Davis, DeSantis, Hicks, Townsley, Eulberg, Brownlee and Green, respectively. These amounts are also included in the “Salary” column totals for fiscal year 2014 reported in the “Summary Compensation Table.” The remainder of each contribution amount shown in this column was deferred from the annual cash bonus or equity award made to each of the named executive officers in June 2013. The cash bonus amount is included in the “Non-Equity Incentive Plan Compensation” column and the equity award amount is included in the “Stock Awards” column totals reported in the “Summary Compensation Table.”
(2)	The executive deferral plan contributions reported in this column represent our matching contributions for each executive to “make up” for the limitations imposed by the Internal Revenue Service on our matching contributions to the 401(k) plan. Each of the SERP contributions included in this column represents the amount granted to the named executive by the Compensation Committee in June 2013 in accordance with the SERP, as described in the narrative preceding this table. All contributions reflected in this column for both the executive deferral plan and the SERP are also included in the “All Other Compensation” column totals for fiscal year 2014 reported in the “Summary Compensation Table.”
(3)	Represents the market-based earnings credited to each named executive’s accounts in accordance with the plans described in the narrative preceding this table.
(4)	Participants in the SERP may not receive distributions during their employment, except in the event of hardship. Distributions are made under our executive deferral plan only in accordance with the requirements of Section 409A of the Code and the plan, which is more fully explained in the narrative preceding this table.
(5)	Mr. Brownlee was not vested as of his termination date.
(6)	Messrs. DeSantis and Hicks announced their resignation from the Company effective at a time following the fiscal year ended April 25, 2014.

Change in Control and Severance Program

On November 18, 2010, the Compensation Committee approved the CIC/Severance Program in order to better reflect current compensation practices and trends. The CIC/Severance Program became effective on January 1, 2011.

The Compensation Committee designated officers who are eligible to participate in the CIC/Severance Plan, including all of the named executive officers. Participants are separated into three classes by the Compensation Committee depending upon the rank of their position and as determined by other factors. The Chief Executive Officer is the only participant in Class A. The CIC/Severance Plan provides for compensation in the event of the termination of employment.

Under the CIC/Severance Plan, if a participant’s employment is terminated without “cause” or by the executive officer for “good reason” during the two-year period following a change in control for a Class A participant, and the one year period for a Class B or Class C participant, the participant will be eligible for the following payments and benefits:

Participant’s Class	Amount of Payment
Class A	300% of the sum of (i) base salary and (ii) bonus amount
Class B	200% of the sum of (i) base salary and (ii) bonus amount
Class C	100% of the sum of (i) base salary and (ii) bonus amount

For 18 months after the participant’s date of termination, we will either maintain in full force and effect, for the participant’s continued benefit all life, medical, dental and/or vision insurance programs in which the participant was participating or was covered immediately before the participant’s date of termination, or provide compensation.

If a participant is eligible (i.e., is not terminated for cause, retires, etc.) for payments and benefits due to a termination of employment by us without cause and / or by the participant for good reason (and without a change in control event), the Company shall: (a) pay the participant an amount equal to (i) his or her base salary; divided by (ii) 12; multiplied by (iii) the “Benefit Multiplier.” The Benefit Multiplier is determined under the following formula:

Years of Service	Benefit Multiplier Formula
Less than twelve	One for each Year of Service
Twelve or more	Twelve

Additionally, if the participant is enrolled in our medical, dental and/or vision benefit programs on the date of termination, we will pay a lump sum amount equal to the difference between (i) the premium cost for COBRA continuation coverage, and (ii) the required contribution rate that would be charged to an active employee for that coverage, each determined as of the date of termination; multiplied by the Benefit Multiplier. The Compensation Committee retains discretion to provide benefits in excess of these base amounts.

In order to be entitled to either change in control or severance payments and benefits, the participant will be required to comply with the terms and conditions of the CIC/Severance Plan. These terms require the participant to execute a release and waiver of all claims against us and to comply with post-employment covenants to protect our confidential information, not to solicit our employees and not to disparage or otherwise impair the Company’s reputation, goodwill or commercial interests.

The CIC/Severance Plan can be amended by us at any time and for any reason, except in the event of a potential or actual change in control of the Company. The CIC/Severance Plan includes a provision stating that once eligible for benefits under the CIC/Severance Plan, each participant shall remain a participant in the CIC/Severance Plan until the amounts and benefits payable under the CIC/Severance Plan have been paid or provided to the participant in full.

Effect of Section 280G of the Code. If any portion of the payments and benefits provided for in an agreement or any other plan, program or agreement between the officer and us would be considered “excess parachute payments” under Section 280G(b)(1) of the Code, this amount is payable by the officer since we do not provide or reimburse our employees for their payment of the taxes associated with payments under our CIC/Severance Plan. These payments are sometimes referred to as “tax gross-up payments.”

Term and Termination. Participation may be terminated if, among other things, we notify the participant that they no longer have coverage, provided that we cannot give this notice during the period following a change in control or at any time after we learn that activities have begun which would result in a change in control if completed. If a participant breaches any of his or her obligations under the CIC/Severance Plan after a change in control occurs, the participant must repay any payment received plus interest.

Employment Agreement—Chief Executive Officer

We entered into an employment agreement with Mr. Davis originally effective on May 1, 2006. We have amended the agreement effective December 24, 2008, May 1, 2009, December 29, 2010 and July 9, 2013 (as amended, the “Employment Agreement”), in connection with Mr. Davis’ ongoing service as our chief executive officer and as a member of our Board. The terms of the Employment Agreement are outlined below.

Term. The Employment Agreement has an extended term expiring on August 31, 2018. The Employment Agreement was amended and restated on July 9, 2013, to secure Mr. Davis’ services through the extended term, and to make some additional conforming changes. The Compensation Committee utilized the services of its executive compensation consultant when benchmarking the revised terms of the Employment Agreement.

Compensation. As compensation for his services to us, the Employment Agreement provides that Mr. Davis will receive a base salary of $808,962 commencing in fiscal year 2014. Mr. Davis’ base salary may be adjusted in the sole discretion of the Compensation Committee. Mr. Davis is also eligible to receive an annual cash bonus as may be determined in the sole discretion of the Compensation Committee; provided, that during the term of the Employment Agreement, Mr. Davis’ target annual cash bonus opportunity may not be less than 100 percent of his base salary unless the parties agree to a reduction as part of a negotiated restructuring of Mr. Davis’ compensation.

Mr. Davis is also eligible to participate in our Performance Incentive Plan (“PIP”) or successor program subject to the discretion of the Compensation Committee. Any equity grants made pursuant to the PIP are dependent upon the vesting, achieving certain performance metrics, and other terms and conditions of such grants, which will be determined by the Compensation Committee in its sole discretion.

In addition, Mr. Davis was previously provided the LTPBI that is described in detail above under the “Stock-Based Incentive Compensation” section and in the “Summary of LTPBI Plan—Fiscal Years 2010-2014 Table.” Performance shares pursuant to the LTPBI would be awarded only if: (1) our net income growth for each fiscal year during the Five-Year Performance Period meets specific performance goals that the Compensation Committee establishes at the beginning of each fiscal year; (2) our total stockholder return (“TSR”) is at or above the median of our Peer Group over the Five-Year Performance Period; (3) he remains employed as our Chief Executive Officer; and (4) any other criteria the Compensation Committee deems appropriate (and are consistent with the LTBPI) are satisfied. The number of performance shares in the Potential Award Pool ultimately earned at the end of the Five-Year Performance Period of April 25, 2014, was based on our performance against TSR goals (relative to the peer group that the Compensation Committee approved at the beginning of the Five-Year Performance Period) over the full Five-Year Performance Period and the Compensation Committee’s judgment regarding Mr. Davis’ performance for the Five-Year Performance Period. Our annual average TSR over the Five-Year Performance Period was not equal to or greater than the 50th percentile as compared to the peer group, and as such Mr. Davis did not earn the performance shares.

The Peer Group was established for the LTPBI in fiscal year 2010. As of fiscal year 2014, the “Peer Group” for the LTBPI consisted of the following 25 companies: Biglari Holdings, Inc. (fka Steak n Shake); BJ’s Restaurants, Inc.; Brinker International, Inc.; Buffalo Wild Wings, Inc.; Carrol’s Restaurant Group, Inc.; CBRL Group, Inc. (aka Cracker Barrel); Cheesecake Factory, Inc.; Darden Restaurants, Inc.; Denny’s Corp.; DineEquity, Inc.; Domino’s Pizza, Inc.; Famous Dave’s of America, Inc.; Frisch’s Restaurants, Inc.; Hain Celestial Group, Inc.; J.M. Smucker Co.; McCormick & Company, Inc.; McDonald’s Corp.; Panera Bread, Co.; Papa John’s

International, Inc.; Red Robin Gourmet Burgers, Inc.; Ruby Tuesday, Inc.; Sanderson Farms, Inc.; Snyder Lance, Inc.; The Wendy’s Company; and YUM! Brands, Inc. Although the Peer Group consists primarily of restaurant companies, it also includes five consumer products companies (i.e., Hain Celestial Group, Inc.; J.M. Smucker Co.; McCormick & Company, Inc.; Sanderson Farms, Inc. and Snyder Lance, Inc.). The following companies were eliminated from the Peer Group since fiscal year 2010 due to their being acquired in private transactions where compensation information would no longer be publicly available: California Pizza Kitchen, Inc., Del Monte Foods, Co., Landry’s Restaurants, Inc., O’Charley’s, Inc., P.F. Chang’s China Bistro, Inc., and Wendy’s/Arby’s Group, Inc.

Benefits. Mr. Davis is eligible to participate in any of our health, disability, group life insurance, pension, retirement, profit sharing and bonus plans, and any other perquisites and fringe benefits that may be extended from time-to-time to our executive officers. Mr. Davis is also eligible to participate in our SERP and executive deferral plan in accordance with the terms of those plans. Additionally, we will provide Mr. Davis with a minimum of four weeks paid vacation annually.

Confidentiality/Discoveries. The Employment Agreement requires Mr. Davis to maintain the confidentiality of our confidential information and to assign to us the rights to any and all inventions, designs, improvements, discoveries and processes developed by Mr. Davis, alone or with others, during his employment with us. If Mr. Davis assists us with the protection of any intellectual property after the termination of his employment, he will be paid for his services at a hourly rate equal to 50 percent of his base salary at the time his employment is terminated divided by 2,500.

Non-Competition/Non-Solicitation. During his employment and for two years following the termination of his employment for any reason, Mr. Davis may not, without the prior written consent of the Board:

•	Directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, member, manager or through any other kind of ownership (other than ownership of securities of publicly held corporations of which Mr. Davis owns less than three percent of any class of outstanding securities), membership, affiliation, association, or in any other representative or individual capacity, engage in or render any services to any business in North America that (1) is engaged in: (a) the family dining restaurant industry, or (b) the casual dining restaurant industry (but each of (a) or (b) shall only be deemed a Competing Business to the extent that the Company is actively engaged in, or has taken substantial steps toward being engaged in, the respective restaurant industry, at the time of Executive’s termination of employment); (2) offers products that compete with products offered by us or any of our affiliates; (3) offers products that compete with products that we or our affiliates have taken substantial steps toward launching during Mr. Davis’ employment with us; or (4) is engaged in a line of business that competes with any line of business that we or our affiliates enter into, or have taken substantial steps to enter into, during Mr. Davis’ employment with us (a “Competing Business”). During the two-year period following Mr. Davis’ termination of employment with us, he may request, in writing, the approval of the Board to provide services to a Competing Business in a capacity that is unrelated to our business and products and that will not result in the unauthorized use or disclosure of trade secrets and confidential information to which he had access by virtue of his employment with us.

•	Employ or hire any of our employees, or solicit, induce, recruit or cause any of our employees to terminate his or her employment for the purpose of joining, associating or becoming employed with any other business or activity.

Termination Upon Death. If Mr. Davis dies during his employment, his beneficiary will be entitled to: (1) the amount of Mr. Davis’ accrued but unpaid base salary as of the date of his death, including the value of unused vacation days; (2) payment for any unreimbursed business expenses incurred by Mr. Davis prior to his death; and (3) any rights and benefits provided under our plans and programs, determined in accordance with their applicable terms and provisions.

Termination by Us Upon Disability. If Mr. Davis suffers a “Disability,” we may terminate his employment upon not less than 30 days prior written notice. The Employment Agreement defines a “Disability” as Mr. Davis’ inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. During any period that Mr. Davis fails to perform his duties as a result of a Disability, he will continue to receive his base salary until his employment is terminated less any amounts payable to Mr. Davis under our disability benefit plans.

If we elect to terminate Mr. Davis’ employment as a result of a Disability, he will be entitled to: (1) the amount of his accrued but unpaid base salary as of the date his employment is terminated, including the value of unused vacation days; (2) payment for any unreimbursed business expenses he incurred prior to the termination of his employment; (3) any rights and benefits provided under our plans and programs, determined in accordance with their applicable terms and provisions; and (4) an amount equivalent to a prorated annual cash bonus for the then current fiscal year as approved by the Compensation Committee and subject to the actual achievement of performance objectives applicable to that fiscal year.

Termination by Us for Cause. Under the Employment Agreement, we will have “Cause” to terminate Mr. Davis’ employment at any time if Mr. Davis:

•	is convicted of or pleads no contest to any felony or other serious criminal offense;

•	breaches any material provision of the Employment Agreement (other than the provisions related to confidentiality, intellectual property, noncompetition and non-solicitation, which are addressed below) or habitually neglects to perform his duties (other than for reasons related to Disability) and such breach or neglect is not corrected within 10 business days after his receipt of written notice of the breach or neglect sent by or on behalf of the Board;

•	breaches any provision of the Employment Agreement related to confidentiality, intellectual property, noncompetition and non-solicitation, and such breach is not corrected within five business days after his receipt of written notice of the breach sent by or on behalf of the Board;

•	intentionally acts in material violation of any applicable law relating to discrimination or harassment;

•	engages in any inappropriate relationship with any of our employees, customers or suppliers, or misuses or abuses our property and/or resources;

•	violates our Code of Conduct or any of our other material policies applicable to senior executives; or

•	acts, without Board direction or approval, in an intentionally reckless manner (but not mere unsatisfactory performance) that is materially injurious to our financial condition.

If we elect to terminate Mr. Davis’ employment for Cause, he will be entitled to: (1) the amount of his accrued but unpaid base salary as of the date his employment is terminated, including the value of unused vacation days; (2) payment for any unreimbursed business expenses he incurred prior to the termination of his employment; and (3) any rights and benefits provided under our plans and programs, determined in accordance with their applicable terms and provisions.

Termination by Us Without Cause or by Mr. Davis for Good Reason. We may terminate Mr. Davis’ employment for any reason upon 14 days prior written notice. Also, Mr. Davis may terminate his employment at any time for “Good Reason” if, without his consent, we: (1) materially reduce Mr. Davis’ base compensation (unless in connection with an across-the-board reduction for executive officers); (2) require Mr. Davis to relocate more than 50 miles from the greater Columbus, Ohio, area; or (3) diminish Mr. Davis’ functional responsibilities in a substantial and negative manner; provided, that Mr. Davis will only be deemed to have resigned with Good Reason if (a) he provides written notice alleging the basis for such Good Reason within 30 days following the date on which such Good Reason is alleged to have occurred, (b) we fail to remedy any such event within 30 business days after our receipt of such written notice, and (c) he provides written notice of his intent to resign for Good Reason within 90 days of the first occurrence of the alleged Good Reason.

If we terminate Mr. Davis’ employment for any reason other than death, Disability or Cause, or if Mr. Davis terminates his employment for Good Reason, Mr. Davis will be entitled to: (1) the amount of his accrued but unpaid base salary as of the date his employment is terminated, including the value of unused vacation days; (2) payment for any unreimbursed business expenses he incurred prior to the termination of his employment; (3) any rights and benefits provided under our plans and programs, determined in accordance with their applicable terms and provisions; (4) any prior year earned, but unpaid annual cash bonus; (5) continuation of his base salary for 24 months (payable in 24 equal monthly installments); (6) an amount equivalent to a prorated annual cash bonus for the then current fiscal year as approved by the Compensation Committee and subject to the actual achievement of performance objectives applicable to that fiscal year; (7) a lump sum amount equal to the Company’s estimated obligation for the cost of premiums under our group health (medical, dental and vision) policies on behalf of Mr. Davis for up to 24 months for coverage substantially similar to that provided to Mr. Davis and his dependents on the date his employment is terminated; (8) payment by us for all Company-sponsored life insurance programs in which Mr. Davis was participating or covered immediately before termination for 24 months following the termination of his employment (or alternately and as determined in the Company’s discretion, a lump sum payment equivalent to the Company’s estimated obligation pursuant to this subsection (8), but in no event to exceed $25,000); and (9) should such termination occur prior to May 1, 2016, then the Company shall (a) either accelerate or pay the cash equivalent of all unvested PIP awards (where the final condition to the vesting of such awards is the expiration of time as opposed to meeting any further performance criteria), and (b) pay a pro-rata portion of the SERP balance (upon the date Mr. Davis would have become vested under the plan) based upon the ratio that Mr. Davis’ tenure with the Company bears to the total tenure needed to be retirement eligible under such plan. Subsequent to May 1, 2016, any PIP or SERP benefit under this provision shall be paid by reference to the applicable plans.

Voluntary Termination by Mr. Davis. Mr. Davis may resign from his employment with us upon not less than 60 days prior written notice. If Mr. Davis voluntarily terminates his employment, he will be entitled to: (1) the amount of his accrued but unpaid base salary as of the date his employment is terminated, including the value of unused vacation days; (2) payment for any unreimbursed business expenses he incurred prior to the termination of his employment; and (3) any rights and benefits provided under our plans and programs, determined in accordance with their applicable terms and provisions.

Conditions to Certain Post-Termination Payments and Benefits. Except as required by applicable law, our obligation under the Employment Agreement to make payments (other than base salary earned by Mr. Davis prior to the termination of his employment and payment for any earned but unused vacation) and to provide other benefits to Mr. Davis after the termination of his employment is expressly conditioned on Mr. Davis’ timely execution, without revocation, of a release of claims in a form satisfactory to us and his continued compliance with his ongoing obligations under the provisions of the Employment Agreement governing noncompetition, non-solicitation, protection of confidential information, and assignment and protection of intellectual property.

Benefit Plans/Offset. If Mr. Davis’ employment is terminated for any reason, then (1) his participation in all of our compensation and benefit plans will cease upon the effective termination date and all unvested bonuses, equity awards and other like items will immediately lapse, except as otherwise provided in the applicable plans or the Employment Agreement and (2) any amounts Mr. Davis owes to us will become immediately due and payable and we will have the right to offset such amounts against any amounts we owe to Mr. Davis.

Change in Control Provision. The Employment Agreement contemplates that we have provided Mr. Davis with change in control benefits as we have done under the CIC/Severance Plan. Note that there will be no duplication of payments or benefits under the CIC/Severance Plan and the Employment Agreement.

Arbitration of Certain Disputes. Except for disputes related to the enforcement of the provisions of the Employment Agreement governing noncompetition, non-solicitation, and protection of confidential information and intellectual property, we and Mr. Davis have agreed to arbitrate any dispute arising out of his employment or the Employment Agreement.

Compliance with Section 409A. The Employment Agreement provides that certain payments to be made to, and benefits to be made available to Mr. Davis may be delayed as necessary to comply with Section  409A of the Code.

Potential Payouts upon Termination or Change in Control

The following table shows the approximate amounts payable to our named executive officers pursuant to our CIC/Severance Program in the event of their termination of employment under the circumstances described below. The figures in the table represent the incremental cost/value of the payments and do not include amounts that have already vested or been earned/paid. The table assumes that the terminations took place on April 25, 2014, the last day of fiscal year 2014. The termination provisions of our change in control agreements and Mr. Davis’ employment agreement are described under the captions “Change in Control and Severance Program” and “Employment Agreement—Chief Executive Officer” above.

Under the Company’s equity award plan, in the event of a change in control of the Company, the Compensation Committee has authority to take such action as it deems appropriate with respect to outstanding equity awards, including providing for acceleration of vesting of the awards. For these purposes, change in control means (1) a change in the majority of the Company’s board of directors, which would occur if Sandell’s eight person slate were elected, (2) the acquisition of 30% or more of the voting power of the Company common stock, (3) consummation of a merger following which the Company’s stockholders no longer hold at least 50% of the voting power of the entity resulting from the merger, (4) a sale of all or substantially all of the Company’s assets, or (5) the liquidation of the Company. The table below assumes that the Compensation Committee has approved the accelerated vesting of outstanding equity awards upon a termination of employment without cause or for good reason following the change in control (i.e., double trigger vesting).

Potential Payouts upon Termination or Change-in-Control Table

	Cash Severance		Equity(1)		Retirement Benefits(2)		Health & Welfare		Excise Tax Reimbursement /Adjustment		Total(3)
Steven A. Davis Death Disability For Cause Voluntary Retirement Without Cause Change-in-Control	$ $ $ $ $ $ $	0 0 0 0 0 1,617,924 3,951,618	$ $ $ $ $ $ $	4,727,876 4,727,876 0 0 0 0 4,727,876	$ $ $ $ $ $ $	1,511,166 1,511,166 0 0 0 0 1,511,166	$ $ $ $ $ $ $	0 0 0 0 0 20,501 15,376	$ $ $ $ $ $ $	0 0 0 0 0 0 0	$ $ $ $ $ $ $	6,239,042 6,239,042 0 0 0 1,638,425 10,206,036

Paul F. DeSantis(4) Death Disability For Cause Voluntary Retirement Without Cause Change-in-Control	$ $ $ $ $ $ $	0 0 0 0 0 95,625 1,028,884	$ $ $ $ $ $ $	796,162 796,162 0 0 0 0 796,162	$ $ $ $ $ $ $	0 0 0 0 0 0 0	$ $ $ $ $ $ $	0 0 0 0 0 2,217 13,300	$ $ $ $ $ $ $	0 0 0 0 0 0 0	$ $ $ $ $ $ $	796,162 796,162 0 0 0 97,842 1,838,346

Randall L. Hicks(5) Death Disability For Cause Voluntary Retirement Without Cause Change-in-Control	$ $ $ $ $ $ $	0 0 0 0 0 433,500 1,003,946	$ $ $ $ $ $ $	855,797 855,797 0 855,797 855,797 0 855,797	$ $ $ $ $ $ $	0 0 0 0 0 0 45,149	$ $ $ $ $ $ $	0 0 0 0 0 6,041 9,062	$ $ $ $ $ $ $	0 0 0 0 0 0 0	$ $ $ $ $ $ $	855,797 855,797 0 855,797 855,797 439,541 1,913,954

J. Michael Townsley Death Disability For Cause Voluntary Retirement Without Cause Change-in-Control	$ $ $ $ $ $ $	0 0 0 0 0 329,880 1,032,550	$ $ $ $ $ $ $	664,139 664,139 0 0 0 0 664,139	$ $ $ $ $ $ $	734,098 734,098 0 0 0 0 734,098	$ $ $ $ $ $ $	0 0 0 0 0 8,084 13,228	$ $ $ $ $ $ $	0 0 0 0 0 0 0	$ $ $ $ $ $ $	1,398,237 1,398,237 0 0 0 337,964 2,444,015

Joseph R. Eulberg Death Disability For Cause Voluntary Retirement Without Cause Change-in-Control	$ $ $ $ $ $ $	0 0 0 0 0 144,375 763,930	$ $ $ $ $ $ $	514,285 514,285 0 0 0 0 514,285	$ $ $ $ $ $ $	310,168 310,168 0 0 0 0 310,168	$ $ $ $ $ $ $	0 0 0 0 0 3,021 9,062	$ $ $ $ $ $ $	0 0 0 0 0 0 0	$ $ $ $ $ $ $	824,453 824,453 0 0 0 147,396 1,597,445

(1)	Equity values represent the value of all options and restricted stock that would vest upon the termination event specified. Equity values are based on a stock price of $46.80, which was the closing price of our stock on April 25, 2014, the last day of fiscal year 2014.
(2)

The retirement benefit figures for Messrs. Davis, DeSantis, Hicks, Townsley and Eulberg represent the present value of accumulated retirement benefits under the SERP and the executive deferral plan. An amount is not shown as payable to Mr. Hicks upon death, disability, voluntary/retirement or termination without cause because he is fully vested in our SERP and executive deferral plan. Accordingly, we would not incur any incremental cost for these retirement benefits in the event of Mr. Hicks’ termination of employment under these circumstances. The aggregate account balances under the SERP and executive deferral plan as of April 25, 2014 are presented in the table above under the heading “Nonqualified Deferred Compensation.”
(3)	The payments indicated under the above table are based upon the terms and conditions of the CIC/Severance Plan as described above under “Change in Control and Severance Program.”
(4)	Effective May 16, 2014, Mr. DeSantis voluntarily resigned from his positions with the Company to accept the chief financial officer position with another public company.
(5)	Effective March 4, 2014, Mr. Hicks, the President of Bob Evans Restaurants announced his retirement. Mr. Hicks continued in his position while the Company searched for his replacement. Mr. Hicks retired effective July 1, 2014.

TRANSACTIONS WITH RELATED PERSONS

Your Board has adopted a Related Person Transaction Policy (the “Policy”) that is administered by the Nominating and Corporate Governance Committee. The Policy applies to any transaction or series of transactions in which we participate, the amount involved exceeds $100,000, and a “related person” has a direct or indirect material interest. According to SEC rules, a “related person” is a director, officer, nominee for director, or five percent stockholder of our Company since the beginning of the last fiscal year and their immediate family members. Related person transactions do not include: (1) interests arising solely from ownership of our stock if all stockholders receive the same benefit; (2) compensation to our executive officers if approved by our Compensation Committee; and (3) compensation to our directors if the compensation is disclosed in our proxy statement.

Under the Policy, all related person transactions will be referred to the Nominating and Corporate Governance Committee for approval, ratification, revision or termination. No director may participate in the consideration of a related person transaction in which he or she or an immediate family member is involved. The Nominating and Corporate Governance Committee can approve and ratify only those transactions that it finds to be in our best interests. In making this determination, the Nominating and Corporate Governance Committee will review and consider all relevant information available to it, including:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could be reached with an unrelated third party;

•	the purpose of the transaction and its potential benefits to us; and

•	any other information regarding the transaction or the related person that would be material to investors in light of the circumstances.

During fiscal 2014, in accordance with the Policy, the Nominating and Corporate Governance Committee reviewed the related person transaction described in the section titled “—Director Independence” above.

PROPOSAL 3—AMENDMENT OF SECTION 8.01 OF THE COMPANY’S BYLAWS TO ALLOW STOCKHOLDERS TO AMEND ANY PROVISION OF THE BYLAWS BY MAJORITY VOTE

Section 8.01 of the Company’s Bylaws currently permits the amendment of any provision of the Bylaws by the Board or by the affirmative vote of the holders of at least a majority of the shares of our common stock issued and outstanding, except for amendments to Section 2.05 (governing the ability of the stockholders to request to call a special meeting of stockholders), Section 2.08 (governing the quorum required for a meeting of stockholders), Section 3.13 (governing removal of directors) and Section 8.01 (governing amendment of the Bylaws), which each require the affirmative vote of the holders of 80 percent of the shares of our stock issued and outstanding and entitled to vote thereon for amendment.

The Company is proposing to the stockholders that they approve a resolution to amend Section 8.01 of the Company’s Bylaws in order to provide that the amendment of any provision of the Bylaws may be adopted by the affirmative vote of the holders of at least a majority of the shares of our common stock issued and outstanding. The Board and the Company believe it is advisable and in the best interests of the stockholders to permit the stockholders to amend any or all provisions of the Bylaws by a majority vote of the issued and outstanding common stock, and the Board unanimously recommends that you vote “FOR” the approval of this proposal.

If the stockholders approve this proposal, Section 8.01 of the Bylaws will be revised as shown in Annex B.

Under our Bylaws, the adoption of this proposal requires the affirmative “FOR” vote of the holders of at least 80 percent of the shares of our common stock issued and outstanding. Abstentions and any broker non-votes with respect to this proposal will be counted as votes “AGAINST” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL OF PROPOSAL 3

PROPOSAL 4—AMENDMENT OF ARTICLE TWELFTH OF THE CHARTER AND SECTION 3.13 OF THE BYLAWS TO ALLOW STOCKHOLDERS TO REMOVE DIRECTORS BY A MAJORITY VOTE

Article Twelfth of the Company’s Charter and Section 3.13 of the Company’s Bylaws permits directors to be removed at any time, with or without cause, by the affirmative vote of the holders of at least 80 percent of the shares of our common stock issued and outstanding, unless removal of a director is recommended by at least two-thirds of the entire Board, in which case such director may be removed by the affirmative vote of the holders of at least a majority of the shares of our common stock issued and outstanding.

The Company is proposing to the stockholders that they approve a resolution to amend Article Twelfth of the Company’s Charter and Section 3.13 of the Company’s Bylaws in order to provide that directors may be removed at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the shares of our common stock issued and outstanding. The Board and the Company believe it is advisable and in the best interests of the stockholders to permit the stockholders to remove a director by a majority vote of the issued and outstanding common stock, and the Board unanimously recommends that you vote “FOR” the approval of this proposal.

If the stockholders approve this proposal, Article Twelfth of the Charter and Section 3.13 of the Bylaws will be revised as shown in Annex C.

Under our Charter and Delaware law, since this resolution has been unanimously recommended by the Board, the amendment of our Charter pursuant to this proposal requires the affirmative “FOR” vote of the holders of at least a majority of the shares our common stock currently issued and outstanding.

Under our Bylaws, the amendment of our Bylaws pursuant to proposal requires the affirmative “FOR” vote of the holders of at least 80 percent of the shares of our common stock issued and outstanding. However, if Proposal 3 is duly adopted by the stockholders, the adoption of this resolution would require the affirmative “FOR” vote of a majority of the shares of our common stock issued and outstanding.

In all cases, abstentions and any broker non-votes with respect to this proposal will be counted as votes “AGAINST” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL OF PROPOSAL 4

PROPOSAL 5—AMENDMENT OF ARTICLE THIRTEENTH OF THE CHARTER TO ALLOW STOCKHOLDERS TO AMEND ARTICLE TWELFTH GOVERNING DIRECTOR REMOVAL BY A MAJORITY VOTE

Article Thirteenth of the Company’s Charter currently permits the amendment of Article Twelfth of the Charter (governing the removal of directors) by the affirmative vote of the holders of at least 80 percent of the shares of our common stock issued and outstanding, unless the amendment of Article Twelfth is unanimously recommended by the Board, in which case, under Delaware law, the amendment of Article Twelfth would require the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding.

The Company is proposing to the stockholders that they approve a resolution to amend Article Thirteenth of the Charter to allow stockholders to amend Article Twelfth by the affirmative vote of the holders of at least a majority of the shares of our common stock issued and outstanding, regardless of whether the Board has unanimously approved such amendment to Article Twelfth. The Board and the Company believe it is advisable and in the best interests of the stockholders to permit the stockholders to amend the vote required to remove a director by a majority vote of the issued and outstanding common stock, and the Board unanimously recommends that you vote “FOR” the approval of this proposal.

If the stockholders approve this proposal, Article Thirteenth of the Charter will be revised as shown in Annex D.

Under our Charter and Delaware law, since this resolution has been unanimously recommended by the Board, the adoption of this proposal requires the affirmative “FOR” vote of the holders of at least a majority of the shares of our common stock issued and outstanding. Abstentions and any broker non-votes with respect to this proposal will be counted as votes “AGAINST” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL OF PROPOSAL 5

PROPOSAL 6—AMENDMENT OF SECTION 2.05 OF THE COMPANY’S BYLAWS TO ALLOW STOCKHOLDERS HOLDING AT LEAST 25 PERCENT OF THE COMMON STOCK OUTSTANDING TO REQUEST THAT THE COMPANY CALL A SPECIAL MEETING

Section 2.05 of the Company’s ByLaws currently permits that stockholders holding at least a majority of the shares of our common stock issued and outstanding to request that the Company call a special meeting of stockholders.

The Company is proposing to the stockholders that they approve a resolution to amend Section 2.05 of the Company’s Bylaws to allow stockholders holding at least 25 percent of our common stock issued and outstanding to request to call a special meeting of stockholders. Based on the current makeup of our investor base and the overall governance structure of the Company, including opportunities for stockholders to act at annual meetings of stockholders and by written consent, the Board and Company believe that allowing stockholders holding 25 percent of the issued and outstanding common stock to request that the Company call a special meeting provides an appropriate opportunity for stockholders to act outside of the context of an annual meeting if necessary and desirable, while avoiding the time and expense of frequent, and potentially unnecessary, special meetings of stockholders. The Board unanimously recommends that you vote “FOR” the approval of this proposal.

If the stockholders approve this proposal, Section 2.05 of the Bylaws will be revised as shown in Annex E.

Under our Bylaws, the adoption of this proposal requires the affirmative “FOR” vote of the holders of at least a 80 percent of the shares of our common stock issued and outstanding. However, if Proposal 3 is duly adopted by the stockholders, the adoption of this resolution would require the affirmative “FOR” vote of a majority of the shares of our common stock issued and outstanding. In each case, abstentions and any broker non-votes with respect to this proposal will be counted as votes “AGAINST” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL OF PROPOSAL 6

PROPOSAL 7—RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent auditors retained to audit our consolidated financial statements. The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 25, 2014. Before selecting Ernst & Young LLP, the Audit Committee carefully considered, among other things, that firm’s qualifications as our independent registered public accounting firm and the audit scope. Although not required under Delaware law or our governing documents, as a matter of good corporate governance, the Audit Committee has determined to submit its selection to our stockholders for ratification. In the event that this selection of the independent registered public accounting firm is not ratified by our stockholders at the Annual Meeting, the Audit Committee will review its selection of Ernst & Young LLP.

Under our Bylaws, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of votes represented in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions with respect to this proposal will be counted as votes “AGAINST” the proposal. Any broker non-votes will not be treated as shares represented in person or by proxy at the Annual Meeting and entitled to vote thereon with respect to this proposal, and will not be considered to have been voted “FOR” or “AGAINST” this proposal.

A representative of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Preapproval of Services Performed by the Independent Registered Public Accounting Firm

Under applicable SEC rules, the Audit Committee is required to preapprove the audit services and permitted non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair our auditors’ independence from us. SEC rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with the SEC’s rules, the Audit Committee has adopted a policy which requires the Audit Committee to pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to us or any of our subsidiaries. The policy contains a list of specific audit services, audit-related services and tax services that have been approved by the Audit Committee up to certain cost levels. This list is reviewed and approved by the Audit Committee at least annually. The preapproval of the services set forth in the list is merely an authorization for management to potentially use the independent registered public accounting firm for such services. The Audit Committee, with input from management, has the responsibility to set the terms of the engagement and negotiate the fees. The Audit Committee must specifically pre-approve any proposed services that are not included in the list or that will exceed the cost levels set forth on the list. The Audit Committee may delegate preapproval authority to its Chair or another member of the Audit Committee and, if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting. In no event does the Audit Committee delegate to management its responsibility to pre-approve services to be performed by the independent registered public accounting firm.

All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific preapproval by the Audit Committee must be submitted to our Controller and must include a detailed description of the services to be rendered. Our Controller will determine whether such services fall within the list of services that have been preapproved by the Audit Committee. If there is any question as to whether the proposed services have been preapproved, our Chief Accounting Officer will contact the Audit Committee’s designee to obtain clarification and, if necessary, specific preapproval of the proposed services. The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.

All requests or applications for services to be provided by the independent registered public accounting firm that require specific preapproval by the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and our Controller and must include a joint statement as to whether, in their views, the request or application is consistent with the SEC’s rules on auditor independence.

Fees of the Independent Registered Public Accounting Firm

The following table shows the fees that we paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2014, 2013, and 2012. The Audit Committee pre-approved all of the services described below.

	2014	2013	2012
Audit Fees	$2,551,082	$675,720	$471,000
Audit-Related Fees	33,228	390,671	16,000
Tax Fees	205,693	713,207	90,524
All Other Fees	0	0	0

Total Fees	$2,790,003	$1,779,598	$575,524

Audit Fees: This category includes the audit of our annual financial statements, the audit of internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees: This category consists of assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits and accounting consultations above and beyond the normal audit related topics.

Tax Fees: This category consists of professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees: None.

Our Audit and Audit Related Fees for 2014 increased due to the higher level of audit work required as a result of a lower materiality threshold for audited items and the Company’s previously disclosed material weaknesses.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and the Company’s independent auditors the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended April 25, 2014. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to Statement on Public Company Accounting Oversight Board Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosure and the letter from the Company’s independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has discussed with the Company’s independent auditors such independent auditors’ independence, and has considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending April 25, 2014.

Submitted by: Audit Committee Members

Eileen A. Mallesch (Chairperson), Mary Kay Haben, E.W. (Bill) Ingram III, Larry McWilliams, Kevin M. Sheehan and Paul S. Williams

PROPOSAL 8—REPEAL ANY PROVISION OF THE COMPANY’S BYLAWS ENACTED AFTER JANUARY 28, 2014 THAT IS INCONSISTENT WITH OR DISADVANTAGEOUS TO THE ELECTION OF THE DIRECTOR NOMINEES NOMINATED FOR ELECTION BY THE SANDELL GROUP

The Company has received notice from the Sandell Group that it intends to propose the Sandell Proposal, that is, a resolution at the Annual Meeting to repeal any provision of the Company’s Bylaws in effect at the time of the Annual Meeting that was not included in the Company’s Bylaws at as publicly filed with the SEC on January 28, 2014 and that is inconsistent with or disadvantageous to the election of the director nominees nominated for election by the Sandell Group at the Annual Meeting. The Sandell Group has set forth the text of the proposed resolution as follows:

“RESOLVED, that any provision of the Bylaws of the Corporation as of the date of effectiveness of this resolution that was not included in the Amended and Restated Bylaws publicly filed with the Securities and Exchange Commission on January 28, 2014 and is inconsistent with or disadvantageous to the election of the nominees nominated by Castlerigg Global Equity Special Event Master Fund, Ltd. at the Corporation’s 2014 annual meeting of stockholders, be and hereby is repealed.”

If properly presented and approved at the Annual Meeting, the Company’s Bylaws will be restated as set forth on Exhibit 3.2 of the Form 8-K filed by the Company with the SEC on January 28, 2014.

Under our Bylaws, the adoption of this resolution would require the affirmative “FOR” vote of the holders of at least a majority of the shares of our common stock issued and outstanding, except with respect to the repeal of any provision of Section 2.05, 2.08 and 3.13, and Article VIII, of the Bylaws, which would require the affirmative “FOR” vote of the holders of at least 80 percent of the shares of our common stock issued and outstanding. However, if Proposal 3 is duly adopted by the stockholders, the adoption of this resolution would require the affirmative “FOR” vote of a majority of the shares of our common stock currently issued and outstanding with respect to the repeal of any provision of the Company’s Bylaws. Abstentions and any broker non-votes with respect to this proposal will be counted as votes “AGAINST” this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“AGAINST” THE APPROVAL OF PROPOSAL 8

The Sandell Proposal seeks to repeal any provision of or amendment to the Company’s Bylaws that was not included in the Company’s Bylaws as publicly filed with the SEC on January 28, 2014, subject to a vague and indeterminate standard targeting provisions that are “inconsistent with or disadvantageous” to the election of the Sandell Group’s nominees.

No provisions or amendments to the Company’s Bylaws have been adopted to the Bylaws that were publicly filed with the SEC on January 28, 2014. While the Board does not currently expect to adopt any amendments to the Bylaws prior to the Annual Meeting, the Board could determine prior to the Annual Meeting that an amendment is necessary or advisable and in the best interest of the stockholders. The Board believes that the automatic repeal of a Bylaw amendment duly adopted by the Board, subject only to a vague and indeterminate standard, could have the effect of repealing one or more properly adopted Bylaw amendments that the Board determined to be advisable and in the best interests of the Company and its stockholders and adopted in furtherance of its fiduciary duties, including in response to future events not yet known to the Board. In the event that a provision of the Bylaws is amended or adopted a reasonable time before the Annual Meeting that could be subject to repeal if the Sandell Proposal were to be properly presented and approved at the Annual Meeting, we will distribute to the stockholders a supplement to this proxy statement describing the effect on any such amended or new provision of the Bylaws of the adoption of the Sandell Proposal.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2015 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our corporate headquarters, in care of our Corporate Secretary. We must receive all submissions no later than March 13, 2015. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

Alternatively, under our Bylaws, if a stockholder wants to submit a proposal for the 2015 Annual Meeting of Stockholders other than in accordance with Rule 14a-8, or intends to nominate a person as a candidate for election to the Board, the stockholder may submit the proposal or nomination to our Corporate Secretary between April 22, 2015 and May 22, 2015. However, if the date of the 2015 Annual Meeting is changed by more than 30 days from the anniversary of the 2014 Annual Meeting, our Corporate Secretary must receive the notice no later than the close of business on the later of (1) the 90th day before the Annual Meeting or (2) the 10th day after the day on which we publicly disclose the date of the 2015 Annual Meeting.

Stockholders who intend to nominate an individual for election to the Board or to bring any other business before a meeting of stockholders must follow the procedures outlined in Section 2.07 of our Bylaws. Under these procedures, the stockholder must be a stockholder of record at the time we give notice of the meeting and be entitled to vote at the meeting. The stockholder also must provide a notice including the information specified in our Bylaws concerning the proposal or the nominee and information regarding the stockholder’s ownership of our stock. We will not entertain any proposals or nominations at the annual meeting that do not comply with these requirements. The proxy solicited by the Board for the 2015 Annual Meeting will confer discretionary voting authority with respect to any proposal presented at that meeting for which the Company has not been provided with timely notice (as determined under Rule 14a-4(c)(1)), or, even if there is timely notice, the proponent does not satisfy the conditions of Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act. The proxy solicited by the Board for the 2015 Annual Meeting will also confer discretionary voting authority in the other circumstances set forth in Rule 14a-4(c) under the Exchange Act. Our Bylaws are posted on our website at www.bobevans.com in the “Investors” section under “Corporate Governance.” To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the only business management intends to present at the Annual Meeting consists of the matters set forth in this proxy statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the WHITE proxy card (the Company’s management proxies) to whom you are granting your proxy, to vote in accordance with their best judgment on such matters. All valid proxies received by the Company will be voted unless they are properly revoked.

You are requested to submit a proxy by phone or Internet following the instructions on the enclosed WHITE proxy card, or by signing and dating a WHITE proxy card and mailing it promptly in the postage-paid envelope provided. Your vote is very important.

IMPORTANT

The Board urges you NOT to return any gold proxy card solicited from you by the Sandell Group. If you have previously returned any such proxy card you have every right to revoke your proxy. Simply follow the instructions on the enclosed WHITE proxy card to submit a proxy by telephone or by Internet or sign, date and mail the WHITE proxy card in the postage-paid envelope provided, whether or not you previously returned the gold proxy card.

REQUESTS FOR CERTAIN DOCUMENTS

You may obtain without charge the Company’s Annual Report on Form 10-K for the fiscal year ending April 25, 2014, or any of the other corporate governance documents referred to in this Proxy Statement by writing to the Corporate Secretary of the Company at 8111 Smith’s Mill Road, New Albany, Ohio 43054. These also are available on the SEC’s website at www.sec.gov or on the Company’s website at www.bobevans.com.

The Annual Report is not to be regarded as proxy soliciting material, and our management does not intend to ask, suggest or solicit any action from the stockholders with respect to the Annual Report.

The information provided on the Company’s website is referenced in this proxy statement for information purposes only. The information on the Company’s website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings we make with the SEC.

If you have any questions about voting or require assistance, please call:

Innisfree M&A Incorporated

Stockholders may call toll free: (877) 825-8621

(Banks and brokers may call collect at (212) 750-5833)

ANNUAL MEETING OF STOCKHOLDERS

August 20, 2014

Bob Evans Farms, Inc. ~ Dan Evans Training Center

8111 Smith’s Mill Road, New Albany, Ohio 43054

Meeting begins at 8:00 a.m. – Doors open at 7:30 a.m.

Stockholders of record at the close of business on July 3, 2014, are welcome to attend the 2014 Annual Meeting of Stockholders of Bob Evans Farms, Inc. Please note the following admission requirements:

If you are the stockholder of record, you must bring valid government-issued picture identification.

•	If your shares are held in the name of your broker, bank or other stockholder of record, you must bring:

•	valid government-issued picture identification; and

•	an account statement or a letter from the stockholder of record indicating that you were the beneficial owner of the shares on July 3, 2014, in order to enter the meeting.

•	If you are the representative of a corporation, limited liability company, partnership or other legal entity that holds shares of our common stock, you must bring:

•	valid government-issued picture identification; and

•	acceptable evidence of your authority to represent the legal entity at the meeting. Only one representative per legal entity may attend.

•	If you arrive at the Annual Meeting without the required items described above, you will not be able to attend the Annual Meeting.

Cameras and recording equipment, or similar devices, are not allowed into the Annual Meeting. Cell phones must also be turned off.

ANNEX A

INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our Director Nominees, and the name, present principal occupation and business address of our Officers who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our Annual Meeting.

Director and Nominees

The principal occupations of our Director Nominees who are considered “participants” in our solicitation are set forth under the section above titled “Proposal 1: Election of Directors” of this proxy statement. The name and business addresses, and address of the organization of employment, of our Directors and Nominees are as follows:

Name	Business Address
Larry C. Corbin	c/o Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054
Steven A. Davis	Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054
Michael J. Gasser	c/o Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054
Mary Kay Haben	c/o Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054
E.W. (Bill) Ingram III	c/o Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054
Cheryl L. Krueger	c/o Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054
Kathleen S. Lane	c/o Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054
G. Robert Lucas	c/o Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054
Eileen A. Mallesch	c/o Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054
Larry S. McWilliams	c/o Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054
Kevin M. Sheehan	c/o Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054
Paul S. Williams	c/o Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054

Officers and Employees

The principal occupations of our Officers who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054.

Steven A. Davis	Chairman and Chief Executive Officer
Mark E. Hood(1)	Chief Financial Officer
Sylvester J. Johnson	Senior Vice President, Chief Accounting Officer and Controller
T. Alan Ashworth	Vice President, Corporate Development and Finance, and Treasurer
Scott C. Taggart	Vice President, Investor Relations

(1)	Mr. Hood was appointed to his position on June 19, 2014.

Information Regarding Ownership of Company Securities by Participants

The number of shares of our common stock held as of June 13, 2014 by our directors, director nominees and executive officers who are “participants” in our solicitation of proxies is set forth under the “Stock Ownership of Certain Beneficial Owners and Management” section of this proxy statement. The following table lists the number of shares of our common stock held by those other Company employees who are participants in the Company’s solicitation of proxies as of June 13, 2014, the most recent practicable date for the calculation of such ownership. No participant owns any securities of the Company of record that such participant does not own beneficially, except as described in this proxy statement.

Mark E. Hood(1)	0 shares
T. Alan Ashworth	2,847 shares
Scott C. Taggart	3,797 shares
Sylvester J. Johnson(2)	0 shares

(1)	Mr. Hood was appointed to his position on June 19, 2014.
(2)	Mr. Johnson was appointed to his position on September 23, 2013.

Information Regarding Transactions in Target Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years, between June 25, 2012 and June 25, 2014. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold

Name	Date	# of Shares	Transaction Description
Directors and Nominees
Larry C. Corbin	08/21/2013	1,908	Restricted stock grant
	03/22/2013	71,244	Acquisition of common stock from cashless exercise of non-qualified stock options
	03/22/2013	(71,244)	Sale of common stock
	03/21/2013	200	Acquisition of common stock from cashless exercise of non-qualified stock options
	03/21/2013	(200)	Sale of common stock
	03/05/2013	64,390	Acquisition of common stock from cashless exercise of non-qualified stock options
	03/05/2013	(64,390)	Sale of common stock
	08/23/2012	(978)	Disposed of common stock to pay taxes on vested grant
	08/22/2012	2,470	Restricted stock grant
Steven A. Davis	06/14/2014	18,790	Vesting of restricted stock grant
	03/31/2014	26,852	Acquisition of phantom shares in deferral plan
	12/31/2013	39	Acquisition of phantom shares in deferral plan
	09/30/2013	6,428	Acquisition of phantom shares in deferral plan
	09/27/2013	162,467	Acquisition of common stock from cashless exercise of non-qualified stock options
	09/27/2013	(126,655)	Sale of common stock
	06/28/2013	12,494	Exercise of stock options
	06/22/2013	(7,106)	Disposed of to pay taxes on vested grant
	06/18/2013	41,213	Restricted stock grant
	06/14/2013	18,790	Vesting of restricted stock grant
	04/01/2013	9,000	Restricted stock grant
	02/22/2013	248	Acquisition of shares in 401K plan
Michael J. Gasser	06/25/2014	1,663	Exercise of stock option
	03/07/2014	2,153	Exercise of stock option
	08/28/2013	2,470	Transfer of shares to grantor trust
	08/21/2013	1,908	Restricted stock grant
	06/12/2013	39,226	Transfer of shares to grantor trust
	04/03/2013	1,801	Exercise of stock options
	08/22/2012	2,470	Restricted stock grant

Mary Kay Haben	03/12/2014	2,470	Transfer of shares to grantor trust
	08/21/2013	1,908	Restricted stock grant
	08/22/2012	2,470	Restricted stock grant
E.W. Bill Ingram	03/11/2014	2,153	Acquisition of common stock from cashless exercise of non-qualified stock options
	03/11/2014	(2,153)	Sale of common stock
	08/21/2013	1,908	Restricted stock grant
	04/16/2013	7,775	Transfer of shares to grantor trust
	03/27/2013	26,431	Transfer of shares to grantor trust
	03/08/2013	1,801	Acquisition of common stock from cashless exercise of non-qualified stock options
	03/08/2013	(1,801)	Sale of common stock
	08/23/2012	3,179	Vesting of restricted stock units in deferral plan
	08/22/2012	2,470	Restricted stock grant
Cheryl L. Krueger	08/21/2013	1,908	Restricted stock grant
	02/22/2013	(2,500)	Sale of common stock
	09/05/2012	(3,179)	Sale of common stock
	08/22/2012	2,470	Restricted stock grant
Kathleen S. Lane	None
G. Robert Lucas	03/21/2014	(313)	Gift
	03/20/2014	136	Transfer of shares to grantor trust
	09/25/2013	2,153	Exercise of stock options
	09/25/2013	(2,153)	Sale of common stock
	08/22/2013	(2,564)	Sale of common stock
	08/21/2013	1,908	Restricted stock grant
	05/16/2013	1,801	Exercise of stock option
	05/16/2013	(1,109)	Disposed of to pay taxes for purchased stock option
	08/22/2012	2,470	Restricted stock grant
Eileen A. Mallesch	08/21/2013	1,908	Restricted stock grant
	08/23/2012	3,179	Vesting of restricted stock Grant in director deferral plan
	08/22/2012	2,470	Restricted stock grant
Larry S. McWilliams	None
Kevin M. Sheehan	None
Paul S. Williams	08/21/2013	1,908	Restricted stock grant
	08/23/2012	3,179	Vesting of restricted stock grant in director deferral plan
	08/22/2012	2,470	Restricted stock grant

Name	Date	# of Shares	Transaction Description
Officers and Employees
T. Alan Ashworth	06/23/2014	6,500	Restricted stock grant
	06/19/2014	(45)	Disposed of to pay taxes for vested grant
	06/18/2014	(134)	Disposed of to pay taxes for vested grant
	03/31/2014	29	Acquisition of phantom shares in deferral plan
	12/31/2013	33	Acquisition of phantom shares in deferral plan
	09/30/2013	49	Acquisition of phantom shares in deferral plan
	06/28/2013	34	Acquisition of phantom shares in deferral plan
	06/19/2013	(46)	Disposed of to pay taxes for vested grant
	06/18/2013	1,030	Acquisition of shares
	04/1/2013	2,000	Acquisition of shares
	04/1/2013	(750)	Disposed of to pay taxes for vested grant
	03/27/2013	22	Acquisition of phantom shares in deferral plan
Mark E. Hood	None
Sylvester J. Johnson	None
Scott C. Taggart	06/19/2014	(152)	Disposed of to pay taxes for vested grants
	06/18/2014	(126)	Disposed of to pay taxes for vested grants
	06/14/2014	(109)	Disposed of to pay taxes for vested grants
	06/22/2013	(21)	Disposed of to pay taxes for vested grants
	06/19/2013	(155)	Disposed of to pay taxes for vested grants
	06/18/2013	1117	Acquisition of shares
	06/14/2013	(93)	Disposed of to pay taxes for vested grants
	04/1/2013	1,000	Vesting of restricted stock grant
	04/1/2013	(387)	Disposed of to pay taxes for vested grants

Miscellaneous Information Concerning Participants

Other than as set forth in this Annex A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Annex A or the proxy statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

ANNEX B

PROPOSAL 3 TO AMEND SECTION 8.01 OF THE COMPANY’S BYLAWS TO ALLOW STOCKHOLDERS TO AMEND ANY PROVISION OF THE BYLAWS BY MAJORITY VOTE

Section 8.01 Amendments. These by-laws may be amended or repealed by the board of directors pursuant to the certificate of incorporation or by affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal. ~~; provided, however, that the provisions set forth in this Article VIII, in Article II, Sections 2.05 and 2.08 and in Article III, Section 3.13, herein may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of eighty percent (80%) of the stock issued and outstanding and entitled to vote thereon.~~

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ANNEX C

PROPOSAL 4 TO AMEND ARTICLE TWELFTH OF THE CHARTER AND SECTION 3.13 OF THE BYLAWS TO ALLOW STOCKHOLDERS TO REMOVE DIRECTORS BY A MAJORITY VOTE

TWELFTH: Notwithstanding any other provisions of the Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, the Certificate of Incorporation or the By-Laws of the Corporation), any Director or the entire Board of Directors of the Corporation may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of all of the outstanding shares of capital stock of the Corporation entitled to vote on the election of directors at a meeting of stockholders called for that purpose. ~~, except that if the Board of Directors, by an affirmative vote of at least two-thirds (66 2/3%) of the entire Board of Directors, recommends removal of a Director to the stockholders, such removal may be effected by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the corporation entitled to vote on the election of directors at a meeting of stockholders for that purpose.~~

Section 3.13 Removal. Notwithstanding any other provisions of the certificate of incorporation or the by-laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, the certificate of incorporation or the by-laws of the corporation), any director or the entire board of directors of the corporation may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of all of the outstanding shares of capital stock of the corporation entitled to vote on the election of directors at a meeting of stockholders called for that purpose. ~~, except that if the board of directors, by an affirmative vote of at least two-thirds (66 2/3%) of the entire board of directors, recommends removal of a director to the stockholders, such removal may be effected by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the corporation entitled to vote on the election of directors at a meeting of stockholders for that purpose~~.

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ANNEX D

PROPOSAL 5 TO AMEND ARTICLE THIRTEENTH OF THE CHARTER TO ALLOW STOCKHOLDERS TO AMEND ARTICLE TWELFTH BY A MAJORITY VOTE

THIRTEENTH: Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the votes entitled to be cast by all holders of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Articles Tenth~~,~~ or Eleventh ~~or Twelfth~~, provided, that this Article shall not apply to, and such eighty percent (80%) vote shall not be required for, (A) as to Article Tenth, any amendment, repeal or adoption unanimously recommended by the Board of Directors of the Corporation if all of such directors are persons who would be eligible to serve as Unrelated Directors within the meaning of paragraph (C)(7) of Article Tenth, and (B) as to Articles Eleventh ~~and Twelfth~~, any amendment, repeal or adoption unanimously recommended by the Board of Directors of the Corporation.

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ANNEX E

PROPOSAL 6 TO AMEND SECTION 2.05 OF THE BYLAWS TO ALLOW STOCKHOLDERS HOLDING AT LEAST 25 PERCENT OF THE COMMON STOCK OUTSTANDING TO CALL A SPECIAL MEETING

Section 2.05 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of two-thirds of the board of directors or of the holders of at least twenty-five percent (25%) ~~majority~~ of the stock issued and outstanding and entitled to vote on the date such request was received by the corporation. Such request shall state the purpose or purposes of the proposed meeting.

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Bab Evans farms 6TO SUBMIT A PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE AND MARK, SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED 6 X Please mark vote as in this example YOUR VOTE IS IMPORTANT Please take a moment now to submit a proxy to vote your shares of Bob Evans Farms, Inc. common stock at the upcoming annual meeting of stockholders. PLEASE REVIEW THE PROXY STATEMENT AND SUBMIT YOUR PROXY TODAY IN ONE OF THREE WAYS: 1. Submit a proxy by Telephone—Please call toll-free in the U.S. or Canada at 1-866-205-9018, on a touch-tone phone. If outside the U.S. or Canada, call 1-215-521-4898. Please follow the simple instructions. You will be required to provide the unique control number printed below. OR 2. Submit a proxy by Internet—Please access https://www.proxyvotenow.com/bobe, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below. OR 3. Submit a proxy by Mail—If you do not wish to submit a proxy by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Bob Evans Farms, Inc. c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155. 1. Election of the Board’s director nominees: (1) Steven A. Davis (2) Michael J. Gasser (3) Mary Kay Haben (4) E.W. (Bill) Ingram III (5) Cheryl L. Krueger (6) Kathleen S. Lane (7) Eileen A. Mallesch (8) Larry S. McWilliams (9) Kevin M. Sheehan (10) Paul S. Williams 4. Approval of the Board’s proposal to amend Article Twelfth of the Company’s Restated Certificate of Incorporation (the “Charter”) and Section 3.13 of the Bylaws to allow stockholders to remove directors by a majority vote of the outstanding common stock. 5. Approval of the Board’s proposal to amend Article Thirteenth of the Charter to allow stockholders to amend Article Twelfth governing director removal by a majority vote of the outstanding common stock. 6. Approval of the Board’s proposal to amend Section 2.05 of the Bylaws to allow stockholders holding at least 25% of the outstanding common stock to request that the Company call a special meeting. 7. Ratification of the Board’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Your Board unanimously recommends you vote “AGAINST” Proposal 8. 8. Consideration of a stockholder proposal to repeal any provision of the Bylaws enacted after January 28, 2014 that is inconsistent with or disadvantageous to the election of the director nominees of Castlerigg Global Equity Special Event Master Fund, Ltd and certain of its affiliates. FOR ALL NOMINEES FOR ALL EXCEPT NOMINEE(S) WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES Date: (Signature) (Signature, if held jointly) (Title) NOTE: Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, joint owners should each sign. Executors, administrators, trustees, etc., should indicate the capacity in which signing. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person. You may submit a proxy by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet voting instructions authorize the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. (Instruction: To withhold your vote from any individual nominee(s), mark “FOR ALL EXCEPT NOMINEE(S)” and write the name of the nominee(s) from which you wish to withhold below): 2. Approval of the Board’s advisory resolution on executive compensation. 3. Approval of the Board’s proposal to amend Section 8.01 of the Company’s Amended and Restated By-laws (the “Bylaws”) to allow stockholders to amend any provision of the Bylaws by a majority vote of the outstanding common stock. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Your Board unanimously recommends you vote “FOR ALL” the director nominees in Proposal 1 and “FOR” Proposals 2 through 7. No proposal listed hereon is conditioned upon the approval of another proposal. FOR AGAINST ABSTAIN Bab Evans farms

Bab Evans farms PLEASE SUBMIT A PROXY TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO HAVE YOUR SHARES VOTED AT THE ANNUAL MEETING. 6TO SUBMIT A PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE AND MARK, SIGN, DATE AND RETURN IN THE POSTAGE–PAID ENVELOPE PROVIDED 6 THIS WHITE PROXY CARD IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, AUGUST 20, 2014 The undersigned hereby appoints Steven A. Davis, Colin M. Daly and Mark E. Hood, or any of them, as his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of Bob Evans Farms, Inc., a Delaware corporation (the “Company”), to be held at the Bob Evans Farms, Inc. Dan Evans Training Center, 8111 Smith’s Mill Road, New Albany, Ohio 43054, on Wednesday, August 20, 2014, at 8:00 a.m. local time and at any adjournments or postponements thereof, on all matters properly coming before the annual meeting, including but not limited to the matters set forth on the reverse side. You are encouraged to specify your voting instructions on the matters to be voted upon at the annual meeting by marking the appropriate boxes on the reverse side. This proxy, when properly executed and returned, will be voted in the manner directed by the undersigned stockholder. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The undersigned hereby acknowledges receipt of the proxy statement and the Company’s annual report to stockholders. The undersigned hereby revokes all proxies previously given to vote at the annual meeting or any adjournments or postponements thereof. IF PROPERLY EXECUTED THIS PROXY WILL BE VOTED FOR ALL THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD, FOR PROPOSALS 2 THROUGH 7, AND AGAINST PROPOSAL 8 UNLESS A CONTRARY VOTE IS INDICATED, IN WHICH CASE THE PROXY WILL BE VOTED AS DIRECTED. (continued and to be signed and dated, on the reverse side) WHITE PROXY Bab Evans farms